The information in this prospectus supplement and the prospectus is not complete and may be changed. This prospectus supplement and the prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424 (b)(2)
Registration Nos. 333-187692 and 333-187692-01 through -05

Subject to Completion, dated June 10, 2013

Prospectus Supplement to Prospectus, dated June 7, 2013

$

FirstEnergy Ohio PIRB Special Purpose Trust 2013

Issuing Entity

Pass-Through Trust Certificates

CEI Funding LLC	OE Funding LLC	TE Funding LLC

Issuers of the Phase-In-Recovery Bonds

The Cleveland Electric Illuminating Company

Ohio Edison Company	The Toledo Edison Company

Sponsors, Sellers, Initial Servicers and Depositors

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Certificate Interest Rate		Price to Public		Underwriting Discounts and Commissions		Proceeds to Issuing Entity (Before Expenses)		Scheduled Final Payment Date	Final Maturity Date
A-1		$		%		%		%		%
A-2		$		%		%		%		%
A-3		$		%		%		%		%

The total price to the public is $         . The total amount of the underwriting discounts and commissions is $         . The total amount of proceeds to the issuing entity after underwriting discounts and commissions and before deduction of expenses is $        .

Investing in the pass-through trust certificates involves risks. Please read “Risk Factors” beginning on page 16 of the accompanying prospectus.

FirstEnergy Ohio PIRB Special Purpose Trust 2013, referred to herein as the issuing entity, is offering $         of pass-through trust certificates in three tranches, designated A-1, A-2 and A-3, referred to herein as the certificates. The certificates will represent fractional undivided beneficial interests in the phase-in-recovery bonds, collectively referred to herein as the bonds, of CEI Funding LLC, a wholly-owned subsidiary of The Cleveland Electric Illuminating Company, OE Funding LLC, a wholly-owned subsidiary of Ohio Edison Company, and TE Funding LLC, a wholly-owned subsidiary of The Toledo Edison Company and other specified property of the issuing entity constituting trust property. CEI Funding LLC, OE Funding LLC and TE Funding LLC are collectively referred to herein as the bond issuers. The bonds will be 100% owned by the issuing entity. The issuing entity will grant to the certificate trustee, for the benefit of the certificateholders, a lien on the bonds of each bond issuer and other trust property. The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company are the sellers of the phase-in-recovery properties (described below) and will serve as the initial servicers with regard to the bonds.

Each of the bonds will be secured primarily by the right to impose, charge and collect irrevocable nonbypassable usage-based charges payable by retail electric customers in the service territories of The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company, as the case may be. Each of the bonds will be a non-recourse obligation of CEI Funding LLC, OE Funding LLC or TE Funding LLC, as the case may be. Neither the bonds nor the certificates will be legal obligations of CEI, OE or TE, as the sponsors, sellers, initial servicers and depositors.

Payment on the bonds of each bond issuer and thus payment on the certificates will be supported by credit enhancement consisting principally of a semiannual true-up adjustment of phase-in-recovery charges intended to ensure recovery of amounts sufficient to timely pay scheduled principal and interest and other approved financing costs and amounts available in the capital subaccount under each bond indenture to the extent there are insufficient funds in the general subaccount and excess funds subaccount to pay interest and principal on the bonds.

Neither the certificates, the bonds nor the phase-in-recovery property securing the bonds is an obligation of the State of Ohio, the Public Utilities Commission of Ohio, or any political subdivision, governmental agency, authority or instrumentality of the State of Ohio or of FirstEnergy Corp., The Cleveland Electric Illuminating Company, Ohio Edison Company or The Toledo Edison Company or any of their respective affiliates, except for the bond issuers and the issuing entity.

Neither the full faith and credit nor the taxing power of the State of Ohio, nor the Public Utilities Commission of Ohio, nor any political subdivision, agency, authority or instrumentality of the State of Ohio is pledged to the payment of principal of, or interest on, the certificates or the bonds, or the payments securing the bonds. Furthermore, neither the State of Ohio, nor the Public Utilities Commission of Ohio, nor any political subdivision, agency, authority or instrumentality of the State of Ohio will appropriate any funds for the payment of any of the certificates or the bonds.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters expect to deliver the certificates through the book-entry facilities of The Depository Trust Company against payment in immediately available funds on or about                     , 2013. Each certificate will be entitled to interest on             and             of each year. The first scheduled payment date is                     , 2013. Interest will accrue from                     , 2013 and must be paid by the purchaser if the certificates are delivered after that date. There currently is no secondary market for the certificates, and we cannot assure you that one will develop.

Joint Bookrunning Managers

Citigroup	Credit Agricole Securities	Goldman, Sachs & Co.

Co-Managers

Barclays	BofA Merrill Lynch	RBS

Prospectus Supplement dated                     , 2013

PROSPECTUS SUPPLEMENT

S-i

PROSPECTUS

Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in the offering described in this prospectus supplement, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

S-ii

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about us, the certificates, the bonds, the bond issuers and The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company, as the Ohio Companies, sponsors, sellers, initial servicers and depositors.

The specific terms of the certificates are contained in this prospectus supplement. The accompanying prospectus provides general information about the certificates. You should read both of these documents in full before buying the certificates.

References in this prospectus supplement and the accompanying prospectus to the terms we, us, our or the issuing entity mean FirstEnergy Ohio PIRB Special Purpose Trust 2013, the entity which will issue the certificates. References to the pass-through trust certificates or the certificates, unless the context otherwise requires, means the trust certificates offered pursuant to this prospectus supplement. References to the certificateholders or the holders, unless the context otherwise requires, means the registered holders of the certificates. References to the bond issuers refer to CEI Funding LLC, OE Funding LLC and TE Funding LLC, as the case may be. References to the phase-in-recovery bonds or the bonds refer to the phase-in-recovery bonds issued by the bond issuers. The Ohio Companies are also sometimes referred to respectively as CEI, OE and TE. FirstEnergy Corp., the parent of the Ohio Companies, is referred to herein and in the accompanying prospectus as FirstEnergy. References to the Securitization Act refer to Sections 4928.23 through 4928.2318 of the Ohio Revised Code, passed by the Ohio House of Representatives and the Ohio Senate in December 2011, and effective March 2012, which Securitization Act created the regulatory structure that allows electric utilities to issue bonds to securitize certain phase-in costs. Unless the context otherwise requires, the term customer or retail customer means a retail end user of electricity and related services provided by a retail electric service provider via the transmission and distribution system of an electric distribution utility. References to the Ohio commission or the PUCO refer to the Public Utilities Commission of Ohio. You can find a glossary of certain defined terms used in this prospectus supplement and the accompanying prospectus on page 110 of the accompanying prospectus.

We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions.

You should rely only on information about the certificates provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the certificates in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

S-iii

SUMMARY OF THE TERMS

The following section is a summary of selected information and will not provide you with all the information you will need to make your investment decision. You will find a detailed description of the offering of the certificates following this summary. To understand all of the terms of this offering of the certificates, carefully read the entire prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus contain terms, appearing in bold text at their first usage, that are specific to the regulated utility industry and to the certificates and may be technical in nature. Please refer to the Glossary of Defined Terms.

Securities Offered	$ FirstEnergy Ohio PIRB Special Purpose Trust 2013 Pass-Through Trust Certificates. The certificates offered will be issued in three tranches, tranche A-1, tranche A-2 and tranche A-3. No other tranches will be offered in this transaction.

Each tranche of certificates will represent fractional undivided beneficial interests in the bonds of each of the bond issuers and other trust property. Holders of each tranche of certificates will receive payments received by the issuing entity on the corresponding tranche of bonds of each bond issuer, which will be the primary source of distributions on a tranche of certificates. Please read “Description of the Certificates” and “Description of the Bonds” in this prospectus supplement and the accompanying prospectus. The issuing entity will be the initial sole holder of all of the bonds. While it is expected that the issuing entity will be at all times the sole holder of all of the bonds, it is possible that one or more bonds could be sold as a result of an event of default.

Issuing Entity and Capital Structure	FirstEnergy Ohio PIRB Special Purpose Trust 2013.

The issuing entity was formed by the bond issuers on May 7, 2013 specifically for the purpose of purchasing the bonds from the bond issuers and issuing the certificates offered hereby. The issuing entity is a Delaware statutory trust. The principal assets of the issuing entity will be the bonds. The declaration of trust does not permit the issuing entity to engage in any activities other than acquiring the bonds, holding the bonds, issuing the certificates and engaging in other related activities. The issuing entity may not issue additional certificates other than in connection with transfers, exchanges or replacements permitted under the certificate indenture.

Each bond issuer will be capitalized by an upfront cash deposit by CEI, in the case of CEI Funding LLC, OE, in the case of OE Funding LLC and TE, in the case of TE Funding LLC, of 0.50% or, in the case of TE Funding LLC, 1.75% of the initial principal amount of the bonds of the related bond issuer (to be held in the capital subaccount) and will have an excess funds subaccount to retain, until the next payment date, any amounts collected remaining after all payments on the bonds have been made (and otherwise in accordance with the priority of payments). Please read “How Funds In The Collection Account Will Be Allocated” in this prospectus supplement.

Relationship with the PUCO	Pursuant to the financing order:

•	the PUCO or its designated representative has a decision-making role co-equal with the sponsors with respect to the structuring and pricing of the certificates and all matters related to the structuring and pricing of the certificates will be determined through a joint decision of the sponsors and the PUCO or its designated representative or financial advisor;

•

the PUCO’s financial advisor will participate fully in all plans and decisions related to the pricing, marketing and structuring of the bonds and certificates and will be provided timely information as necessary to fulfill its obligation to advise the PUCO in a timely manner but makes no representations as to any of the information contained herein; and

•	the servicers will file periodic adjustments to the phase-in- recovery charges with the PUCO on our and the bond issuers’ behalf.

The bond issuers have agreed that certain reports concerning phase-in-recovery charge collections will be provided to the PUCO.

Our Address	c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Our Telephone Number	(800) 736-3402

Bond Issuers	CEI Funding LLC, or CEI Funding, OE Funding LLC, or OE Funding, and TE Funding LLC, or TE Funding. The address of the bond issuers is c/o FirstEnergy Service Company, 76 South Main Street, Akron, Ohio 44308. The telephone number of the bond issuers is (800) 736-3402.

Trustees	U.S. Bank Trust National Association, a national banking association, will serve as the Delaware trustee of the issuing entity and U.S. Bank National Association, a national banking association, will serve as trustee under the certificate indenture and each bond indenture. Please read “The Trustees” in this prospectus supplement for a description of certain of the trustee’s relevant prior experience and “The Trustees” in the accompanying prospectus for a description of the trustee’s duties and responsibilities as certificate trustee under the certificate indenture and as bond trustee under each bond indenture. The Ohio Companies will serve as administrative trustees of the issuing entity under the declaration of trust.

Purpose of the Offering	The issuance of the bonds and the certificates is intended to enable the sponsors to recover certain previously approved costs, referred to as phase-in costs, on terms more favorable to customers than would be achievable through the recovery methods previously approved by the PUCO. Please read “The Securitization Act” in the accompanying prospectus.

Phase-In-Recovery Property	The phase-in-recovery property of each bond issuer generally consists of its irrevocable right to impose, charge and collect nonbypassable usage-based phase-in-recovery charges from retail electric customers in its sponsor’s service territory. Each bond issuer will purchase its phase-in-recovery property from its seller. See “The Phase-In- Recovery Property” in this prospectus supplement and “Description of the Phase-In-Recovery Property” in the accompanying prospectus.

Sponsors, Sellers, Initial Servicers and Depositors	The Cleveland Electric Illuminating Company, or CEI, is a public electric utility, which provides regulated electric distribution services in northeastern Ohio, and a wholly-owned subsidiary of FirstEnergy.

Ohio Edison Company, or OE, is a public electric utility, which provides regulated electric distribution services in central and northeastern Ohio, and a wholly-owned subsidiary of FirstEnergy.

The Toledo Edison Company, or TE, is a public electric utility, which provides regulated electric distribution services in northwestern Ohio, and a wholly-owned subsidiary of FirstEnergy.

Each of the Ohio Companies has an address at 76 South Main Street, Akron, Ohio 44308. The telephone number of the sponsors, sellers, initial servicers and depositors is (800) 736-3402.

CEI, OE and TE, acting as the initial servicers, and any successor servicer(s), referred to in this prospectus supplement and the accompanying prospectus as the servicers, will service the phase-in-recovery property securing the bonds under separate servicing agreements with the bond issuers. Please read “Servicing” and “The Sponsors, Sellers, Initial Servicers and Depositors” in the accompanying prospectus.

None of the Ohio Companies, FirstEnergy or any of their respective affiliates (other than the bond issuers and the issuing entity) is an obligor on the bonds or the certificates.

Servicing Fees	Each servicer will be entitled to receive an annual servicing fee in an amount equal to 0.10% of the initial principal balance of the bonds of the applicable bond issuer. If any servicer is replaced by a non-utility successor servicer, such non-utility successor servicer may be paid a servicing fee of up to 0.75% per year of the initial principal balance of the applicable bonds.

Each bond trustee will pay the unpaid servicing fees semiannually on each payment date to the extent of available funds prior to the distribution of any interest on and principal of its bonds.

Expected Settlement	, 2013, settling flat. DTC, Clearstream and Euroclear.

State of Ohio Pledge	The Securitization Act contains a pledge and agreement by the State of Ohio with the bondholders and bond issuers that the State of Ohio will not take or permit any action that impairs the value of phase-in-recovery property under a financing order or revises the phase-in-costs for which recovery is authorized under a financing order or, except for the approved adjustment mechanism authorized in a financing order and allowed under the Securitization Act, reduce, alter or impair phase-in-recovery charges until the bonds, all financing costs and all amounts to be paid under any ancillary agreement are paid or performed in full. The PUCO invoked this pledge on behalf of the State of Ohio in the financing order.

Optional Redemption	Neither the certificate indenture nor the bond indentures permit an optional redemption of the certificates or the bonds, respectively.

Minimum Denomination of the Certificates	$100,000 or integral multiples of $1,000 in excess thereof except for one certificate of each tranche, which may be of a smaller denomination.

Ratings	We expect the bonds and the certificates will receive credit ratings from three nationally recognized statistical rating organizations, or NRSROs. Please see “Ratings” in this prospectus supplement.

Initial Phase-In-Recovery Charges as a Portion of Customers Total Electricity Bill	Phase-in-recovery charges are nonbypassable in that such charges cannot be avoided by any customer or other person obligated to pay the charges. Subject to the methodology approved in the financing order, the phase-in-recovery charges will apply to all retail electric customers of CEI, OE and TE, as the case may be, for as long as they remain retail customers of such electric distribution utility. If a customer of the electric distribution utility purchases electric generation service from a competitive retail electric service provider, the electric distribution utility is authorized by the Securitization Act to collect the phase-in-recovery charges directly from that customer.

The phase-in-recovery charges are separate and apart from CEI’s, OE’s and TE’s base rates, and are subject to adjustment semiannually (other than the initial adjustment, which will be completed within 12 months after the issuance date of the bonds, and adjustments during the period commencing with the start of the last year that the last maturing tranche of bonds of each bond issuer is expected to be outstanding and ending with the final maturity date, in which case adjustments as frequently as monthly may be necessary). See “Phase-In-Recovery Property” in this prospectus supplement and “Description of the Phase-In-Recovery Property—Adjustments to the Phase-In-Recovery Charges” in the accompanying prospectus.

CEI customers are expected to have estimated initial phase-in-recovery charges of cents/kWh resulting in an estimated monthly cost of $ for the typical residential bill (1,000 kWh), which represents approximately % of such monthly residential bill. Under current recovery methods, a 1,000 kWh residential customer would pay on average an estimated total monthly charge of cents/kWh resulting in a monthly cost of $ .

OE customers are expected to have estimated initial phase-in-recovery charges of cents/kWh resulting in an estimated monthly cost of $ for the typical residential bill (1,000 kWh), which represents approximately % of such monthly residential bill. Under current recovery methods, a 1,000 kWh residential customer would pay on average an estimated total monthly charge of cents/kWh resulting in a monthly cost of $ .

TE customers are expected to have estimated initial phase-in-recovery charges of cents/kWh resulting in an estimated monthly cost of $ for the typical residential bill (1,000 kWh), which represents approximately % of such monthly residential bill. Under current recovery methods, a 1,000 kWh residential customer would pay on average an estimated total monthly charge of cents/kWh resulting in a monthly cost of $ .

The amounts shown above are dependent on a number of assumptions and based on estimates and market conditions as of , 2013. Such amounts will also periodically change throughout the recovery period in accordance with the approved adjustment mechanism described in the accompanying prospectus.

True-Up Adjustment Mechanism for Payments on the Bonds and other Financing Costs	Please read “Credit Enhancement” in this prospectus supplement and “Prospectus Summary—Adjustments to the Phase-In-Recovery Charges” and “Description of the Phase-In-Recovery Property—Adjustments to the Phase-In-Recovery Charges” in the accompanying prospectus.

Pursuant to the Securitization Act, the PUCO provided a description in the financing order of the adjustment mechanism to be used in the imposition, charging and collection of the phase-in-recovery charges, such phase-in-recovery charges to be reviewed and adjusted semiannually as provided in the financing order, based on estimates of consumption for each customer class and other mathematical factors. The PUCO’s review of these requests is limited to determining whether there is any mathematical error in the servicer’s application of the adjustment mechanism to the phase-in-recovery charges, including the calculation of any proportionate charges allocated to governmental aggregation customers as directed in the financing order. Such adjustments will become automatically effective 60 days after the request is submitted unless otherwise ordered by the PUCO.

Priority of Payments	Please read “How Funds In The Collection Account Will Be Allocated” in this prospectus supplement for a description of how funds will be allocated under each bond issuer’s bond indenture.

Except as noted below, to the extent funds are available (and subject to the priority of payments), each bond issuer will pay principal in respect of its bonds on each payment date in the following order of priority: first, to the holders of tranche A-1 bonds until the principal balance of that tranche is paid in full, second, to the holders of tranche A-2 bonds until the principal balance of that tranche is paid in full, and third, to the holders of tranche A-3 bonds until the principal balance of that tranche is paid in full.

•

So long as no event of default has occurred and is continuing, a bond issuer will not pay principal on a payment date of any tranche of bonds if making the payment would reduce the principal balance of that tranche to an amount lower than that specified in the expected amortization schedule for that tranche on that payment date.

•

Payments of principal due and payable on the bonds of a bond issuer as a result of an event of default (and assuming all bonds have been declared immediately due and payable), or upon final maturity, will be paid pro rata in accordance with that bond issuer’s bond indenture. See “Description of the Bonds” in this prospectus supplement and in the accompanying prospectus.

•

Proceeds received by the certificate trustee from the sale of any bond or recoveries received by the certificate trustee as a result of the institution of certain judicial proceedings by the certificate trustee, in each case as a result of an event of default and subject to the terms of the certificate indenture, will be applied (after the payment of any interest owed on the certificates) to due and unpaid principal pro rata on each tranche of certificates based on the respective outstanding principal amount of the certificates of each tranche. See “Description of the Certificates—Events of Default” in the accompanying prospectus.

Use of Proceeds	The issuing entity will use the entire proceeds received from the sale of the certificates, net of underwriting discounts, to purchase the bonds from the bond issuers. Each bond issuer will use the net proceeds from the sale of its bonds to pay its share of the expenses of the issuance and sale of the bonds and the certificates and to purchase the phase-in-recovery property from its seller. The sellers will use the net proceeds from the sale of the phase-in-recovery properties primarily to repay outstanding debt. Net proceeds may also be used by any seller for other general corporate purposes to the extent set forth in the financing order.

Up-front expenses incurred in connection with issuance and sale of the bonds and the certificates and the selection and acquisition of the phase-in-recovery property, net of underwriting discounts and expenses of $                , are expected to be approximately $                . An aggregate of approximately $300,000 of such expenses are payable to the servicers in connection with set-up costs of such servicers, including costs incurred in connection with establishing the bond issuers and issuing entity and setting up the necessary information technology systems, processes and reports. In

addition, approximately $                 of such expenses are payable to an underwriter who previously acted as structuring advisor for the transaction as described under “Underwriting” in this prospectus supplement.

Security / Credit Enhancement	Each tranche of certificates will represent fractional undivided beneficial interests in the bonds of each of the bond issuers and other trust property. The issuing entity will grant to the certificate trustee, for the benefit of the certificateholders, a lien on the bonds of each of the bond issuers and other trust property. See “Description of the Certificates” in this prospectus supplement and in the accompanying prospectus. The bonds issued by each bond issuer will be secured primarily by the phase-in-recovery property of such bond issuer, which will generally consist of its irrevocable right to impose, charge and collect nonbypassable usage-based phase-in-recovery charges from retail electric customers in its sponsor’s service territory. Credit enhancement for the bonds, through a true-up adjustment mechanism and capital subaccount, is intended to protect against losses or delays in scheduled payments on the bonds and accordingly, the certificates. Please read “The Phase-In-Recovery Property” and “Credit Enhancement” in this prospectus supplement, as well as “The Securitization Act” and “Description of the Phase-In-Recovery Property” in the accompanying prospectus.

Tax Status of the Certificates	For federal income tax purposes, the issuing entity will be treated as a “grantor trust,” and thus not taxable as a corporation, and each tranche of certificates will be treated as representing ownership of fractional undivided beneficial interests in the bonds of each of the bond issuers and other trust property. Interest and original issue discount, if any, on the certificates, and any gain on the sale of the certificates, generally will be included in gross income of certificateholders for federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.” Interest on the certificates and any profit on the sale of the certificates are subject to Ohio personal income taxes. For taxpayers other than a limited class of financial institutions, Ohio does not currently impose a personal property tax to which the certificates would be subject. See “Ohio State Taxation” in the accompanying prospectus.

ERISA	See “Certain ERISA and Other Considerations,” which begins on page 104 of the accompanying prospectus.

Payment Dates and Interest Accrual

Interest will be distributed on the certificates semiannually, on January 15 and July 15. The first scheduled interest and principal distribution date is January 15, 2014. If any interest distribution date is not a business day, distributions scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period. On each distribution date, the certificate trustee will distribute interest on and principal of the certificates to the extent interest and principal is received on the corresponding tranches of bonds to the holders of each tranche of certificates as of the close of business on the record date. Interest on the bonds will be calculated on a 30/360 basis. See “Description of the Certificates” and “Description of the Bonds” in this prospectus supplement and the accompanying prospectus.

Interest is due on each distribution date and principal is due upon the final maturity date for each tranche of certificates.

Scheduled Final Distribution and Payment Dates; Final Maturity Dates	The scheduled final distribution dates and final maturity dates of each tranche of certificates are listed below:

Tranche	Scheduled Final Distribution Date	Final Maturity Date
A-1
A-2
A-3

The scheduled final payment dates and final maturity dates of each tranche of bonds are listed below:

Tranche	Scheduled Final Payment Date	Final Maturity Date
A-1
A-2
A-3

Continuing Disclosure	Each bond issuer will or will cause its sponsor to, post on http://www.firstenergycorp.com/investor, a collective website to be used by all bond issuers, periodic reports containing the information required by the related bond indenture (which will include reports and other information required to be filed with the SEC and information regarding the phase-in-recovery charges). See “Description of the Bonds—Website Disclosure” in the accompanying prospectus.

Information available on FirstEnergy’s website, other than the reports and other information we, the bond issuers or the sponsors, solely in their capacity as sponsors, are required to file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, does not constitute a part of this prospectus supplement or the accompanying prospectus.

Events of Default	Events of default under each of the bond indentures include a default in the payment of interest on the applicable bonds and a default in the payment of unpaid principal on the final maturity date. An event of default under any of the bond indentures will constitute an event of default under the certificate indenture. Please read “Description of the Bonds—Bond Events of Default; Rights on Bond Event of Default” and “Description of the Certificates—Events of Default” in the accompanying prospectus. An event of default in respect of the bonds of one bond issuer will not constitute an event of default with respect to the bonds of any other bond issuers.

Risk Factors	You should carefully consider the risk of investing in the certificates. See “Risk Factors,” which begins on page 16 of the accompanying prospectus.

DESCRIPTION OF THE CERTIFICATES

The certificates issued by the issuing entity will represent fractional undivided beneficial interests in the bonds of CEI Funding, OE Funding and TE Funding, and other trust property. The issuing entity will grant to the certificate trustee, for the benefit of the certificateholders, a lien on the bonds of each of the bond issuers and other trust property. Each tranche of CEI Funding bonds, OE Funding bonds and TE Funding bonds will have the same interest rate, scheduled final distribution date and final maturity date as the related tranche of certificates. Taken together, the tranches of bonds of each of the bond issuers corresponding to a tranche of certificates will have the same aggregate principal amount and expected amortization schedule as that tranche of certificates. See “Description of the Bonds.” The issuing entity will issue the certificates in minimum denominations of $100,000 or in integral multiples of $1,000 in excess thereof except for one certificate of each tranche, which may be of a smaller denomination. The initial principal amounts, the interest rates, the scheduled final distribution dates and final maturity dates of the certificates of each tranche are listed below:

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Certificate Interest Rate		Scheduled Final Distribution Date	Final Maturity Date
A-1		$		%
A-2		$		%
A-3		$		%

The scheduled final distribution date for a tranche of certificates is the date when the issuing entity expects to receive in full all interest on, and principal of, the corresponding tranche of bonds of each of the bond issuers, and distribute such amounts as payment of all interest on, and principal of, that tranche of certificates. The final maturity date for a tranche of certificates is the legal maturity date of that tranche. The failure to distribute the portion of principal of any tranche of certificates representing principal of either the CEI Funding bonds, the OE Funding bonds or the TE Funding bonds in full by the final maturity date for that tranche is an event of default with respect to the bonds of the defaulting bond issuer, and, if that occurs, the certificate trustee may vote all, and upon the written direction of the holders of at least a majority (greater than 50%) in principal amount of all outstanding certificates, will vote a corresponding majority, of the bonds of the defaulting bond issuer in favor of declaring the unpaid principal amount of all such bonds and accrued interest thereon to be due and payable. A foreclosure on the phase-in-recovery property securing the bonds of a defaulting bond issuer upon the acceleration of the unpaid principal amount of the bonds of such defaulting bond issuer may be an inadequate remedy due to the limited market for phase-in recovery property. See “Risk Factors—Risks Related to Limited Source of Payments and Credit Enhancement—You could experience payment delays or losses as a result of limited sources of payment for the certificates and limited credit enhancement” in the accompanying prospectus. A default on the bonds of one bond issuer will not constitute a default with respect to the bonds of any other bond issuer or the certificates to the extent that they represent fractional undivided interests in the bonds of any non-defaulting bond issuer. See “Description of the Certificates—Events of Default” in the accompanying prospectus.

The fees and expenses related to retirement of the certificates will be allocated to the bond issuers pro rata based on the original principal amount of the bonds of each bond issuer.

Distributions and Allocations

Interest on each tranche of certificates will accrue from its issuance date at the interest rate listed in the preceding table. The certificate trustee is required to make distributions of interest on and principal of the certificates semiannually on January 15 and July 15 (or, if any distribution date is not a business day, the following business day) of each year, beginning on January 15, 2014. On each distribution date, the certificate trustee will distribute interest on and principal of the certificates to the extent interest and principal is received on the corresponding tranches of bonds to the holders of each tranche of certificates as of the close of business on the record date. The record date for any distribution of interest on, and principal of, the certificates will be the business day immediately before the distribution date. Each distribution date will also be a payment date for interest on, and principal of, the bonds. The certificate trustee is scheduled to receive payments of interest on and principal of the bonds of each of the bond issuers on each payment date. The bond trustees will make payments on the bonds of the bond issuers on any payment date as described under “How Funds In The Collection Account Will Be Allocated,” “Description of the Bonds—Interest” and “Description of the Bonds—Principal” in this prospectus supplement and “Description of the Bonds—Allocations and Payments” in the accompanying prospectus. After paying interest, to the extent funds are available, each bond issuer will pay principal in respect of its bonds on each payment date in the following order of priority: first, to the holders of the tranche A-1 bonds until the principal balance of that tranche is paid in full, second, to the holders of the tranche A-2 bonds until the principal balance of that tranche is paid in full, and third, to the holders of the tranche A-3 bonds until the principal balance of that tranche is paid in full; provided that a bond issuer will not pay principal on a payment date of any tranche of bonds if making the payment would reduce the principal balance of that tranche to an amount lower than that specified in the expected amortization schedule for that tranche on that payment date. See “Description of the Bonds—Principal.” Payments of principal due and payable on the bonds of a bond issuer as a result of an event of default (and assuming all bonds have been declared immediately due and payable), or upon final maturity, will be paid pro rata based on the respective principal amounts of such bonds. See “Description of the Bonds” in this prospectus supplement and in the accompanying prospectus. Proceeds received by the certificate trustee from the sale of any bond or recoveries received by the certificate trustee as a result of the institution of certain judicial proceedings by the certificate trustee, in each case as a result of an event of default and subject to the terms of the certificate indenture, will be applied (after the payment of any interest owed on the certificates) to due and unpaid principal pro rata on each tranche of certificates based on the respective outstanding principal amount of the certificates of each tranche. See “Description of the Certificates—Events of Default” in the accompanying prospectus.

DESCRIPTION OF THE BONDS

Each of CEI Funding, OE Funding and TE Funding will issue and sell its respective bonds to the issuing entity, in each case, in exchange for an allocable portion (based on the aggregate principal amount of the bonds of each bond issuer) of the net proceeds from the sale of the certificates by the issuing entity. Each tranche of bonds of CEI Funding, OE Funding and TE Funding will provide funds for the payment of an allocable portion of the related tranche of certificates and will have the same interest rate, scheduled maturity date and final maturity date as the related tranche of certificates. Taken together, the tranches of bonds of each of the bond issuers corresponding to a tranche of certificates will have the same aggregate principal amount and expected amortization schedule as the corresponding tranche of certificates.

The bonds will consist of the following tranches, in the initial principal amounts and bearing the interest rates and having the scheduled maturity dates and final maturity dates listed below:

CEI Funding LLC

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Bond Interest Rate		Scheduled Final Payment Date	Final Maturity Date
A-1		$		%
A-2		$		%
A-3		$		%

OE Funding LLC

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Bond Interest Rate		Scheduled Final Payment Date	Final Maturity Date
A-1		$		%
A-2		$		%
A-3		$		%

TE Funding LLC

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Bond Interest Rate		Scheduled Final Payment Date	Final Maturity Date
A-1		$		%
A-2		$		%
A-3		$		%

The scheduled final payment date for a tranche of bonds is the final date by which the bond issuer expects to distribute in full all interest on, and principal of, that tranche of bonds. The final maturity date for a tranche of bonds is the legal maturity date of that tranche.

Interest

Interest on each tranche of bonds will accrue from its issuance date at the interest rate listed in the preceding table. The bond issuers are required to pay interest to the issuing entity semiannually on January 15 and July 15 (or, if any payment date is not a business day, the following business day) of each year, beginning on January 15, 2014.

The bond issuers will pay interest on the bonds prior to paying principal of the bonds. See “Description of the Bonds—Allocations and Payments” in the accompanying prospectus.

On each payment date, each bond issuer will pay interest as follows:

•

if there has been a payment default in respect of any tranche of the bonds of the bond issuer, any unpaid interest payable on any prior payment dates, together with, to the extent lawful, interest at the applicable bond interest rate on any of this unpaid interest; and

•

accrued interest on the principal balance of each tranche of bonds of the bond issuer as of the close of business on the preceding payment date, or the date of the original issuance of the tranche of bonds, if applicable, after giving effect to all payments of principal made on the preceding payment date, or the date of the original issuance of the tranche of bonds, if applicable.

If there is a shortfall in the amounts necessary to make these interest payments, the related bond trustee will distribute interest pro rata on each such tranche of bonds of the related bond issuer based on the respective amounts of interest owed on the bonds of each such tranche. The distributions to the certificateholders of the corresponding tranches will be reduced by an amount equal to the shortfalls in respect of the corresponding tranches of bonds.

The bond issuers will calculate interest on the basis of a 360-day year of twelve 30-day months.

Principal

After paying interest as described above, to the extent funds are available, each bond issuer will pay principal in respect of its bonds on each payment date in the following order of priority:

(1)	to the holders of the A-1 bonds, until the principal balance of that tranche has been reduced to zero;

(2)	to the holders of the A-2 bonds, until the principal balance of that tranche has been reduced to zero; and

(3)	to the holders of the A-3 bonds, until the principal balance of that tranche has been reduced to zero.

A bond issuer will not pay principal, however, on a payment date of any tranche of bonds if making the payment would reduce the principal balance of that tranche to an amount lower than that specified in the expected amortization schedule for that tranche on that payment date. If an event of default under the bond indenture applicable to a bond issuer has occurred and is continuing, the bond trustee may declare the unpaid principal amount of all outstanding bonds of that bond issuer and accrued interest on such bonds to be due and payable. Payments of principal due and payable on the bonds of a bond issuer as a result of an event of default (and assuming all bonds have been declared immediately due and payable), or upon final maturity, will be paid pro rata based on the respective principal amounts of such bonds. An event of default under the bond indenture of one bond issuer will not constitute an event of default under the bond indenture of any other bond issuer.

The following expected amortization schedules list the scheduled outstanding principal balance for each tranche of bonds of the bond issuers on each payment date from the issuance date to the scheduled maturity date, after giving effect to the payments expected to be made on the payment dates. In preparing the following tables, we have assumed, among other things, that:

•	the bonds are issued on , 2013;

•	payments on the bonds are made on each payment date, commencing , 2013;

•	annual servicing fee will equal 0.10% of the initial principal amount of the bonds of the respective bond issuers;

•	there are no earnings on amounts on deposit in the collection accounts;

•	annual operating expenses are not expected to exceed $270,000 in the case of CEI Funding, $210,000 in the case of OE Funding, and $50,000 in the case of TE Funding, including the administration fee,

which, as to each administrator is expected to be its pro rata portion, based on bond issuance amount, of $100,000, payable semiannually, amounts owed to the bond trustee, the Delaware trustee and the certificate trustee (which is not expected to exceed in the aggregate $3,000 per year in the case of CEI Funding, $3,000 per year in the case of OE Funding and $3,000 per year in the case of TE Funding) and amounts owed to the independent directors of each bond issuer (which is not expected to exceed in the aggregate $2,000 per year in the case of CEI Funding, $2,000 per year in the case of OE Funding and $2,000 per year in the case of TE Funding); and

•	collections from phase-in-recovery charges are deposited in the collection accounts of the bond issuers as expected.

EXPECTED AMORTIZATION SCHEDULES

Outstanding Bond Balances

CEI Funding LLC

Semiannual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$	$	$
Date

Closing Date	$	$	$
1/2014
7/2014
1/2015
7/2015
1/2016
7/2016
1/2017
7/2017
1/2018
7/2018
1/2019
7/2019
1/2020
7/2020
1/2021
7/2021
1/2022
7/2022
1/2023
7/2023
1/2024
7/2024
1/2025
7/2025
1/2026
7/2026
1/2027
7/2027
1/2028
7/2028
1/2029
7/2029
1/2030
7/2030
1/2031
7/2031
1/2032
7/2032
1/2033
7/2033
1/2034
7/2034
1/2035
7/2035

OE Funding LLC

Semiannual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$	$	$
Date

Closing Date	$	$	$
1/2014
7/2014
1/2015
7/2015
1/2016
7/2016
1/2017
7/2017
1/2018
7/2018
1/2019
7/2019
1/2020
7/2020
1/2021
7/2021
1/2022
7/2022
1/2023
7/2023
1/2024
7/2024
1/2025
7/2025
1/2026
7/2026
1/2027
7/2027
1/2028
7/2028
1/2029
7/2029
1/2030
7/2030
1/2031
7/2031
1/2032
7/2032
1/2033
7/2033
1/2034
7/2034
1/2035
7/2035

TE Funding LLC

Semiannual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$	$	$
Date

Closing Date	$	$	$
1/2014
7/2014
1/2015
7/2015
1/2016
7/2016
1/2017
7/2017
1/2018
7/2018
1/2019
7/2019
1/2020
7/2020
1/2021
7/2021
1/2022
7/2022
1/2023
7/2023
1/2024
7/2024
1/2025
7/2025
1/2026
7/2026
1/2027
7/2027
1/2028
7/2028
1/2029
7/2029
1/2030
7/2030
1/2031
7/2031
1/2032
7/2032
1/2033
7/2033
1/2034
7/2034
1/2035
7/2035

Outstanding Certificate Balances

FirstEnergy Ohio PIRB Special Purpose Trust 2013

Semiannual Distribution Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$	$	$
Date

Closing Date	$	$	$
1/2014
7/2014
1/2015
7/2015
1/2016
7/2016
1/2017
7/2017
1/2018
7/2018
1/2019
7/2019
1/2020
7/2020
1/2021
7/2021
1/2022
7/2022
1/2023
7/2023
1/2024
7/2024
1/2025
7/2025
1/2026
7/2026
1/2027
7/2027
1/2028
7/2028
1/2029
7/2029
1/2030
7/2030
1/2031
7/2031
1/2032
7/2032
1/2033
7/2033
1/2034
7/2034
1/2035
7/2035

We cannot assure you that the principal balances of the tranches of bonds of any of the bond issuers, and the related tranches of certificates, will be amortized according to the tables above. The actual amortization of principal may be slower (but cannot be faster) than that indicated in the tables. See “Risk Factors” in the accompanying prospectus for various factors that may, individually or in the aggregate, affect the expected amortization of the principal balances of any tranches of bonds and the related tranches of certificates.

On each payment date, the trustee will make principal payments on the bonds to the extent the principal balance of each tranche of the bonds exceeds the amount indicated for that payment date in the tables above and to the extent of funds available in the collection account after payment of certain fees and expenses and interest. The bonds will not be in default if principal is not paid as specified in the tables above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments, the amount of each interest payment and the final maturity date for each tranche of bonds, and, thus, a related portion of the certificates, will be dependent on the rate and timing of receipt of phase-in-recovery charge collections supporting the payment of such bonds. Please read “Weighted Average Life and Yield Considerations for the Certificates” in the accompanying prospectus for further information. Changes in the expected weighted average lives of the respective tranches of the bonds on an aggregate basis, and, thus, a related portion of the certificates, in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below.

Tranche	Expected Weighted Average Life (WAL) (Years)	Forecast Error of 5%		Forecast Error of 15%
		WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*

*	Number is rounded to whole days.

Assumptions

For the purposes of preparing the above charts, the following assumptions, among others, have been made:

(i)	the forecast error stays constant over the life of the bonds and is equal to an over-estimate of electricity consumption of 5% or 15%;

(ii)	each servicer makes timely and accurate filings to true-up the phase-in-recovery charges semiannually (other than the initial adjustment, which will be completed within 12 months after the issuance date of the bonds, and the period commencing with the start of the last year that the last maturing tranche of bonds is expected to be outstanding and ending with the final maturity date, during which adjustments may be made as frequently as monthly);

(iii)	customer charge-off rates are held constant at 0.75% for each of CEI and TE and 0.55% for OE, in each case for all classes of customers;

(iv)	operating expenses are equal to projections;

(v)	there is no acceleration of the final maturity date of the bonds;

(vi)	a permanent loss of all customers has not occurred; and

(vii)	the closing date is , 2013.

(viii)	There can be no assurance that the weighted average lives of the bonds and, thus, a related portion of the certificates, will be as shown.

Fees and Expenses

As set forth in the table below, we are obligated to pay fees to the servicers, the trustees, the independent directors and the administrators from the phase-in-recovery charge collections and investment earnings. The following table illustrates this arrangement.

Recipient	Estimated Fees and Expenses Payable
Each servicer	An annual amount equal to 0.10% of the initial principal balance of the bonds of the applicable bond issuer (so long as such servicer is CEI, OE or TE or a successor electric distribution utility, as the case may be).
Bond trustee	$3,000 per annum plus expenses.
Certificate trustee	$1,500 per annum plus expenses.
Delaware trustee	$2,000 per annum plus expenses.
Independent directors	An aggregate of $5,700 per annum plus expenses.
Each administrator	Its pro rata portion (based on bond issuance amount) of $100,000 per annum.

If any servicer is replaced by a non-utility successor servicer, such non-utility successor servicer may be paid a servicing fee of up to 0.75% per year of the initial principal balance of the bonds.

THE PHASE-IN-RECOVERY PROPERTY

The phase-in-recovery property of each bond issuer consists generally of its property, rights and interests under the financing order issued by the PUCO on October 10, 2012, as amended by the entry on rehearing, issued by the PUCO on December 19, 2012, and as further amended by the entry nunc pro tunc issued by the PUCO on January 9, 2013, collectively referred to herein as the financing order, including each bond issuer’s right:

•	to impose, charge and collect irrevocable, nonbypassable phase-in-recovery charges from each retail customer within the service territory of CEI, OE or TE, as applicable, and

•

to adjust those phase-in-recovery charges, in accordance with the adjustment mechanism set forth in the financing order, in an amount sufficient to pay principal and interest on its bonds and, subject to the cap to the extent applicable, other financing costs approved under the financing order.

Each bond issuer will purchase its phase-in-recovery property from its seller. The bonds of each bond issuer are secured primarily by the phase-in-recovery property of such bond issuer. The phase-in-recovery property is not a receivable and, as the primary collateral securing the bonds of the bond issuer, is not a pool of receivables. Collections from the phase-in-recovery charges, as such charges may be adjusted pursuant to the adjustment mechanism, will be used to pay principal and interest on the bonds and, subject to the cap to the extent applicable, other financing costs approved under the financing order. These irrevocable nonbypassable charges will be included in the customer bills of CEI, OE or TE, as applicable, and will be collected until the applicable bonds and approved financing costs are paid in full. Phase-in-recovery charges may not be reduced, impaired or adjusted by the PUCO except for periodic adjustments, in accordance with the adjustment mechanism, to correct overcollections or undercollections to ensure the recovery of amounts sufficient to timely provide all payments of principal and interest on the bonds and, subject to the cap to the extent applicable, other approved financing costs. All revenues and collections from the phase-in-recovery charges provided for in the financing order are part of the phase-in-recovery property. Please read “Credit Enhancement” in this prospectus supplement and “Description of the Phase-In-Recovery Property” in the accompanying prospectus for more information relating to the phase-in-recovery property.

THE TRUSTEES

U.S. Bank Trust National Association, a national banking association, or U.S. Bank Trust, will serve as Delaware trustee of the issuing entity. U.S. Bank National Association, a national banking association, or U.S. Bank, will serve as trustee under the certificate indenture and each bond indenture. U.S. Bank will also act as paying agent and registrar in each trustee capacity. U.S. Bank Trust is a wholly-owned subsidiary of U.S. Bank. U.S. Bancorp, with total assets exceeding $354 billion as of December 31, 2012, is the parent of U.S. Bank, the fifth largest commercial bank in the United States. As of December 31, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and three international cities. The certificate indenture and each bond indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2012, U.S. Bank was acting as trustee with respect to over 87,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The certificate trustee shall make available to the certificateholders via the certificate trustee’s website at www.usbank.com/abs all bond payments reports, certificate distribution reports, periodic reports and related information provided to the trustee by the respective bond issuers or their respective sponsors. Certificateholders with questions may direct them to the certificate trustee’s bondholder services group at (800) 934-6802.

U.S. Bank and U.S. Bank Trust serve or has served as trustee, paying agent and registrar on several issues of similar asset-backed securities.

Except for the information set forth in this section titled “The Trustees,” neither U.S. Bank nor U.S. Bank Trust has participated in the preparation of this prospectus supplement or the accompanying prospectus and assumes no responsibility for their contents.

The Ohio companies will serve as administrative trustees of the issuing entity under the declaration of trust.

None of the bond trustee, the Delaware trustee or the certificate trustee has any obligation with respect to the bonds or the certificates except for its express obligations under the bond indenture, the declaration of trust or the certificate indenture, as the case may be.

CREDIT ENHANCEMENT

Credit enhancement for the bonds is intended to protect you against losses or delays in scheduled payments on the bonds and, thus, the certificates.

Statutory True-Up Adjustment Mechanism for Payment of Scheduled Principal and Interest and Other Financing Costs

Consistent with the Securitization Act and the irrevocable financing order, phase-in-recovery charges on all retail electric customers in the sponsors’ respective service territories will be reviewed and adjusted within 12 months after the issuance of the bonds and then semiannually to ensure the recovery of amounts sufficient to timely provide payment of scheduled principal and interest on the bonds and other approved financing costs. During the period commencing with the start of the last year that the last maturing tranche of the bonds of each bond issuer is expected to be outstanding and ending with the final maturity date, adjustment of the phase-in-recovery charges may occur as frequently as monthly. The PUCO will act pursuant to the financing order to ensure the full and timely imposition, charging, collection and adjustment, pursuant to the approved adjustment mechanism, of the phase-in-recovery charges. The State of Ohio has pledged and agreed in the Securitization Act and the PUCO has pledged in the financing order not to take or permit any action that impairs the value of the phase-in-recovery property or, except as allowed under the Securitization Act, reduces, alters or impairs phase-in-recovery charges that are imposed, charged, collected or remitted until the bonds and all other approved financing costs are paid in full. The obligations of the PUCO and the State of Ohio in the final financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds and are legally enforceable by bondholders against the State of Ohio. Please read “The Phase-In-Recovery Property” in this prospectus supplement and “Description of the Phase-In-Recovery Property” and “The Securitization Act” in the accompanying prospectus.

While there is no “cap” on the level of phase-in-recovery charges that may be imposed on retail electric customers to pay on a timely basis scheduled principal and interest on the bonds and replenish capital subaccounts, there is a “cap” on certain approved financing costs that may be recovered through phase-in-recovery charges. Please read “How Funds in the Collection Account Will Be Allocated—Cap on Certain Financing Costs” in this prospectus supplement and “Description of the Bonds—Allocations and Payments” in the accompanying prospectus.

Collection Accounts and Subaccounts

The bond trustee for each bond issuer will establish a collection account to hold payments arising from the phase-in-recovery charges as well as the capital contributions made to that bond issuer. Each collection account will consist of three subaccounts:

•	a general subaccount;

•	a capital subaccount for the capital contributions to the bond issuer; and

•	an excess funds subaccount.

Withdrawals from, and deposits to, these subaccounts will be made as described under “Description of the Bonds—Allocations and Payments” in the accompanying prospectus.

General Subaccount. The bond trustee for each bond issuer will deposit collected phase-in-recovery charges remitted to it by its servicer with respect to its bonds into the general subaccount. On each payment date, the bond trustee will allocate amounts in the general subaccount as described under “How Funds in the Collection Account Will Be Allocated” in this prospectus supplement and “Description of the Bonds—Allocations and Payments” in the accompanying prospectus.

Capital Subaccount. Prior to the issuance of the bonds, CEI will contribute capital of $         to CEI Funding, OE will contribute capital of $         to OE Funding and TE will contribute capital of $         to TE

Funding, which amounts represent, in the case of each of CEI Funding LLC and OE Funding LLC, 0.50% of the initial principal amount of the bonds of each such bond issuer and, in the case of TE Funding LLC, 1.75% of the initial principal amount of the bonds of such bond issuer. The bond trustee for each bond issuer will deposit the capital into the capital subaccount of the bond issuer. A bond trustee will draw on amounts available in the capital subaccount of the related bond issuer, to the extent amounts available in the general subaccount and excess funds subaccount of that bond issuer are insufficient to pay interest on, and principal of, its bonds and, subject to the cap to the extent applicable, fees and expenses of servicing and retiring such bonds and an allocable portion of the certificates.

If a bond trustee uses amounts on deposit in a capital subaccount to make payments on the bonds of the related bond issuer on a payment date, then that capital subaccount will be replenished by the related bond issuer on subsequent payment dates to the extent the servicer remits payments arising from phase-in-recovery charges exceeding the amounts required to pay amounts having a higher priority of payment.

Excess Funds Subaccount. Each excess funds subaccount will be funded with collected phase-in-recovery charges and earnings on amounts in the collection account in excess of the amount necessary to:

•

subject to the cap to the extent applicable, pay fees and expenses (including any indemnity payments) related to the servicing and retirement of the bonds (including without limitation trustee, independent director and administration fees and expenses) of that bond issuer and the portion of the certificates allocable to that bond issuer;

•	pay interest on, and principal of, such bonds to the extent required to be paid on that payment date;

•	replenish the capital subaccount of that bond issuer to the required capital level; and

•	pay the return on investment due to that bond issuer’s seller and pay any reimbursement amount due to that bond issuer’s servicer pursuant to section 6.02 of the applicable servicing agreement.

A bond trustee will draw on amounts in the excess funds subaccount of a bond issuer to the extent amounts available in the bond issuer’s general subaccount are insufficient to pay the amounts listed above.

HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED

On each semiannual payment date, or for any amount payable under clauses (1) through (4) below, on any business day, a bond trustee will allocate or, subject to the cap (discussed below under “—Cap on Certain Financing Costs”) if applicable, pay all amounts on deposit in the collection account of the related bond issuer, including earnings on those amounts, as follows and in the following order of priority:

(1)	first, all fees, costs, expenses (including legal fees and expenses) and indemnity amounts owed by that bond issuer to the related bond trustee, the certificate trustee and the Delaware trustee under the applicable basic documents will be paid to such bond trustee, certificate trustee and Delaware trustee (subject to section 6.07 of the bond indenture), respectively, and second, all fees, costs, expenses (including legal fees and expenses) and indemnity amounts owed by that bond issuer to the issuing entity under the applicable basic documents will be paid to the issuing entity; provided that the total of the foregoing amounts paid will not exceed $100,000 annually;

(2)	the servicing fee and all unpaid servicing fees from any prior payment dates will be paid to that bond issuer’s servicer;

(3)	the administration fee and all unpaid administration fees from prior payment dates and amounts due independent directors will be paid to that bond issuer’s administrator and the independent directors, respectively;

(4)	payment of all other operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the related servicing agreement, and taxes and indemnities payable by that bond issuer will be paid to the persons entitled thereto;

(5)	first, any overdue semiannual interest on the bonds of that bond issuer (together with, to the extent lawful, interest on such overdue interest at the applicable bond interest rate) and second, semiannual interest then due and payable on such bonds will be paid to the certificate trustee, as bondholder, for distribution to the applicable certificateholders;

(6)	first, principal due and payable on the bonds of that bond issuer as a result of a bond event of default or on the final maturity date of a tranche of bonds of that bond issuer will be paid to the certificate trustee, as bondholder, for distribution to the applicable certificateholders and second, semiannual principal based on the priorities described above under “Description of the Bonds—Principal” will be paid to the certificate trustee, as bondholder, for distribution to the applicable certificateholders according to the expected amortization schedule for each tranche of bonds;

(7)	unpaid operating expenses (including, without limitation, fees, expenses and indemnity amounts) owed by that bond issuer under the basic documents will be paid first, to the persons entitled thereto (other than the bond trustee, the Delaware trustee and certificate trustee) and second, to the bond trustee, Delaware trustee and certificate trustee;

(8)	the amount, if any, by which that bond issuer’s capital subaccount needs to be funded to equal the required capital level as of such payment date will be allocated to that capital subaccount;

(9)	an amount equal to one-half of 6.85% of the required capital level will be paid to that bond issuer’s seller;

(10)	reimbursement of the servicer for any amounts paid by that servicer to the bond trustee, Delaware trustee or certificate trustee pursuant to section 6.02(f) of the servicing agreement;

(11)	allocation of the remainder, if any, to the excess funds subaccount for distribution on subsequent payment dates; and

(12)	following, first, the payment of all principal of and interest on all bonds and all other approved financing costs, and, second, the payment of any unpaid amounts due the Delaware trustee, the certificate trustee and the related bond trustee under clause (1) above that exceeded the cap, then the balance, if any, will be paid to that bond issuer free from the lien of the bond indenture.

If on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount of a bond issuer are insufficient to make the payments contemplated by clauses (1) through (6) above, the related bond trustee will:

•	first, draw from amounts on deposit in the excess funds subaccount of that bond issuer; and

•	second, draw from amounts on deposit in the capital subaccount of that bond issuer,

up to the amount of the shortfall, in order to make the payments described above.

In addition, if on any payment date funds on deposit in the general subaccount of a bond issuer are insufficient to make the transfer described in clause (8) above, the related bond trustee will draw from amounts on deposit in the excess funds subaccount of that bond issuer to make the required transfer.

Payments of principal due and payable on the bonds of a bond issuer as a result of an event of default (and assuming all bonds have been declared immediately due and payable), or upon final maturity, will be paid pro rata based on the respective principal amounts of such bonds.

See “Description of the Certificates—Events of Default” in the accompanying prospectus for a description of the allocation of proceeds from the sale of any bond by the certificate trustee or of amounts recovered by the certificate trustee as a result of the institution of certain judicial proceedings by the certificate trustee, in each case as a result of an event of default and subject to the terms of the certificate indenture.

Cap on Certain Financing Costs

Pursuant to the financing order, certain approved ongoing financing costs recoverable through phase-in recovery charges (including those referenced in clauses (1) through (4), (7), (9) and (10) above) may not exceed on an annual basis the aggregate amount approved for such ongoing financing costs by more than 5%. The sum of such approved annual ongoing financing costs ($1,072,732) plus an amount equal to 5% of such costs is equal to $1,126,369, which amount is referred to as the cap. The ongoing financing costs referenced in clauses (1) through (4), (7), (9) and (10) above, to the extent in excess of the cap for any given annual period, may be recovered in any subsequent annual period (subject to the annual cap in such subsequent period). Unused cap amounts in a given year will not be available for recovery of any ongoing financing costs in a subsequent year. In the case of a non-utility servicer with a servicing fee of 0.75% of the initial principal balance of the bonds (the maximum permitted to be paid to a non-utility servicer under the financing order), as compared to 0.10% to be paid to the initial servicer, the cap would be $4,277,550.

The initial servicer of each bond issuer will agree in its servicing agreement to indemnify the bond trustee and, as to such bond issuer’s allocable portion only (pro rata in proportion to the original principal amount of such bond issuer’s bonds unless directly allocable to such bond issuer), the Delaware trustee and the certificate trustee, for all due and unpaid compensation, expenses and indemnity amounts (owed by such bond issuer to such trustee under, and to the extent set forth in, section 6.07 of the bond indenture, sections 1 through 4 of the fee and indemnity agreement and any applicable provisions of the other applicable basic documents), that exceed the cap. Each servicing agreement will provide that this initial servicer indemnity obligation will continue as an obligation of such initial servicer in the event a successor servicer is appointed.

UNDERWRITING

The issuing entity, the bond issuers, CEI, OE, TE and the underwriters for the offering named below have entered into an underwriting agreement relating to the certificates. Assuming that conditions in the underwriting agreement are met, each underwriter has severally agreed to purchase the respective principal amount of certificates indicated in the following table.

Underwriters	Tranche A-1	Tranche A-2	Tranche A-3
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.
Goldman, Sachs & Co.
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBS Securities Inc.

Total	$	$	$

The underwriters are committed to take and pay for all of the certificates being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the amount of certificates to which the default relates.

Certificates sold by the underwriters to the public will be initially offered at the initial public offering prices set forth on the cover of this prospectus supplement. We and the bond issuers have been advised that the underwriters propose initially to offer the certificates to dealers at the initial public offering prices, less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow and dealers may reallow a discount not to exceed the percentage of the certificate denomination set forth below:

Tranche	Selling Concession		Reallowance Discount
A-1		%		%
A-2		%		%
A-3		%		%

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

The certificates are a new issue of securities with no established trading market. We and the bond issuers have been advised by the underwriters that the underwriters intend to make a market in the certificates but are not obligated to do so and may discontinue market making at any time without notice. The certificates will not be listed on any securities exchange. No assurance can be given as to the ability of holders of the certificates to resell the certificates.

In connection with the offering, the underwriters may purchase and sell certificates in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of certificates than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the certificates while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased certificates sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the certificates. As a result, the price of the certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The bond issuers estimate that their share of the total expenses of the offering of the certificates, excluding underwriting discounts and commissions, will be approximately $         million.

The bond issuers and each of CEI, OE and TE have agreed to indemnify the underwriters and the issuing entity against certain liabilities, including liabilities under the Securities Act.

The underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for CEI, OE and TE, for which they received or will receive customary fees and expenses. Goldman, Sachs & Co., previously served as the structuring advisor to CEI, OE and TE, and in such role, it has rendered certain structuring services to CEI, OE and TE in respect of the bond issuers and the issuing entity and received a fee for such services and reimbursement for certain expenses in connection with such services.

RATINGS

We expect that the certificates will receive credit ratings from three NRSROs.

A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning NRSRO. Each rating should be evaluated independently of any other rating. No person is obligated to maintain its rating on the certificates, and accordingly, we cannot assure you that a rating assigned to any tranche of the certificates upon initial issuance will not be revised or withdrawn by an NRSRO at any time thereafter. If a rating of any tranche of the certificates is revised or withdrawn, the liquidity of that tranche may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the likelihood of any particular level of principal payments on the certificates other than payment in full of each tranche of the certificates by the applicable final maturity date, as well as the timely payment of interest.

Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsors with the requisite certification will have access to all information posted on a website by the sponsors for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the certificates. As a result, an NRSRO other than an NRSRO hired by the sponsor, referred to as a hired NRSRO may issue ratings on the certificates, or Unsolicited Ratings, which may be lower, and could be significantly lower, than the ratings assigned by a hired NRSRO. The Unsolicited Ratings may be issued prior to, or after, the closing date in respect of the certificates. Issuance of any Unsolicited Rating will not affect the issuance of the certificates. Issuance of an Unsolicited Rating lower than the ratings assigned by a hired NRSRO on the certificates might adversely affect the value of the certificates and, for regulated entities, could affect the status of the certificates as a legal investment or the capital treatment of the certificates. Investors in the certificates should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.

In addition to the fees paid by the Ohio Companies to a hired NRSRO at closing, the sponsors may pay a fee to the NRSRO for ongoing surveillance for so long as the certificates are outstanding. However, no NRSRO is under any obligation to continue to monitor or provide a rating on the certificates. There can be no assurance that the credit ratings will be maintained.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Based on certain assumptions and subject to certain qualifications, Akin Gump Strauss Hauer & Feld LLP will opine that (i) none of CEI, OE or TE will be treated as recognizing gross income upon the receipt of the financing order, the receipt of cash or other valuable consideration in exchange for the transfer of the phase-in-recovery property to the bond issuers, or the receipt of cash or other valuable consideration in exchange for the phase-in-recovery bonds issued by the bond issuers, (ii) the underlying bonds of each bond issuer will be treated as obligations of CEI, OE or TE, as the case may be, within the meaning of Revenue Procedure 2005-62, 2005-2 C.B. 507, (iii) the bond issuers will not be subject to U.S. federal income tax as entities separate from the sellers and (iv) the issuing entity will not be classified as a corporation or a publicly traded partnership treated as a corporation, but will be treated as a grantor trust. Please read “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, the sponsors, sellers, bond issuers, bond trustees, certificate trustee or servicers, or of which any property of the foregoing is subject, that is material to the holders of the certificates.

WHERE YOU CAN FIND MORE INFORMATION

To the extent that we are required to file such reports and information with the SEC under the Exchange Act, we will file (or any of the sponsors, in its capacity as sponsor, will file on our behalf) annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K with the SEC. We are incorporating by reference any future filings which we (file no. 333-187692-01 through -05) or any sponsor, but solely in its capacity as a sponsor, makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the certificates, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under the issuing entity’s name. Please also read “Where You Can Find More Information” in the accompanying prospectus. We may voluntarily suspend or terminate our filing obligations as issuing entity with the SEC to the extent permitted by law.

LEGAL MATTERS

Certain legal matters relating to the issuing entity, bond issuers, the bonds and the certificates, including certain U.S. federal income tax matters, will be passed on by Akin Gump Strauss Hauer & Feld LLP, New York, New York, counsel to the issuing entity, the sellers and the bond issuers. Certain legal matters relating to the bonds and Ohio law will be passed upon by Calfee, Halter & Griswold LLP, Cleveland, Ohio, special local counsel to the sellers and the bond issuers. Certain legal matters relating to the issuing entity, the bond issuers and the certificates will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, Delaware counsel to the issuing entity and the bond issuers. Morgan, Lewis & Bockius LLP, New York, New York, is counsel to the underwriters. Morgan, Lewis & Bockius LLP has in the past represented, and continues to represent, the Ohio Companies and certain of their affiliates on other matters.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO RESIDENTS OF SINGAPORE

EACH UNDERWRITER ACKNOWLEDGES THAT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, EACH UNDERWRITER REPRESENTS, WARRANTS AND AGREES THAT IT HAS NOT OFFERED OR SOLD ANY CERTIFICATES OR CAUSED THE CERTIFICATES TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND WILL NOT OFFER OR SELL ANY CERTIFICATES OR CAUSE THE CERTIFICATES TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND HAS NOT CIRCULATED OR DISTRIBUTED, NOR WILL IT CIRCULATE OR DISTRIBUTE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF CERTIFICATES, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1) OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A RELEVANT PERSON WHICH IS:

(A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERRED WITHIN 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE CERTIFICATES PURSUANT TO AN OFFER MADE UNDER SECTION 275 EXCEPT:

(1) TO AN INSTITUTIONAL INVESTOR (FOR CORPORATIONS, UNDER SECTION 274 OF THE SFA) OR TO A RELEVANT PERSON DEFINED IN SECTION 275(2) OF THE SFA, OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH RIGHTS OR INTEREST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN S$200,000 (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA;

(2) WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER; OR

(3) WHERE THE TRANSFER IS BY OPERATION OF LAW. THE PROSPECTUS RELATING TO THE CERTIFICATES (“PROSPECTUS”) WILL, PRIOR TO ANY SALE OF SECURITIES PURSUANT TO THE

PROVISIONS OF SECTION 106D OF THE COMPANIES ACT (CAP.50), BE LODGED, PURSUANT TO SAID SECTION 106D, WITH THE REGISTRAR OF COMPANIES IN SINGAPORE, WHICH WILL TAKE NO RESPONSIBILITY FOR ITS CONTENTS. HOWEVER, NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS HAS BEEN AND NOR WILL THEY BE REGISTERED AS A PROSPECTUS WITH THE REGISTRAR OF COMPANIES IN SINGAPORE. ACCORDINGLY, THE CERTIFICATES MAY NOT BE OFFERED, AND NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY OTHER OFFERING DOCUMENT OR MATERIAL RELATING TO THE CERTIFICATES MAY BE CIRCULATED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN TO INSTITUTIONAL INVESTORS OR OTHER PERSONS OF THE KIND SPECIFIED IN SECTION 106C AND SECTION 106D OF THE COMPANIES ACT OR ANY OTHER APPLICABLE EXEMPTION INVOKED UNDER DIVISION 5A OF PART IV OF THE COMPANIES ACT. THE FIRST SALE OF SECURITIES ACQUIRED UNDER A SECTION 106C OR SECTION 106D EXEMPTION IS SUBJECT TO THE PROVISIONS OF SECTION 106E OF THE COMPANIES ACT.

NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES LAW OF THE PEOPLE’S REPUBLIC OF CHINA (AS THE SAME MAY BE AMENDED FROM TIME TO TIME) AND ARE NOT TO BE OFFERED OR SOLD TO PERSONS WITHIN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING THE HONG KONG AND MACAU SPECIAL ADMINISTRATIVE REGIONS).

NOTICE TO RESIDENTS OF JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN (THE “SEL”), AND MAY NOT BE OFFERED OR SOLD IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SEL, AND IN COMPLIANCE WITH THE OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN. AS USED IN THIS PARAGRAPH, “RESIDENT OF JAPAN” MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN.

NOTICE TO RESIDENTS OF HONG KONG

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY CERTIFICATES OTHER THAN (A) TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES (WHETHER AS PRINCIPAL OR AGENT); OR (B) TO PROFESSIONAL INVESTORS WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF THE LAWS OF HONG KONG AND ANY RULES MADE THEREUNDER; OR (C) IN CIRCUMSTANCES THAT DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32) OF THE LAWS OF HONG KONG OR THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE; AND

IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSE OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSE OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO CERTIFICATES THAT ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED UNDER THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF THE LAWS OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE, WHICH WE REFER TO HEREIN AS A RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”), IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A) TO QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 100 (OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150) NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE REPRESENTATIVES FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUING ENTITY OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF CERTIFICATES TO THE PUBLIC” IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

THIS OFFERING DOCUMENT IS DIRECTED ONLY AT PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM OR (II) ARE INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 AS AMENDED (THE “ORDER”) OR (III) ARE HIGH NET WORTH ENTITIES FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER OR (IV) SUCH OTHER PERSONS TO WHOM IT MAY LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS OFFERING DOCUMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS OFFERING DOCUMENT RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

PROSPECTUS

FirstEnergy Ohio PIRB Special Purpose Trust 2013

Issuing Entity

Pass-Through Trust Certificates

CEI Funding LLC

OE Funding LLC

TE Funding LLC

Issuers of the Phase-In-Recovery Bonds

The Cleveland Electric Illuminating Company

Ohio Edison Company

The Toledo Edison Company

Sponsors, Sellers, Initial Servicers and Depositors

See “Risk Factors” beginning on page 16 to read about factors you should consider before buying the certificates.

The issuing entity will offer three tranches of certificates as described in the prospectus supplement. Each tranche of certificates will represent fractional undivided beneficial interests in the bonds of CEI Funding LLC, OE Funding LLC and TE Funding LLC held by the issuing entity. The principal assets of the issuing entity will be the bonds, which are known as “phase-in-recovery bonds” under Ohio law. The issuing entity will grant to the certificate trustee, for the benefit of certificateholders, a lien on the bonds of each bond issuer and other trust property.

Each of the bonds will be secured primarily by the right to impose, charge and collect irrevocable nonbypassable usage-based charges payable by retail electric customers in the service territories of CEI, OE or TE, as the case may be. Each of the bonds will be a non-recourse obligation of CEI Funding LLC, OE Funding LLC or TE Funding LLC, as the case may be. Neither the bonds nor the certificates will be legal obligations of CEI, OE or TE, as the sponsors, sellers, initial servicers and depositors.

Payment on the bonds of each bond issuer and thus payment on the certificates will be supported by credit enhancement consisting principally of a semiannual true-up adjustment of phase-in-recovery charges intended to ensure recovery of amounts sufficient to timely pay scheduled principal and interest and other approved financing costs and amounts available in the capital subaccount under each bond indenture to the extent there are insufficient funds in the general subaccount and excess funds subaccount to pay interest and principal on the bonds.

Neither the certificates, the bonds or the phase-in-recovery property securing the bonds are an obligation of the State of Ohio, the Public Utilities Commission of Ohio, or any political subdivision, governmental agency, authority or instrumentality of the State of Ohio or of FirstEnergy, CEI, OE or TE or any of their respective affiliates, except for the bond issuers and the issuing entity.

Neither the full faith and credit or the taxing power of the State of Ohio, nor the Public Utilities Commission of Ohio, nor any political subdivision, agency, authority or instrumentality of the State of Ohio, is pledged to the payment of principal of, or interest on, the certificates or the bonds, or the payments securing the bonds. Furthermore, neither the State of Ohio, nor the Public Utilities Commission of Ohio, nor any political subdivision, agency, authority or instrumentality of the State of Ohio will appropriate any funds for the payment of any of the certificates or the bonds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2013

PROSPECTUS

i

READING THIS PROSPECTUS

This prospectus provides information about us, the certificates, the bonds, the bond issuers and The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company, as the Ohio Companies, sponsors, sellers, initial servicers and depositors.

The specific terms of the certificates are contained in the prospectus supplement that accompanies this prospectus. This prospectus provides general information about the certificates. You should read both of these documents in full before buying the certificates.

References in this prospectus to the terms we, us, our or the issuing entity mean FirstEnergy Ohio PIRB Special Purpose Trust 2013, the entity which will issue the certificates. References to the pass-through trust certificates or the certificates, unless the context otherwise requires, means the trust certificates offered pursuant to this prospectus and the accompanying prospectus supplement. References to the certificateholders or the holders, unless the context otherwise requires, means the registered holders of the certificates. References to the bond issuers refer to CEI Funding LLC, OE Funding LLC and TE Funding LLC, as the case may be. References to the phase-in-recovery bonds or the bonds refer to the phase-in-recovery bonds issued by the bond issuers. The Ohio Companies are also referred to respectively as CEI, OE and TE. FirstEnergy Corp., the parent of the Ohio Companies, is referred to herein as FirstEnergy. References to the Securitization Act refer to Sections 4928.23 through 4928.2318 of the Ohio Revised Code, passed by the Ohio House of Representatives and the Ohio Senate in December 2011, and effective March 2012, which Securitization Act created the regulatory structure that allows electric utilities to issue bonds to securitize certain phase-in costs. Unless the context otherwise requires, the term customer or retail customer means a retail end user of electricity and related services provided by a retail electric service provider via the transmission and distribution system of an electric distribution utility. References to the Ohio commission or the PUCO refer to the Public Utilities Commission of Ohio. You can find a glossary of certain defined terms used in this prospectus on page 110.

We have included cross-references to sections in this prospectus where you can find further related discussions.

You should rely only on information on the certificates provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the certificates in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read both this prospectus and the accompanying prospectus supplement before you buy the certificates. This prospectus contains terms, appearing in bold text on their first usage, that are specific to the regulated utility industry and the certificates and may be technical in nature. Please refer to the Glossary of Defined Terms.

Issuing Entity	FirstEnergy Ohio PIRB Special Purpose Trust 2013, a Delaware statutory trust formed on May 7, 2013.

Certificates	FirstEnergy Ohio PIRB Special Purpose Trust 2013 Pass-Through Trust Certificates, consisting of tranche A-1, tranche A-2 and tranche A-3.

The issuing entity will issue certificates in three tranches under the certificate indenture between the issuing entity and the certificate trustee. Each tranche of certificates will represent fractional undivided beneficial interests in the bonds of each of the bond issuers and other trust property. Holders of each tranche of certificates will receive payments received by the issuing entity on the corresponding tranche of bonds of each bond issuer (with payments of principal due and payable on the bonds of a bond issuer as a result of an event of default (and assuming all bonds have been declared immediately due and payable) under that bond issuer’s bond indenture, or upon final maturity, to be paid pro rata based on the respective principal amounts of such bonds). These payments will be the primary source of distributions on a tranche of certificates. The issuing entity may not issue additional certificates other than in connection with transfers, exchanges or replacements permitted under the certificate indenture. See “Description of the Certificates” in this prospectus.

Bonds	CEI Funding bonds, OE Funding bonds and TE Funding bonds.

Each tranche of the CEI Funding bonds, OE Funding bonds and TE Funding bonds will have the same interest rate, scheduled maturity date and final maturity date as the related tranche of certificates. Taken together, the tranches of bonds of each of the bond issuers corresponding to a tranche of certificates will have the same aggregate principal amount and expected amortization schedule as the corresponding tranche of certificates, all as described in the accompanying prospectus supplement. The CEI Funding bonds will be secured primarily by the phase-in-recovery property relating thereto sold to it by CEI. The OE Funding bonds will be secured primarily by the phase-in-recovery property relating thereto sold to it by OE. The TE Funding bonds will be secured primarily by the phase-in-recovery property relating thereto sold to it by TE. See “Description of the Bonds” in this prospectus.

Purpose of the Offering	The issuance of the bonds and the certificates is intended to enable the sponsors to recover certain previously approved costs, referred to as phase-in costs, on terms more favorable to customers than would be achievable through the recovery methods previously approved by the PUCO. Please read “The Securitization Act” in this prospectus.

Relationship with the PUCO	Pursuant to the financing order:

•

the PUCO or its designated representative has a decision-making role co-equal with the sponsors with respect to the structuring and pricing of the certificates and all matters related to the structuring and pricing of the certificates will be determined through a joint decision of the sponsors and the PUCO or its designated representative or financial advisor;

•

the PUCO’s financial advisor will participate fully in all plans and decisions related to the pricing, marketing and structuring of the bonds and certificates and will be provided timely information as necessary to fulfill its obligation to advise the PUCO in a timely manner but makes no representations as to any of the information contained herein; and

•	the servicers will file periodic adjustments to the phase-in recovery charges with the PUCO on our behalf.

The bond issuers have agreed that certain reports concerning phase-in-recovery charge collections will be provided to the PUCO.

Transaction Overview	Ohio law permits electric distribution utilities, such as CEI, OE and TE, to issue bonds to securitize certain costs that have been previously approved by the Ohio commission to be deferred as regulatory assets and collected from customers at a later date, including certain fuel costs, purchase power costs, infrastructure costs and environmental clean-up expenses. Once securitized through bonds issued pursuant to a final financing order of the Ohio commission, these costs, which are referred to as phase-in costs, may be recovered through usage-based charges called phase-in-recovery charges that are imposed on an electric distribution utility’s customers.

Ohio law permits special purpose entities formed by electric distribution utilities to issue and sell bonds, referred to as phase-in-recovery bonds, secured by property, rights and interests of an electric distribution utility, or assignee, under a financing order, including the right to impose, charge and collect the phase-in-recovery charges to be used to pay and secure the payment of such phase-in-recovery bonds and financing costs, the right to obtain adjustments to those charges and any revenues, rights to payments, moneys or other proceeds arising from the rights and interests created under the financing order, if doing so would measurably enhance cost savings for the electric distribution utility’s customers and would mitigate rate impacts to customers as compared with the previously-approved recovery methods. The foregoing property, rights and interests are referred to as the phase-in-recovery property. See “Description of the Phase-In-Recovery Property” in this prospectus.

The following sets forth the primary steps of the transaction underlying the offering of the certificates:

•

The Cleveland Electric Illuminating Company, or CEI, will sell its phase-in-recovery property to CEI Funding LLC, or CEI Funding, in exchange for the net proceeds from the sale of the bonds issued by CEI Funding.

Ohio Edison Company, or OE, will sell its phase-in-recovery property to OE Funding LLC, or OE Funding, in exchange for the net proceeds from the sale of the bonds issued by OE Funding.

The Toledo Edison Company, or TE, will sell its phase-in-recovery property to TE Funding LLC, or TE Funding, in exchange for the net proceeds from the sale of the bonds issued by TE Funding.

Unless the context otherwise requires, we refer to the bonds issued by CEI Funding, OE Funding and TE Funding collectively as the bonds.

•

Each of CEI Funding, OE Funding and TE Funding will sell its respective bonds to the issuing entity, in each case in exchange for an allocable portion, based on the aggregate principal amounts of the bonds of each bond issuer, of the net proceeds from the sale of the certificates issued by the issuing entity.

•	The issuing entity, whose principal assets are the bonds, will sell the certificates to the underwriters named in the accompanying prospectus supplement.

•

CEI will act as the servicer of CEI Funding’s phase-in-recovery property and as the administrator of CEI Funding. OE will act as the servicer of OE Funding’s phase-in-recovery property and as the administrator of OE Funding. TE will act as the servicer of TE Funding’s phase-in-recovery property and as the administrator of TE Funding.

Neither the certificates, the bonds nor the phase-in-recovery property securing the bonds is an obligation of the State of Ohio, the PUCO or any political subdivision, governmental agency, authority or instrumentality of the State of Ohio or of CEI, OE, TE, FirstEnergy or any of their respective affiliates, except for the bond issuers and the issuing entity.

The following diagram shows the parties to the transaction related to this offering and summarizes their roles and their relationship to each other:

Parties to the Transaction

BOND TRUSTEE
Party to bond indenture governing issuance of the bonds
The Cleveland Electric Illuminating Company
SELLER
SERVICER
ADMINISTRATOR
Sale of phase-in-recovery property for net proceeds of sale of bonds
BOND ISSUER
CEI Funding, LLC
Sole Member:
The Cleveland Electric Illuminating Company
Servicing of phase-in-recovery property for servicing fee
Administration of bond issuer for administration fee
DELAWARE TRUSTEE
Party to declaration of trust
CERTIFICATE TRUSTEE
Party to certificate indenture governing issuance of certificates
BOND TRUSTEE
Party to bond indenture governing issuance of the bonds
Ohio Edison Company
SELLER
SERVICER
ADMINISTRATOR
Sale of phase-in-recovery property for net proceeds of sale of bonds
BOND ISSUER
OE Funding, LLC
Sole Member:
Ohio Edison Company
Sale of bonds for allocable portion of net proceeds of sale of certificates
ISSUING ENTITY
FirstEnergy Ohio PIRB Special Purpose Trust 2013
Servicing of phase-in-recovery property for servicing fee
Administration of bond issuer for administration fee
Sale of certificates for cash
UNDERWRITERS
Sale of bonds for allocable portion of net proceeds of sale of certificates
Sale of certificates for cash
INVESTORS
BOND TRUSTEE
Party to bond indenture governing issuance of the bonds
The Toledo Edison Company
SELLER
SERVICER
ADMINISTRATOR
Sale of phase-in-recovery property for net proceeds of sale of bonds
BOND ISSUER
TE Funding, LLC
Sole Member:
The Toledo Edison Company
Servicing of phase-in-recovery property for servicing fee
Administration of bond issuer for administration fee

Risk Factors	You should consider and carefully read the risks described under “Risk Factors,” which begin on page 16 before investing in the certificates. These risks may delay the distribution of interest on, and principal of, the certificates or cause you to suffer a loss on your investment.

Sponsors, Sellers, Initial Servicers and Depositors	CEI is a public electric utility, which provides regulated electric distribution services in northeastern Ohio, and a wholly-owned subsidiary of FirstEnergy. It will be the seller of phase-in-recovery property to CEI Funding and will serve as the initial servicer for the CEI Funding bonds.

OE is a public electric utility, which provides regulated electric distribution services in central and northeastern Ohio, and a wholly-owned subsidiary of FirstEnergy. It will be the seller of phase-in-recovery property to OE Funding and will serve as the initial servicer for the OE Funding bonds.

TE is a public electric utility, which provides regulated electric distribution services in northwestern Ohio, and a wholly-owned subsidiary of FirstEnergy. It will be the seller of phase-in-recovery property to TE Funding and will serve as the initial servicer for the TE Funding bonds.

Please read “The Sponsors, Sellers, Initial Servicers and Depositors” in this prospectus.

Our Address	c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Our Telephone Number	(800) 736-3402

Bond Issuers	CEI Funding, OE Funding and TE Funding, each having an address at 76 South Main Street, Akron, Ohio 44308. The telephone number of the bond issuers is (800) 736-3402.

Trustees	U.S. Bank Trust National Association, a national banking association, will serve as the Delaware trustee of the issuing entity and U.S. Bank National Association, a national banking association, will serve as trustee under the certificate indenture and under each bond indenture. Please read “The Trustees” in the prospectus supplement for a description of certain of the trustee’s relevant prior experience and “The Trustees” in this prospectus for a description of the trustee’s duties and responsibilities as certificate trustee under the certificate indenture and as bond trustee under each bond indenture. The Ohio Companies will serve as administrative trustees of the issuing entity under the declaration of trust.

Interest	Interest payable with respect to each tranche of certificates will represent the sum of the interest paid on the corresponding tranches of bonds and will accrue at the interest rate specified in the accompanying prospectus supplement. The certificate trustee will distribute interest accrued on each tranche of certificates on each distribution date, to the extent interest is paid on the corresponding tranches of bonds of each bond issuer on the related payment date.

Principal	The certificate trustee will distribute principal of each tranche of certificates, to the extent principal is paid on the corresponding tranches of bonds on the related payment date in the amounts and on the distribution dates specified in the expected amortization schedule in the accompanying prospectus supplement. See “Description of the Bonds—Allocations and Payments” and “Description of the Certificates—Payments and Distributions” in this prospectus.

On any payment date, the bond issuers will pay principal of their respective bonds only until the outstanding principal balances of the various tranches have been reduced to the principal balances specified for those tranches in the expected amortization schedules for such bonds. If cash is not available to a bond issuer to make such principal payments in respect of all tranches of bonds of that bond issuer, principal will be paid in respect of such tranches of bonds in the order of priority set forth in the accompanying prospectus supplement.

If an event of default under a bond indenture in respect of the bonds of a bond issuer has occurred and is continuing, the certificate trustee may vote all, and upon the written direction of the holders of at least a majority in principal amount of the outstanding certificates will vote a corresponding majority of, the bonds of that bond issuer held by the certificate trustee in favor of directing the bond trustee to declare the unpaid principal amount of the outstanding bonds of that bond issuer, and accrued interest thereon, to be due and payable. See “Description of the Certificates—Events of Default” in this prospectus. Principal due and payable on the bonds of a bond issuer as the result of an event of default will be paid pro rata based on the outstanding principal amount of the bonds of each tranche of the defaulting bond issuer in accordance with that bond issuer’s bond indenture. See “Description of the Bonds—Allocations and Payments” in this prospectus. Proceeds received by the certificate trustee from the sale of any bond or from the institution of certain judicial proceedings by the certificate trustee, in each case as a result of an event of default and subject to the terms of the certificate indenture, will be applied (after the payment of any interest then owed on the certificates) to due and unpaid principal pro rata on each tranche of certificates based on the respective outstanding principal amount of the certificates of each tranche. See “Description of Certificates—Events of Default” in this prospectus.

Final Payment / Final Maturity Date	Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the bonds of any tranche by the scheduled final payment date will not result in a default with respect to that tranche of bonds of a bond issuer. The failure to pay the entire outstanding principal balance of the bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for such tranche. For the scheduled final payment date and the final maturity date of each tranche of bonds of each bond issuer, see “Description of the Bonds” in the accompanying prospectus supplement.

Payment and Record Dates	The payment and record dates for the bonds and certificates will be specified in the prospectus supplement. See “Description of the Certificates—Distributions and Allocations” and “Description of the Bonds” in the accompanying prospectus supplement.

Ratings	We expect the bonds and the certificates will receive credit ratings from three nationally recognized statistical rating organizations, or NRSROs. Please see “Ratings” in this prospectus and in the accompanying prospectus supplement.

Phase-In-Recovery Charges	CEI, OE and TE have obtained from the PUCO, which regulates electric distribution utilities in Ohio, a financing order (i) designating the phase-in costs and approving certain financing costs associated with issuing and servicing the CEI Funding bonds, the OE Funding bonds and the TE Funding bonds, respectively, (ii) authorizing the sale of the phase-in-recovery property to CEI Funding, OE Funding and TE Funding and (ii) authorizing the issuing entity structure. This order, referred to as the financing order, authorizes CEI, OE and TE to recover their respective phase-in costs and approved financing costs and authorizes the billing and collection by CEI, OE and TE of the respective phase-in-recovery charges (as defined in the glossary on page 110) as servicers of the bond issuers.

Phase-in-recovery charges are nonbypassable in that such charges cannot be avoided by any customer or other person obligated to pay the charges. Subject to the methodology approved in the financing order, the phase-in-recovery charges will apply to all retail electric customers of CEI, OE and TE, as the case may be, for as long as they remain retail customers of such electric distribution utility. If a customer of the electric distribution utility purchases electric generation service from a competitive retail electric service provider, the electric distribution utility is authorized by the Securitization Act to collect the phase-in-recovery charges directly from that customer.

The phase-in-recovery charges are separate and apart from CEI’s, OE’s and TE’s base rates, and are subject to adjustment semiannually (other than the initial adjustment, which will be completed within 12 months after the issuance date of the bonds, and adjustments in the period commencing with the start of the last year that the last maturing tranche of bonds of each bond issuer is expected to be outstanding and ending with the final maturity date, in which case adjustments as frequently as monthly may be necessary). See “—Statutory Adjustments to the Phase-In-Recovery Charges” and “Description of the Phase-In-Recovery Property—Adjustments to the Phase-In-Recovery Charges” in this prospectus.

Customers	All retail customers of CEI, OE and TE within their respective geographic territories will be subject to the phase-in-recovery charges.

Statutory Adjustments to the Phase-In-Recovery Charges	Each of the servicers will calculate and set their respective initial phase-in-recovery charges at a level estimated to generate sufficient revenues (and taking into account the cap on certain ongoing financing costs):

•

to pay fees and expenses related to the servicing and retirement of the bonds of the related bond issuer and of the certificates allocable to the bond issuer, including, without limitation, trustee fees and expenses, servicing costs, rating agency surveillance fees, legal and accounting fees and other ongoing financing costs, as well as adjustments for dealing with estimated and actual costs;

•	to pay interest on the bonds;

•	to pay principal of each tranche of such bonds according to the related expected amortization schedule;

•	to replenish the capital subaccount to the required capital level; and

•	to pay all additional fees, costs and charges and other financing costs approved under the financing order.

The initial adjustment to the phase-in-recovery charges will be completed within 12 months after the issuance date of the bonds. Thereafter, such adjustments will be made semiannually, with the exception of the period commencing with the start of the last year that the last maturing tranche of bonds is expected to be outstanding and ending with the final maturity date, in which case adjustments may be made as frequently as monthly, if necessary.

Each servicer will base adjustments to the related phase-in-recovery charges on actual overcollections and undercollections, debt service costs and updated assumptions as to various factors, including electricity usage by customers and rates of charge-offs. These adjustments will continue until interest on and principal of all tranches of the CEI Funding bonds, in the case of CEI, OE Funding bonds, in the case of OE and the TE Funding bonds, in the case of TE, have been paid in full.

No later than November 1 and May 1 of each year after the initial adjustment, each servicer will file with the PUCO its semiannual request for approval of the adjusted phase-in-recovery charges. Such adjustments will become automatically effective 60 days after the request is submitted unless otherwise ordered by the PUCO. The PUCO’s review of these requests is limited to determining whether there is any mathematical error in the servicer’s application of the adjustment mechanism to the phase-in-recovery charges.

See “Description of the Phase-In-Recovery Property—Adjustments to the Phase-In-Recovery Charges” in this prospectus.

Security / Credit Enhancement	The bonds issued by each bond issuer will be secured primarily by the phase-in-recovery property of such bond issuer, generally consisting of the respective bond issuer’s irrevocable right to impose, charge and collect nonbypassable usage-based phase-in-recovery charges from retail electric customers in the sponsors’ respective service territories. The certificates will be secured primarily by the bonds. Credit enhancement for the bonds, through a true-up adjustment mechanism and capital subaccount, is intended to protect against losses or delays in scheduled payments on the bonds and, accordingly, the certificates. There will be no other forms of credit enhancement for the bonds except for amounts held in the excess funds subaccount. We do not anticipate that the bonds or the certificates will have the benefit of any liquidity facility or of any third-party credit enhancement, such as guarantees, letters of credit or insurance. The bonds of a bond issuer will be payable only from its phase-in-recovery property and its other property constituting collateral and not from the phase-in-recovery property or other property constituting collateral of the two other bond issuers. See “The Securitization Act” and “Description of the Phase-In-Recovery Property” in this prospectus.

State of Ohio Pledge	The Securitization Act and the financing order contains a pledge and agreement by the State of Ohio with the bondholders and bond issuers that the State of Ohio will not take or permit any action that impairs the value of phase-in-recovery property under the financing order or revises the phase-in-costs for which recovery is authorized under the financing order or, except for the approved adjustment mechanism authorized in the financing order and allowed under the Securitization Act, reduce, alter or impair phase-in-recovery charges until the bonds, all financing costs and all amounts to be paid under any ancillary agreement are paid or performed in full.

Optional Redemption	Neither the certificate indenture nor the bond indentures permit an optional redemption of the certificates or the bonds, respectively.

Collection Accounts and Subaccounts	Each bond issuer will establish a collection account to hold collections of its phase-in-recovery charges as well as the capital contributions made to that bond issuer. Each collection account will consist of three subaccounts:

•	a general subaccount;

•	a capital subaccount for the initial capital contributions to the bond issuer; and

•	an excess funds subaccount.

All amounts in a collection account not allocated to any other subaccount will be allocated to the general subaccount. Withdrawals from and deposits to these subaccounts will be made as described under “Description of the Bonds—Allocations and Payments.”

Capital Subaccounts	Prior to issuance of the bonds, CEI will contribute capital to CEI Funding, OE will contribute capital to OE Funding and TE will contribute capital to TE Funding, in each case, in the amount specified in the accompanying prospectus supplement. Each bond issuer will deposit the capital into its capital subaccount. A bond trustee will draw on amounts available in the related bond issuer’s capital subaccount to the extent that amounts available in that bond issuer’s general subaccount and excess funds subaccount are insufficient to pay interest on, or principal of, its bonds and, subject to the cap, the fees and expenses of servicing and retiring such bonds and an allocable portion of the certificates.

If a bond trustee uses amounts on deposit in a capital subaccount to make payments on the related bonds on a payment date, then that capital subaccount will be replenished by the related bond issuer on subsequent payment dates to the extent the servicer remits payments arising from the phase-in-recovery charges exceeding the amounts required to pay amounts having a higher priority of payment. See “Description of the Bonds—Allocations and Payments” in this prospectus.

Excess Funds Subaccounts	Each excess funds subaccount will be funded with collected phase-in-recovery charges and earnings on amounts in the collection account in excess of the amount necessary to:

•

subject to the cap to the extent applicable, pay fees and expenses (including any indemnity payments) related to the servicing and retirement of the bonds (including without limitation trustee, independent director and administration fees and expenses) of that bond issuer and the portion of the certificates allocable to that bond issuer;

•	pay interest on, and principal of, such bonds to the extent required to be paid on that payment date;

•	replenish the capital subaccount of that bond issuer to the required capital level; and

•	pay the return on investment due to that bond issuer’s seller and pay any reimbursement amount due to that bond issuer’s servicer pursuant to section 6.02 of the applicable servicing agreement.

A bond trustee will draw on amounts in the excess funds subaccount of a bond issuer to the extent amounts available in the bond issuer’s general subaccount are insufficient to pay the amounts listed above.

Collections; Allocations; Distributions; Priority of Payments	Starting with the first deemed collection date after the issuance of the bonds, each servicer will remit daily to the collection account for its bond issuer an amount equal to the actual phase-in-recovery charges billed, less an allowance for estimated charge-offs, within two business days after the day payments arising from the phase-in-recovery charges are deemed to be collected, subject to a semiannual reconciliation. See “Servicing Agreements—Remittances to Collection Account” in this prospectus.

On each semiannual payment date, or for any amount payable under clauses (1) through (4) below, on any business day, each bond trustee will allocate or, subject to the cap to the extent applicable, pay all amounts in the collection account of the related bond issuer, including earnings on these amounts, as follows and in the following order of priority:

(1)	first, all fees, costs, expenses (including legal fees and expenses) and indemnity amounts owed by that bond issuer to the related bond trustee, the certificate trustee and the Delaware trustee under the applicable basic document will be paid to such bond trustee, certificate trustee and Delaware trustee (subject to section 6.07 of the bond indenture), respectively, and second, all fees, costs, expenses (including legal fees and expenses) and indemnity amounts owed by that bond issuer to the issuing entity under the applicable basic documents will be paid to the issuing entity, provided that the total of the foregoing amounts paid will not exceed $100,000 annually;

(2)	the servicing fee and all unpaid servicing fees from any prior payment dates will be paid to that bond issuer’s servicer;

(3)	the administration fee and all unpaid administration fees from any prior payment dates and amounts due independent directors will be paid to that bond issuer’s administrator and the independent directors, respectively;

(4)	payment of all other operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the related servicing agreement, and taxes and indemnities payable by that bond issuer will be paid to the persons entitled thereto;

(5)	first, any overdue semiannual interest on the bonds of that bond issuer (together with, to the extent lawful, interest on such overdue interest at the applicable bond interest rate) and second, semiannual interest then due and payable on such bonds will be paid to the certificate trustee, as bondholder, for distribution to the applicable certificateholders;

(6)	first, principal due and payable on the bonds of that bond issuer as a result of a bond event of default or on the final maturity date of a tranche of bonds of that bond issuer will be paid to the certificate trustee, as bondholder, for distribution to the applicable certificateholders and second, semiannual principal based on the priorities described in the accompanying prospectus supplement will be paid to the certificate trustee, as bondholder, for distribution to the applicable certificateholders according to the expected amortization schedule for each tranche of bonds;

(7)	unpaid operating expenses (including, without limitation fees, expenses), and indemnity amounts owed by that bond issuer under the basic documents will be paid first to the persons entitled thereto (other than the bond trustee, the Delaware trustee and the certificate trustee) and second, to the bond trustee, Delaware trustee and certificate trustee;

(8)	the amount, if any, by which that bond issuer’s capital subaccount needs to be funded to equal the required capital level as of such payment date will be allocated to that capital subaccount;

(9)	an amount equal to one-half of 6.85% of the required capital level will be paid to that bond issuer’s seller;

(10)	reimbursement of the servicer for any amounts paid by that servicer to the bond trustee, Delaware trustee or certificate trustee pursuant to section 6.02(f) of the servicing agreement;

(11)	allocation of the remainder, if any, to the excess funds subaccount; and

(12)	following, first, the payment of all principal of and interest on all bonds and all other approved financing costs, and, second, the payment of any unpaid amounts due the Delaware trustee, the certificate trustee and the related bond trustee under clause (1) above that exceeded the cap, then the balance, if any, will be paid to that bond issuer free from the lien of the bond indenture.

If, on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount of the bond issuer are insufficient to make the payments contemplated by clauses (1) through (6) above, the bond trustee will first, draw from amounts on deposit in the excess funds subaccount of the bond issuer and second, draw from amounts on deposit in the bond issuer’s capital subaccount, up to the amount of the shortfall, in order to make the payments described above. In addition, if on any payment date funds on deposit in the general subaccount of a bond issuer are insufficient to make the transfer described in clause (8) above, the related bond trustee will draw from amounts on deposit in the excess funds subaccount of that bond issuer to make the required transfer. See “Description of the Bonds—Allocations and Payments” in this prospectus.

Payments of principal due and payable on the bonds of a bond issuer as a result of an event of default (and assuming all bonds have been declared immediately due and payable), or upon final maturity, will be paid pro rata based on the respective principal amounts of such bonds.

See “Description of the Certificates—Events of Default” in the prospectus for a description of the allocation of proceeds from the sale of any bond by the certificate trustee or of amounts recovered by the certificate trustee as a result of the institution of certain judicial proceedings by the certificate trustee, in each case as a result of an event of default and subject to the terms of the certificate indenture.

The following diagram provides a general summary of the flow of funds from the customers of a bond issuer through the servicer to the collection account of that bond issuer, and the various allocations from the collection account:

Allocations and Distributions

CUSTOMERS
Payments to the servicer in respect of the phase-in-recovery charge
SERVICER
Daily remittance of estimated payments arising from phase-in-recovery charge
COLLECTION ACCOUNT
Subject to cap to the extent applicable, semiannual application of amounts in collection account, including earnings, in the following priority:
1
BOND TRUSTEE, CERTIFICATE TRUSTEE, DELAWARE TRUSTEE, ISSUING ENTITY:
Fees, expenses and indemnity amounts
2
SERVICER:
Servicing fee
3
ADMINISTRATOR:
Administration fee
4
BOND ISSUER AND ISSUING ENTITY:
Other operating expenses
5
CERTIFICATE HOLDERS:
• Overdue semiannual interest
• Semiannual interest
6
CERTIFICATE HOLDERS:
• Principal following event of default or on final maturity
• Scheduled principal payments
7
BOND ISSUER, ISSUING AND TRUSTEES:
Unpaid operating expenses and indemnities
8
CAPITAL SUBACCOUNT:
Up to required capital level
9
SELLER:
Equal to one-half of 6.85% of the required capital level
10
SERVICER:
Reimbursement of certain indemnity amounts paid to trustees
11
EXCESS FUNDS SUBACCOUNT:
Allocation of the remainder, if any
12
BOND ISSUER:
Balance, if any, following payment of bonds and approved financing costs and unpaid amounts to trustees that exceeded the cap, to the bond issuer

Cap on Certain Financing Costs	Pursuant to the financing order, certain approved ongoing financing costs recoverable through phase-in-recovery charges (including those referenced in clauses (1) through (4), (7), (9) and (10) above) may not exceed on an annual basis the aggregate amount approved for such ongoing financing costs by more than 5%. The sum of such approved annual ongoing financing costs ($1,072,732) plus an amount equal to 5% of such costs is equal to $1,126,369, which amount is referred to as the cap. The ongoing financing costs referenced in clauses (1) through (4), (7), (9) and (10) above, to the extent in excess of the cap for any given annual period, may be recovered in any subsequent annual period (subject to the annual cap in such subsequent period). Unused cap amounts in a given year will not be available for recovery of any ongoing financing costs in a subsequent year. See “Description of the Bonds—Allocations and Payments.” In the case of a non-utility servicer with a servicing fee of 0.75% of the initial principal balance of the bonds (the maximum permitted to be paid to a non-utility servicer under the financing order) as compared to 0.10% to be paid to the initial servicer, the cap would be $4,277,550.

The initial servicer of each bond issuer will agree in its servicing agreement to indemnify the bond trustee and, as to such bond issuer’s allocable portion only (pro rata in proportion to the original principal amount of such bond issuer’s bonds unless directly allocable to such bond issuer), the Delaware trustee and the certificate trustee, for all due and unpaid compensation, expenses and indemnity amounts (owed by such bond issuer to such trustee under, and to the extent set forth in, section 6.07 of the bond indenture, sections 1 through 4 of the fee and indemnity agreement and any applicable provisions of the other applicable basic documents), that exceed the cap. Each servicing agreement will provide that this initial servicer indemnity obligation will continue as an obligation of such servicer in the event a successor servicer is appointed.

Servicing	The servicers will service and administer the respective phase-in-recovery properties and bill and collect the respective phase-in-recovery charges in the same manner that they service and administer bill collections for their own account and the accounts they service for others, if any. See “Servicing Agreements—Servicing Standards and Covenants.”

Servicing Compensation	Each servicer will be entitled to receive an annual servicing fee in an amount equal to 0.10% of the initial principal balance of the bonds of its bond issuer. If any of the servicers are replaced by a non-utility successor servicer, such non-utility successor servicer may be paid an annual servicing fee of up to 0.75% of the initial principal balance of the bonds.

The bond trustees will pay the unpaid servicing fees semiannually on each payment date to the extent of available funds prior to the distribution of any interest on and principal of its bonds.

Tax Status of the Certificates	For federal income tax purposes, the issuing entity will be treated as a “grantor trust,” and thus not taxable as a corporation, and each tranche of certificates will be treated as representing ownership of fractional undivided beneficial interests in the bonds of each of the bond issuers and other trust property. Interest and original issue discount, if any, on the certificates, and any gain on the sale of the certificates, generally will be included in gross income of certificateholders for federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” in this prospectus. Interest on the certificates and any profit on the sale of the certificates are subject to Ohio personal income taxes. For taxpayers other than a limited class of financial institutions, Ohio does not currently impose a personal property tax to which the certificates would be subject. See “Ohio State Taxation” in this prospectus.

ERISA	See “Certain ERISA and Other Considerations” in this prospectus.

Payment Dates and Interest Accrual	Interest will be distributed on the certificates semiannually, on January 15 and July 15. The first scheduled interest and principal distribution date is January 15, 2014. If any interest distribution date is not a business day, distributions scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period. On each distribution date, the certificate trustee will distribute interest on and principal of the certificates to the extent interest and principal is received on the corresponding tranche of bonds of each bond issuer to the holders of each tranche of certificates as of the close of business on the record date. Interest on the bonds will be calculated on a 30/360 basis. See “Description of the Certificates” and “Description of the Bonds.”

Interest is due on each distribution date and principal is due upon the final maturity date for each tranche of certificates.

Continuing Disclosure	Each bond issuer will or will cause its sponsor to, post on http://www.firstenergycorp.com/investor, a collective website to be used by all bond issuers, periodic reports containing the information required by the related bond indenture (which will include reports and other information required to be filed with the SEC and information regarding the Phase-In-Recovery Charges). See “Description of the Bonds—Website Disclosure” in this prospectus.

RISK FACTORS

Before investing in the certificates you should carefully consider the risks described below, as well as the other information contained in this prospectus and the accompanying prospectus supplement. These are risks we consider to be material to your decision whether to invest in the certificates. There may be risks that you view in a different way than we do, and we may omit a risk that we consider immaterial, but you consider important. If any of the risks discussed below occur, an investment in the certificates could be materially harmed.

Risks Related to Limited Source of Payments and Credit Enhancement

You could experience payment delays or losses as a result of limited sources of payment for the certificates and limited credit enhancement.

You could experience payment delays or losses on your certificates because payments on each tranche of bonds that correspond to your tranche of certificates are the primary source of distributions on the certificates. The bonds are the principal assets of the issuing entity. The phase-in-recovery properties and the other bond collateral, which is expected to be of relatively small value, are in turn the only sources of payments on the bonds.

There will be no forms of credit enhancement for the bonds except for the right to adjust the phase-in-recovery charges and amounts held in the capital subaccounts and excess funds subaccounts. We do not anticipate that the bonds or the certificates will have the benefit of any liquidity facility or of any third-party credit enhancement, such as guarantees, letters of credit or insurance. The bonds of a bond issuer will be payable only from its phase-in-recovery property and its other bond collateral and not from the phase-in-recovery property or other bond collateral of any other bond issuer. The obligations of the bond issuers in respect of the bonds are separate and an event of default on the bonds of one bond issuer will not cause an event of default on the bonds of any other bond issuer.

If distributions are not made on the certificates in a timely manner as a result of nonpayment of any bonds of any of the bond issuers when due (and, for the avoidance of doubt, excluding the failure to pay principal in accordance with the expected amortization table), the holders of at least a majority of the outstanding principal amount of all tranches of the certificates (voting as one class) may direct the certificate trustee to bring an action against the defaulting bond issuer to foreclose on the phase-in-recovery property of that bond issuer and the other bond collateral securing its bonds. There is not likely to be a market, however, for the sale of the phase-in-recovery property and the other bond collateral.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions

You could experience payment delays or losses as a result of amendment, repeal or invalidation of the Securitization Act or breach of the pledge of the State of Ohio.

In the Securitization Act, the State of Ohio and in the financing order, the PUCO on behalf of the State of Ohio, has pledged and agreed that it will not take or permit any action that impairs the value of the phase-in-recovery property or, except as allowed under the Securitization Act, reduce or impair phase-in-recovery charges that are imposed, charged or collected until the bonds and all other approved financing costs are paid in full. Even though the obligations of the PUCO and the State of Ohio in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds and are legally enforceable by the bond issuers, the bond trustee and the bond holders against the State of Ohio, it is possible that actions could be taken (even if such actions were ultimately found to be unlawful) to alter the provisions of the Securitization Act or limit or alter the phase-in-recovery properties or the financing order.

Ohio has both an initiative and a referendum process. The time for challenging the Securitization Act through referendum has expired, but the right of voters in Ohio to enact laws by initiative can be exercised at any time, provided a lengthy process is followed and successfully concluded. Supporters first must petition the Ohio legislature, and the legislature then has an opportunity to act on the proposed legislation. If the legislature rejects the proposed legislation or takes no action, then the initiative question will go to the ballot if additional signature requirements are met. Ohio voters may also initiate constitutional amendments by a similar process involving the Secretary of State, the Attorney General and the Ohio Ballot Board.

Legislative Actions

Our counsel has opined to us that under applicable constitutional principles relating to the impairment of contracts, the State of Ohio could not repeal or amend the Securitization Act, or take or permit any action prohibited by, or fail to take any action required, under its pledge described above, if the repeal or amendment or the action or inaction would impair the value of the phase-in-recovery property or, except as allowed under the Securitization Act, reduce or impair phase-in-recovery charges that are imposed, charged or collected until the bonds and all other approved financing costs are paid in full, so as to cause a substantial impairment of the contractual obligation undertaken in the pledge, absent a demonstration by the State of Ohio that is a reasonable exercise of its sovereign power and of a character reasonable and appropriate to the public purpose justifying such action.

Although there have been numerous cases in which legislative or popular concerns with the burden of taxation or governmental charges have led to adoption of legislation reducing or eliminating taxes or charges that supported bonds or other contractual obligations entered into by public instrumentalities, courts have generally not considered these concerns by themselves to provide sufficient justification for a substantial impairment of the pledged security provided by the taxes or governmental charges for such bonds or obligations. Based on these court decisions (which, however, to date have not addressed directly the bonds and, thus, the certificates, or the State of Ohio’s pledge described above or any substantially similar bonds, certificates or pledges), it would appear unlikely that the State of Ohio could substantially impair the value of the phase-in-recovery property, or reduce or impair phase-in-recovery charges, unless the action is reasonable and appropriate to further a legitimate public purpose.

Moreover, in the opinion of our counsel, under the takings clauses of the United States and Ohio Constitutions, the State of Ohio could not repeal or amend the Securitization Act (by way of legislative process, including voter initiative, or take or refuse to take any action in contravention of its pledge (described above)) without paying just compensation to the bondholders (and, thus, the certificateholders), as determined by a court of competent jurisdiction, if doing so would deny all economically beneficial or productive use of the phase-in-recovery property of the bondholders (and, thus, the certificateholders) or if the court determined that the State of Ohio’s action rose to the level of a taking based upon the character of the action, the economic impact of the State of Ohio’s regulation and the extent to which the regulation interfered with distinct investment-backed expectations of the bondholders and certificateholders in connection with their investments in the bonds and certificates, respectively. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the bonds and distributions on the certificates.

To the extent voter initiative is relevant, Article 2, Section 1 of the State of Ohio Constitution specifically limits the rights of the people themselves to enact laws to the same limits applicable to the General Assembly and provides that “[t]he limitations expressed in the constitution, on the power of the General Assembly to enact laws, shall be deemed limitations on the power of the people to enact laws.” Thus, any State of Ohio constitutional limitations with respect to impairment of legislation would also apply to any voter initiative.

We are not aware of any proposed or pending initiative petition or of any proposed or pending legislation in the State of Ohio that would affect any of the provisions of the Securitization Act, and we are not aware of any pending suit that challenges any of the provisions of the Securitization Act, relating to the issuance by the PUCO of a financing order, the creation or characterization of the phase-in-recovery property or the issuance of “phase-in-recovery bonds,” such as the bonds.

Nonetheless, we cannot assure you that a repeal or amendment of the Securitization Act will not be adopted or sought or that any action or refusal to act by the State of Ohio will not occur, any of which may constitute a violation of the State of Ohio’s pledge to the owners of the phase-in-recovery properties. If a violation of this pledge occurred, costly and time consuming litigation might ensue. Any litigation might adversely affect the price of the certificates and your ability to resell the certificates and might delay the timing of distributions on the certificates. Moreover, given the lack of controlling judicial precedent directly addressing the bonds and, thus, the certificates and the State of Ohio’s pledge, we cannot predict the outcome of any litigation with certainty, and, accordingly, you could experience a delay in receipt of distributions on or incur a loss on your investment in the certificates.

Court Decisions

If a court were to determine that the relevant provisions of the Securitization Act or the financing order are unlawful, invalid or unenforceable in whole or in part, it could adversely affect the validity of the bonds and the certificates or the issuing entity’s ability to make distributions on the certificates. In either case, you could suffer a loss on your investment in the certificates.

CEI, OE or TE will not indemnify you for any changes in the law, including any amendment or repeal of the Securitization Act that may affect the value of your certificates. See “—Risks Related to the Phase-In-Recovery Property—Limited rights and remedies may impair ability to realize on collateral” below.

Litigation and other events in jurisdictions other than Ohio could adversely affect certificateholders.

Other states have passed laws permitting securitization by electric utilities similar to those permitted by the Securitization Act, and some of these laws have been challenged by judicial actions. To date, none of these challenges have succeeded, but future challenges might be made. A legal action successfully challenging under the U.S. Constitution or other federal law a state statute similar to the Securitization Act adopted by a jurisdiction other than the State of Ohio could establish legal principles that would serve as a basis to challenge the Securitization Act. Although the Securitization Act would not become invalid automatically as a result of a court decision invalidating another state’s statute, such a decision could establish a legal precedent for a successful challenge to the Securitization Act. One of the unsuccessful challenges was a claim that a similar state scheme was impermissible state regulation of interstate commerce in violation of the Commerce Clause of the U.S. Constitution, which limits the authority of States to regulate interstate commerce. Other unsuccessful challenges based on claims that could arise under the U.S. Constitution or other federal law included claims that allowing utilities to recover nonbypassable charges from certain classes of ratepayers operated as takings of the ratepayers’ property or treated different classes of ratepayers differently in violation of equal protection. Similarly, legislative, administrative, political or other actions in other states would not directly impact the Securitization Act or the interests of certificateholders, but could heighten awareness of the political and other risks associated with these types of securities as perceived by the capital markets, and in that way, limit the ability of certificateholders to resell the certificates and impair their value. We cannot assure you that future challenges to similar types of electric distribution utility securitizations in other states will not significantly impair your ability to resell the certificates or the value of the certificates.

The federal government might preempt the Securitization Act without full compensation.

Federal preemption of the Securitization Act could prevent bondholders from receiving payments on the bonds, and thus, certificateholders from receiving distributions on the certificates and cause a loss on your investment in the certificates. In the past, bills have been introduced in Congress to prohibit the recovery of charges similar to the phase-in-recovery charges, although Congress has not enacted any such law. As of the date of this prospectus, we are not aware of the House, the Senate, or committees thereof having primary relevant jurisdiction having considered legislation that would prohibit the recovery of charges similar to the phase-in-recovery charges. However, we can give no assurances that Congress may not do so in the future. Enactment of a federal law prohibiting the recovery of charges similar to the phase-in-recovery charges might have the effect of preempting the Securitization Act and thereby prohibiting the recovery of the phase-in-recovery charges, which would cause delays and losses on payments on the bonds and, thus, distributions on the certificates.

We can give no assurances that a court would consider the preemption by federal law of the Securitization Act to be a taking of property from the bond issuers, from us as the bondholders or, thus, from the certificateholders under the U.S. Constitution or under the Constitution of the State of Ohio. Moreover, even if this preemption of the Securitization Act by the federal government were considered a taking under the U.S. Constitution or under the Constitution of the State of Ohio for which the federal government had to pay “just compensation,” we can give no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the bonds, and, thus, distributions on the certificates, or to pay such amounts on a timely basis.

The PUCO might take actions that could reduce the value of your investment in the certificates.

The Securitization Act provides that a final financing order is irrevocable and that the PUCO may not reduce, impair, postpone, or terminate the phase-in-recovery charges authorized in the final financing order or impair the property or the collection or recovery of phase-in costs. However, the PUCO retains the power to adopt, revise or rescind rules or regulations affecting the Ohio Companies. The PUCO also retains the power to interpret the financing order granted to the Ohio Companies, and in that capacity might be called upon to rule on the meanings of provisions of the order that might need further elaboration. Any new or amended regulations or orders from the PUCO might affect the ability of the servicers to collect the phase-in-recovery charges in full and on a timely basis, the rating of the bonds and the certificates and, accordingly, the amortization of the bonds and certificates and their weighted average lives, which in turn could adversely affect distributions on your certificates.

The financing order provides for a formula-based mechanism relating to adjustments to phase-in-recovery charges. See “Description of the Phase-In-Recovery Property—Adjustments to the Phase-In-Recovery Charges.” Applications of adjustment procedures similar to the ones set forth in the financing order have been challenged in the past in other states and may be challenged in the future. Past challenges have included claims that utility commissions in other states have used methods for calculating adjustments that were inconsistent with the governing statute, or have used procedures that were insufficient to guarantee due process. Challenges to or delays in the adjustment process might adversely affect the market perception and valuation of the certificates. Also, any litigation might materially delay phase-in-recovery charge collections due to delayed implementation of adjustments and might result in missing payments or payment delays and lengthened weighted average life of the bonds, and, thus, missing distributions or distribution delays and lengthened average life of the certificates.

Servicing Risks

Inaccurate consumption forecasting might result in phase-in-recovery charges that result in inadequate collections to make scheduled payments on the bonds and, thus, scheduled distributions on the certificates.

The phase-in-recovery charges are imposed based on forecasted customer usage, i.e., kilowatt-hours of electricity consumed by customers. The amount and timeliness of phase-in-recovery charge collections will depend in part on actual electricity usage and the amount of collections and write-offs for each customer class. If the servicers inaccurately forecast electricity consumption when setting or adjusting the phase-in-recovery charges, there could be a shortfall or material delay in phase-in-recovery charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the bonds, which in turn could lead to missed or delayed distributions and lengthened weighted average life of the certificates. Please read “Description of the Phase-In-Recovery Property—Financing Order and Issuance Advice Letters” and “—Adjustments to the Phase-In-Recovery Charges” in this prospectus.

Inaccurate forecasting of electricity consumption by the servicers might result from, among other things, the general economic environment in the service territories of the Ohio Companies being worse than expected, causing retail electric customers to migrate from the Ohio Companies’ service territories or reduce their electricity consumption; the impact of weather conditions, resulting in less electricity consumption than forecast; levels of business activity; customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency; the occurrence of a natural or other disaster, or an act of terrorism, cyber attack or other catastrophic event; unanticipated changes in the market structure of the electric industry; or customers switching to alternative sources of energy, including self-generation of electric power.

Your investment in the certificates depends on the actions of the Ohio Companies or their successors or assignees, as servicers of the phase-in-recovery property.

The Ohio Companies, as servicers, will be responsible for, among other things, calculating, billing and collecting the phase-in-recovery charges from customers, submitting requests to the PUCO to adjust these charges, monitoring the collateral for the bonds and taking certain actions in the event of non-payment by a retail electric customer. The bond trustees’ receipt of collections in respect of the phase-in-recovery charges, which will be used to make payments on the bonds resulting in distributions on the certificates, will depend in part on the skill and diligence of the servicers in performing these functions. Difficulties or failures in the servicers’ handling of the collateral could result in a shortfall in funds to pay debt service on the bonds and, thus, distributions on the certificates. The systems that the servicers have in place for phase-in-recovery charge billings and collections might, in particular circumstances, cause the servicers to experience difficulty in performing these functions in a timely and completely accurate manner.

If the servicers fail to make collections for any reason, then the servicers’ payments to the bond trustees in respect of the phase-in-recovery charges might be delayed or reduced. In that event, payments on the bonds might be delayed or reduced resulting in delayed or reduced distributions on the certificates.

If the bond issuers have to replace the Ohio Companies as the servicers, they may experience difficulties finding and using replacement servicers.

If the Ohio Companies cease to service the phase-in-recovery properties, it might be difficult to find successor servicers. Also, any successor servicers might have less experience and ability than the Ohio Companies and might experience difficulties in collecting phase-in-recovery charges and determining appropriate adjustments to the phase-in-recovery charges and billing and/or payment arrangements may change, resulting in delays or disruptions in collections. In the event of the commencement of a case by or against any of the servicers under the United States Bankruptcy Code or similar laws, the bond trustees might be prevented from effecting a transfer of servicing due to operation of the bankruptcy code. Any of these factors and others might delay the timing of payments and may reduce the value of your investment in the certificates. Please read “Servicing” in this prospectus.

Changes to billing and collection practices might reduce the value of your investment in the certificates.

The financing order specifies the methodology for determining the amount of the phase-in-recovery charges that may be imposed. The servicers may not change this methodology without approval from the PUCO. Also, the servicers may change billing and collection practices, which might adversely impact the timing and amount of customer payments and might reduce phase-in-recovery charge collections, thereby limiting our ability to make scheduled distributions on the certificates. Separately, the PUCO might require changes to these practices. Any changes in billing and collection practices regulations might make it more difficult for the servicers to collect the phase-in-recovery charges which could adversely affect the value of your investment in the certificates. Please read “The Sponsors, Sellers, Initial Servicers and Depositors” in this prospectus.

Limits on rights to terminate electric service might make it more difficult to collect the phase-in-recovery charges.

Ohio statutory requirements and the rules and regulations of the PUCO, which may change from time to time, regulate and control the right to disconnect service. For example, retail electric providers in Ohio generally may not terminate service to a customer (1) on a holiday or weekend day or after 12:30 p.m. on the day immediately preceding a holiday or weekend, (2) during the period of November through April 15th except under certain conditions, (3) if such disconnection would be especially dangerous to the health of a person, (4) if such customer is an energy assistance client under certain circumstances or (5) if the customer is a mastermetered apartment complex unless certain notices are given. To the extent these retail electric customers do not pay for their electric service, retail electric providers will not be able to collect phase-in-recovery charges from these retail electric customers. Although retail electric providers will have to pay the servicers the phase-in-recovery charges on behalf of those customers (subject to any charge-off allowance and reconciliation rights), required service to nonpaying end-use customers could affect the ability of retail electric providers to make such payment.

Future adjustments to the phase-in-recovery charges by rate schedule might result in insufficient collections.

The customers of each Ohio Company are provided service under one of eight different rate schedules. The phase-in-recovery charges imposed by the related bond issuer will be allocated among these rate schedules and imposed in accordance with the formula required under the Securitization Act and specified in the financing order. A shortfall in collections of the phase-in-recovery charges will be corrected in the next adjustment to the phase-in-recovery charges and allocated to such Ohio Company’s rate schedules in the same fashion. If enough customers receiving service under an individual rate schedule fail to pay the phase-in-recovery charges or cease to be customers, the applicable servicer might have to substantially increase the phase-in-recovery charges for the remaining customers. These increases could lead to further failures by the remaining customers to pay the phase-in-recovery charges, thereby increasing the risk of a shortfall in funds to pay debt service on the bonds of the applicable bond issuer and, thus, distributions on the certificates.

Phase-in-recovery charges will apply to all retail customers of an electric distribution utility for as long as they remain customers of such electric distribution utility. If a customer of the utility subsequently receives retail electric distribution service from another electric distribution utility operating in the same service area, including by succession, assignment, transfer or merger, the phase-in-recovery charges will continue to apply to that customer. However, if a customer switches its retail electric distribution service to a municipal utility, the phase-in-recovery charges will not continue to apply to that customer.

Expenses may be incurred in excess of the cap on certain financing costs provided in the financing order.

Under the financing order, phase-in-recovery charges may not be imposed by the respective bond issuers for certain ongoing financing costs to the extent they exceed the cap for such amounts. In addition, the respective bond issuers’ other assets, substantially all of which are pledged to the trustee under the respective bond indentures, may not be used by the trustee to pay such excess amounts. Examples of the costs subject to the cap include payment of specified fees and expenses to the trustees, the servicer and the administrator. No assurance can be given that expenses will not be incurred for these purposes in excess of the cap level and, if this were to occur, there may not be sufficient funds to make payments for these excess amounts. Creditors which are owed these amounts and not paid may obtain judgment liens against a bond issuer’s assets or seek to place a bond issuer in bankruptcy. The foregoing events could adversely affect the issuing entity, as holder of the bonds, and thus, certificateholders.

The initial servicer of each bond issuer will agree in its servicing agreement to indemnify each applicable trustee (i.e., its bond trustee and its allocable portion as to the certificate trustee and Delaware trustee) for all due and unpaid indemnity and other payments, of the applicable bond issuer under the applicable basic documents, that exceed the cap. Each servicing agreement will provide that this initial servicer obligation will continue as an obligation of such initial servicer in the event a successor servicer is appointed.

Storm-Related Risks

Storm damage to the service territories could impair the payment of distributions on the certificates.

The Ohio Companies’ service territories have been impacted by severe weather, such as tornadoes, hurricanes, such as Hurricane Sandy, ice or snowstorms, droughts and other natural disasters, which disrupt the Ohio Companies’ operations. Future storms could have similar effects. Transmission, distribution and usage of electricity could be interrupted temporarily, reducing the amount of phase-in-recovery charges collected. There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity in the Ohio Companies’ service territories, which could cause the per-KWh phase-in-recovery charge to be greater than expected after the adjustment process. Legislative action adverse to the certificateholders might be taken in response, and such legislation, if challenged as violative of the State of Ohio’s pledge, might be defended on the basis of public necessity. Please read “The Securitization Act—CEI, OE and TE and Other Utilities May Securitize Phase-In Costs—The State Pledge” and “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Legislative Actions” in this prospectus.

Risks Related to the Phase-In-Recovery Property

Foreclosure of the bond trustees’ lien on the phase-in-recovery property securing the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect.

Under the Securitization Act and the bond indentures, the bond trustees have the right to foreclose or otherwise enforce the lien on the phase-in-recovery property securing the bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the phase-in-recovery property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although payments on the bonds will be due and payable upon acceleration of the bonds before maturity, the phase-in-recovery charges likely would not be accelerated. The true-up adjustment mechanism will be used to adjust phase-in-recovery charges to meet scheduled payments but not accelerated maturity. As a result, the nature of the bond issuers’ business will result in payments on the bonds being paid as funds become available. If there is an acceleration of the bonds, all tranches of the bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected, which could adversely affect distributions on the certificates and affect the value of your investment in the certificates.

Bankruptcy and Creditors’ Rights Issues

The bankruptcy of an Ohio Company could delay or reduce payments on the bonds of its related bond issuer and, thus, an allocable portion of the certificates and adversely affect the ability to resell the phase-in-recovery property of that bond issuer.

If an Ohio Company were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of the Ohio Company or the Ohio Company itself as debtor in possession were to take the position that the phase-in-recovery property constituted property of the Ohio Company’s bankruptcy estate, and a court were to adopt this position, then delays or reductions in payments on bonds of the related bond issuer, and therefore an allocable portion of the certificates, could result. For example, a creditor or bankruptcy trustee of an Ohio Company or the Ohio Company itself as debtor in possession might argue that, contrary to Ohio law as set forth in the Securitization Act, the sale of the phase-in-recovery property to the bond issuers was a loan to the Ohio Company from its respective bond issuer, secured by a pledge of the phase-in-recovery property rather than an absolute transfer and true sale of such phase-in-recovery property. If the bankruptcy court accepted that argument, the phase-in-recovery property would be considered property of the bankruptcy estate of the Ohio Company, the exercise of rights of the bond issuer in respect of the phase-in-recovery property would be subject to the automatic stay that arises upon the commencement of the Ohio Company’s bankruptcy case, and the rights of the related bond issuer as secured creditor would be subject to modification to the extent permitted under the Bankruptcy Code. Such modifications could include, among other things, reductions of the amounts of payment of interest and principal on the bonds, delays in payments and alteration of other terms of the bonds, leading to delays or reductions in payments on the certificates.

Generally, bankruptcy courts look to state law to create and define property interests held by a debtor in a bankruptcy case. The Securitization Act provides, among other things, that, a financing order shall remain in effect and unabated notwithstanding the bankruptcy, reorganization, or insolvency of the electric distribution utility or any affiliate of the electric distribution utility or the commencement of any judicial or nonjudicial proceeding on the financing order. It also provides that any sale, assignment or transfer of phase-in-recovery property under a financing order sale shall be an absolute transfer and true sale of, and not a pledge of or secured transaction relating to, the seller’s right, title, and interest in, to, and under the property, if the documents governing the transaction expressly state that the transaction is a sale or other absolute transfer. Each of the sale agreements contains an explicit statement that this securitization is an absolute transfer and true sale. See “Bankruptcy and Creditors’ Rights Issues—True Sale.”

Nevertheless, by reason of the so-called Supremacy Clause and Article I, Section 8, clause 4 of the United States Constitution, Congress has the right to enact bankruptcy legislation that could overturn or be inconsistent with the Securitization Act. Further, to the extent that a bankruptcy court determined that the provisions of the Securitization Act dealing with the creation and definition of the phase-in-recovery property, or the treatment of the sale of the phase-in-recovery property as an absolute transfer, as in a true sale, were in actual conflict with existing provisions of the Bankruptcy Code, the bankruptcy court could ignore those provisions of the Securitization Act and, among other things, determine that the phase-in-recovery property was property of the bankruptcy estate of the Ohio Company.

Under certain circumstances, a court might hold that, notwithstanding the creation and definition of phase-in-recovery property under Ohio law, the bankruptcy estate of an Ohio Company retains some interest in the phase-in-recovery property sufficient to justify the exercise by the Ohio Company’s bankruptcy court of jurisdiction over the phase-in-recovery property. In 2001, in the case of LTV Steel Company, Case No. 00-43866 in the United States Bankruptcy Court for the Northern District of Ohio, the court initially ruled that the debtor retained “some equitable interest” in securitized receivables and inventory sufficient to permit the bankruptcy court to authorize the debtor to use proceeds of such securitized assets as cash collateral for post-petition operations of the debtor. In refusing to modify the interim cash collateral order, the court stated that it could not conclude that the receivables were not property of the debtor’s estate until an evidentiary hearing on such issue was held. While the parties to the LTV Steel Company proceeding ultimately settled their disputes, and the court entered an order affirming the true sale nature of the underlying securitization, the initial ruling was not vacated. There is no assurance that a bankruptcy court in a bankruptcy case of an Ohio Company might not take a similar view, particularly if failure to do so would cause significant harm to the seller’s bankruptcy estate or otherwise to the continued operations of the Ohio Company, its ultimate reorganization under the Bankruptcy Code or other significant public interests, such as the delivery of electricity to consumers.

Because the phase-in-recovery charges are usage-based, if an Ohio Company were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the Ohio Company, or the Ohio Company itself as debtor in possession could argue that its related bond issuer should pay a portion of the costs of the Ohio Company associated with the generation, transmission or distribution of the electricity the price of which gave rise to the payments arising from the phase-in-recovery charges that are used to make distributions on the bond issuer’s bonds and an allocable portion of the certificates. If a court were to adopt this position, the amounts paid to the bond trustee, and thus to the holders of the certificates, could be reduced.

Regardless of whether an Ohio Company is the debtor in a bankruptcy case, and notwithstanding that the Securitization Act states that the phase-in-recovery property shall constitute an existing, present property right, notwithstanding any requirement that the imposition, charging, and collection of phase-in-recovery charges depend on the electric distribution utility continuing to deliver retail electric distribution service or continuing to perform its servicing functions relating to the collection of phase-in-recovery charges or on the level of future energy consumption, if a court were to accept the arguments of a creditor of the Ohio Company that phase-in-recovery property comes into existence only as customers use electricity, a tax, government lien or other lien on property of the Ohio Company arising before the phase-in-recovery property came into existence may have priority over the related bond issuer’s interest in the phase-in-recovery property, which could result in the bond issuer being treated as an unsecured creditor in the seller’s bankruptcy case and a potential reduction in the amounts distributed to certificateholders. See “Bankruptcy and Creditors’ Rights Issues.”

Regardless of whether the bankruptcy court made any adverse determination in an Ohio Company bankruptcy case, the mere existence of an Ohio Company bankruptcy case could have an adverse effect on the resale market for the certificates and the market value of the certificates.

The bankruptcy of an Ohio Company or any successor entity might limit the remedies available to the bond trustee.

Upon an event of default under a bond indenture, the bond trustee will enforce the security interest in the phase-in-recovery property in accordance with the terms of the bond indenture. Under the Securitization Act, if a utility servicer defaults on any required payment of phase-in-recovery revenues, a court, upon application by the bond trustee (or any other interested party) and without limiting any other remedies available to the bond trustee, shall order the sequestration and payment of the revenues for the benefit of bondholders, the applicable bond issuer and any bond trustee or other financing party. The court order shall remain in full force and effect notwithstanding any bankruptcy, reorganization, or other insolvency proceedings with respect to the electric distribution utility or any affiliate. There can be no assurance, however, that a court would issue this order after an Ohio Company’s bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the bond trustee would likely seek an order from the bankruptcy court lifting the automatic stay to permit or authorize this action by the court, and an order requiring an accounting and segregation of the revenues arising from the phase-in-recovery property. There can be no assurance that a court would grant either order.

The Ohio Companies and any successor servicers will commingle the phase-in-recovery charges with other revenues they collect, which might obstruct access to the phase-in-recovery charges in case of a servicer’s bankruptcy and reduce the value of the bonds and, thus, your investment in the certificates.

The servicers will be required to remit collections to the bond trustees within two business days after the payments arising from the phase-in-recovery charges are deemed to be collected as described under “Servicing—Remittances to Collection Account.” The servicers will not segregate the phase-in-recovery charges from the other funds they collect from retail electric customers or retail electric providers or their general funds. The phase-in-recovery charges will be segregated only when the servicers pay them to the bond trustees.

Despite this requirement, the servicers might fail to pay the full amount of the phase-in-recovery charges to the bond trustees or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of phase-in-recovery charge collections available to make payments on the bonds and, thus, distributions on the certificates.

The Securitization Act provides that the bond issuers’ rights to the phase-in-recovery property are not affected by the commingling of these funds with any other funds of the servicers. In a bankruptcy of a servicer, however, a bankruptcy court might rule that federal bankruptcy law does not recognize a bond issuer’s right to collections of the phase-in-recovery charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the phase-in-recovery charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the bonds and distributions on the certificates. In this case, the bond issuers’ would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on the bonds and material delays in payment of distributions, or losses, on the certificates, which could materially reduce the value of your investment in the certificates. Please read “Bankruptcy and Creditors’ Rights Issues” in this prospectus.

Bankruptcy of a servicer could also delay or reduce payments.

The bankruptcy or insolvency of a servicer could result in delays or reductions in distributions on the certificates. Each of the servicers will remit payments arising from the respective phase-in-recovery charges out of its general funds and will not segregate these amounts from its general funds. In the event of a bankruptcy of a servicer, the related bond trustee likely will not have a perfected interest in commingled funds and the inclusion of the commingled funds in the bankruptcy estate of the affected servicer may result in delays and reductions in distributions on the related bond issuer’s bonds and an allocable portion of the certificates. To the extent that a servicer had made payment of phase-in-recovery charges out of commingled funds to the bond issuer during a period of up to one year prior to the commencement of the bankruptcy case of the servicer, a trustee in bankruptcy of the servicer, or the servicer as debtor-in-possession, may contend that some portion or all of such payments are recoverable as preferences from the bond issuer for the benefit of the bankruptcy estate of the servicer. If a bankruptcy court determined that such payments were preferences, and no applicable defenses to the recovery thereof was available, the bond issuer could be required to repay such preferences to the bankruptcy estate of the servicer. In that event, the bond issuer would have an unsecured claim against the bankruptcy estate of the servicer for the amounts that it had repaid to the estate of the servicer. Furthermore, if a servicer is in bankruptcy, it may stop performing its functions as servicer and it may be difficult to find a third party to act as successor servicer. See “—Servicing Risks.”

Claims against an Ohio Company or any successor entity might be limited in the event of a bankruptcy of such Ohio Company.

If an Ohio Company were to become a debtor in a bankruptcy case, claims, including indemnity claims, by the bond issuer against the Ohio Company under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and could be modified or eliminated altogether disposed of in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that the bond issuer has against the Ohio Company and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the Ohio Company might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, the bond issuer would be left with a claim for actual damages against the Ohio Company based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the Ohio Company.

Other Risks Associated with an Investment in the Certificates

The Ohio Companies’ ratings might affect the market value of the certificates.

A downgrading of the credit ratings on the debt of an Ohio Company could have an adverse effect on the market value of the bonds and, thus, the certificates. Credit ratings may change at any time. A rating agency has the authority to revise or withdraw its rating based solely upon its own judgment.

The Ohio Companies’ indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the certificates.

Each Ohio Company, in its capacity as seller, is obligated under its sale agreement to indemnify its bond issuer and the bond trustee, for itself and on behalf of the bondholders, only in specified circumstances and will not be obligated to repurchase or replace any phase-in-recovery property in the event of a breach of any of its representations, warranties or covenants regarding the phase-in-recovery property. Similarly, each Ohio Company is obligated under its servicing agreement, in its capacity as servicer, to indemnify the bond issuers and the bond trustee, for itself and on behalf of the bondholders, only in specified circumstances. Please read “Sale Agreements—Seller Covenants” and “Servicing Agreements—Servicer Representations and Warranties; Indemnification” in this prospectus.

No bond trustee or the bondholders will have the right to accelerate payments on the applicable bonds as a result of a breach under the applicable sale agreement or servicing agreement, absent an event of default under the applicable bond indenture. See “Description of the Bonds—Events of Default.” Furthermore, the Ohio Companies might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by the Ohio Companies might not be sufficient for you to recover all of your investment in the certificates. In addition, if the Ohio Companies become obligated to indemnify bondholders, the ratings on the certificates may be downgraded as a result of the circumstances causing the breach. Bondholders would be unsecured creditors of the Ohio Companies with respect to any of these indemnification amounts.

The sellers will not be in breach of any representation or warranty as a result of a change in law.

No seller will be in breach of any representation or warranty as a result of a change in the law by means of a legislative enactment, constitutional amendment or voter initiative. Each seller will agree in its sale agreement and each servicer will agree in its servicing agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Securitization Act that would be adverse to its bond issuer, bond trustee or bondholders (and thus the issuing entity, the certificate trustee and the Delaware trustee). Please read “Sale Agreements—Seller Covenants” and “Servicing Agreements—Servicing Procedures.” However, we cannot assure you that any of the Ohio Companies would be able to take this action or that any such action would be successful.

The credit ratings are no indication of the expected rate of payment of principal on the bonds and, thus, distributions on the certificates.

We expect the bonds and the certificates will receive credit ratings from three NRSROs. A rating is not a recommendation to buy, sell or hold the bonds or the certificates. The ratings merely analyze the probability that the bond issuers and thus the certificate issuer, will repay the total principal amount of the bonds and the certificates, respectively, at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected amortization schedules.

Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the bonds. As a result, an NRSRO other than an NRSRO hired by the sponsor, referred to as a hired NRSRO, may issue ratings on the certificates, or Unsolicited Ratings, which may be lower, and could be significantly lower, than the ratings assigned by a hired NRSROs. The Unsolicited Ratings may be issued prior to, or after, the closing date in respect of the bonds. Issuance of any Unsolicited Rating will not affect the issuance of the bonds. Issuance of an Unsolicited Rating lower than the ratings assigned by a hired NRSRO on the bonds might adversely affect the value of the bonds and, thus, the certificates, and, for regulated entities, could affect the status of the bonds and, thus, the certificates as a legal investment or the capital treatment of the bonds and, thus, the certificates. Investors in the certificates should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO. None of the Ohio Companies, the bond issuers, us, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. In addition, if we, the bond issuers or the Ohio Companies fail to make available to a non-hired NRSRO any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the bonds or certificates, a hired NRSRO could withdraw its ratings on the bonds or certificates, which could adversely affect the market value of your certificates and/or limit your ability to resell your certificates.

Other subsidiaries or affiliates of the Ohio Companies may issue other similar bonds or certificates similar to the certificates in the future without your prior review or approval.

The Ohio Companies may sell property created pursuant to a financing order it may obtain in the future to other subsidiaries or affiliates of the Ohio Companies in connection with the issuance of other similar bonds or certificates in the future without your prior review or approval. In the event a customer who is taking generation service from a retail electric service provider does not pay in full all amounts owed under any bill, including phase-in-recovery charges for the bonds and other similar bonds, pursuant to Ohio administrative rules or PUCO order requirements, the amount remitted shall first be credited to past due charges for such retail electric service, second be credited to past due electric utility distribution and transmission charges, including phase-in-recovery charges for the bonds and other similar bonds, and thereafter to current electric utility distribution and transmission charges, including phase-in-recovery charges for the bonds and other similar bonds. Amounts credited to electric utility distribution and transmission charges will be allocated ratably among the phase-in-recovery charges relating to all such bonds and other distribution and transmission charges and fees and charges. We cannot assure you that the issuance of additional bonds similar to the bonds would not cause reductions or delays in payments on the bonds and, thus, distributions on the certificates.

Regulatory provisions affecting certain investors could adversely affect the liquidity of the certificates.

Regulatory or legislative provisions applicable to certain investors may (if and to the extent they apply in relation to an investment in the certificates) have the effect of limiting or restricting their ability to hold or acquire the certificates, which in turn may adversely affect the ability of investors in the certificates who are not subject to those provisions to sell their certificates in the secondary market. For example, certain member states of the European Economic Area, or EEA, have implemented, or are expected to implement, Article 122a of Directive 2006/48/EC, as amended, or Article 122a, which may apply to the purchase of the certificates by certain investors. Among other provisions, Article 122a prohibits investments by an EEA regulated credit institution in securitizations that fail to comply with certain requirements concerning retention by the originator, sponsor or original lender of the securitized assets of a portion of the securitization’s credit risk. Under Article 122a the regulator of such an EEA-regulated credit institution may impose a substantial additional capital charge on that institution if it acquires securities in a securitization and that securitization fails to meet the requirements of Article 122a. None of the Ohio Companies, the bond issuers or us have taken, or intend to take, any steps to comply with the requirements of Article 122a, nor to determine if and to what extent Article 122a applies to the certificates. The fact that the certificates have not been structured to comply with Article 122a could limit the ability of an EEA-regulated credit institution to purchase certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market. This could adversely affect the liquidity of the market should you seek to sell your certificates or the price you may receive upon any sale of your certificates.

REVIEW OF PHASE-IN-RECOVERY PROPERTY

Pursuant to the rules of the SEC, the sponsors have performed, as described below, a review of the phase-in-recovery property underlying the bonds. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the phase-in-recovery property is accurate in all material respects. The sponsors did not engage a third party in conducting their review.

The bonds are secured primarily by the phase-in-recovery property of the bond issuers. The phase-in-recovery property is a present property right authorized and created pursuant to the Securitization Act and an irrevocable financing order. The phase-in-recovery property includes the irrevocable right to impose, charge and collect nonbypassable phase-in-recovery charges from each retail customer within the service territory of CEI, OE or TE, as applicable, and to adjust those phase-in-recovery charges, in accordance with the adjustment mechanism set forth in the financing order, in an amount sufficient to pay principal and interest on the bonds and, subject to the cap to the extent applicable, other approved financing costs.

The phase-in-recovery property is not a static pool of receivables or assets. Phase-in-recovery charges authorized in the financing order that relate to the phase-in-recovery property are irrevocable and may not be reduced, impaired or adjusted by the PUCO except for periodic adjustments, in accordance with the adjustment mechanism, to correct overcollections or undercollections to ensure the recovery of amounts sufficient to timely provide all payments of debt service on the bonds and, subject to the cap to the extent applicable, other approved financing costs. While there is no “cap” on the level of phase-in-recovery charges that may be imposed on retail electric customers to pay on a timely basis scheduled principal of and interest on the bonds and replenish capital subaccounts, there is a “cap” on certain approved financing costs. See “Description of the Bonds—Allocations and Payments” in this prospectus. All revenues and collections resulting from the phase-in-recovery charges provided for in the financing order that relate to the bonds are part of the phase-in-recovery property. The phase-in-recovery property relating to the bonds is described in more detail under “Description of the Phase-In-Recovery Property” in this prospectus.

In the financing order, the PUCO, among other things:

•

orders that each of CEI, OE and TE, as applicable, as servicer under its respective servicing agreement, shall collect from all customers required to pay or collect phase-in-recovery charges under the financing order, phase-in-recovery charges in an amount sufficient to timely provide all payments of debt service on the bonds and, subject to the cap to the extent applicable, other approved financing costs,

•

orders that upon the transfer of the phase-in-recovery property to bond issuers by sellers, the bond issuers shall have all of the rights, title and interest of the sellers with respect to its respective phase-in-recovery property, and

•

states that it will act pursuant to the financing order as expressly authorized by the Securitization Act to ensure that expected phase-in-recovery charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the bonds and, subject to the cap to the extent applicable, other approved financing costs.

Please read “The Securitization Act” and “Description of the Phase-In-Recovery Property—Financing Order and Issuance Advice Letters” in this prospectus for more information.

The characteristics of phase-in-recovery property are unlike the characteristics of assets underlying mortgage and other commercial asset securitizations because phase-in-recovery property is a creature of statute and state regulatory commission proceedings. Because the nature and characteristics of the phase-in-recovery property and many elements of the securitization are set forth and constrained by the Securitization Act, the sponsors do not select the assets to be securitized in ways common to many securitizations. Moreover, the bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Securitization Act and the PUCO require the imposition on, and collection of phase-in-recovery charges from, existing and future retail customers located within the sponsors’ respective service territories. Since the phase-in-recovery charges are imposed on all such retail customers and the true-up adjustment mechanism adjusts for the impact of customer defaults, the collectability of the phase-in-recovery charges is not ultimately dependent upon the credit quality of particular customers; as would be the case in the absence of the true-up adjustment mechanism.

The review by the sponsors of the phase-in-recovery property underlying the bonds has involved a number of discrete steps and elements as described in more detail below. First, each sponsor has analyzed and applied the Securitization Act’s requirements for securitization of phase-in costs in seeking approval of the PUCO for the issuance of the financing order and in its proposal with respect to the characteristics of the phase-in-recovery property to be created pursuant to the financing order. In preparing this proposal, the sponsors worked with their counsel and its financial advisor in preparing the application for a financing order. Moreover, the sponsors worked with their counsel, their financial advisor and counsel to the underwriters in preparing the legal agreements that provide for the terms of the bonds and the security for the bonds. Each sponsor has analyzed economic issues and practical issues for the scheduled payment of the bonds and reviewed the prior experience of its affiliates in terms of impacts of economic factors, potentials for disruptions due to weather or catastrophic events and its own forecasts for customer growth as well as the historic accuracy of its prior forecasts.

In light of the unique nature of the phase-in-recovery property, each sponsor has taken (or prior to this offering, will take) the following actions in connection with its review of its respective phase-in-recovery property and the preparation of the disclosure for inclusion in this prospectus and the accompanying prospectus supplement describing the phase-in-recovery property, the bonds and the proposed securitization:

•

reviewed the Securitization Act and the rules and regulations of the PUCO as they relate to the phase-in-recovery property in connection with the preparation and filing of the application with the PUCO for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

•	actively participated in the proceeding before the PUCO relating to the approval of the requested financing order;

•

compared the financing order, as issued by the PUCO, to the Securitization Act and the rules and regulations of the PUCO as they relate to the phase-in-recovery property to confirm that the financing order met such requirements;

•	compared the proposed terms of the bonds to the applicable requirements in the Securitization Act, the financing order and the regulations of the PUCO to confirm that they met such requirements;

•

prepared and reviewed the agreements to be entered into in connection with the issuance of the bonds and compared such agreements to the applicable requirements in the Securitization Act, the financing order and the regulations of the PUCO to confirm that they met such requirements;

•

reviewed the disclosure in this prospectus and the accompanying prospectus supplement regarding the Securitization Act, the financing order and the agreements to be entered into in connection with the issuance of the bonds, and compared such descriptions to the relevant provisions of the Securitization Act, the financing order and such agreements to confirm the accuracy of such descriptions;

•

consulted with legal counsel to assess if there is a basis upon which the bondholders (or the bond trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of Ohio (including the PUCO) that could repeal or amend the securitization provisions of the Securitization Act that could substantially impair the value of the phase-in-recovery property, or substantially reduce, alter or impair the phase-in-recovery charges;

•

reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including without limitation, billing and collecting the phase-in-recovery charges to be provided for under the phase-in-recovery property, forecasting phase-in-recovery charge revenues and preparing and filing applications for true-up adjustments to the phase-in-recovery charges;

•	reviewed the operation of the true-up adjustment mechanism for adjusting phase-in-recovery charge levels to meet the scheduled payments on the bonds; and

•

assisted its financial advisor and the underwriters with the preparation of financial models in order to set the initial phase-in-recovery charges to be provided for under the phase-in-recovery property at a level sufficient to pay on a timely basis scheduled principal and interest on the bonds.

In connection with its assistance with the preparation of such models, each sponsor:

•	reviewed (i) the historical retail electric usage and customer growth within its service territory and (ii) forecasts of expected energy sales and customer growth;

•	reviewed its historical collection of rate charges; and

•

analyzed the sensitivity of the weighted average life of the bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecasted levels and in relation to the true-up adjustment mechanism in order to assess the probability that the weighted average life of the bonds may be extended as a result of such variances, and in the context of the operation of the true-up adjustment mechanism for adjustment of phase-in-recovery charges to address under or overcollections in light of scheduled payments on the bonds.

As a result of this review, each sponsor has concluded that:

•

the phase-in-recovery property, the financing order and the agreements to be entered into in connection with the issuance of the bonds meet in all material respects the applicable statutory and regulatory requirements;

•

the disclosure in this prospectus and the accompanying prospectus supplement regarding the Securitization Act, the financing order and the agreements to be entered into in connection with the issuance of the bonds is, or in the case of the accompanying prospectus supplement, will be, as of its respective date, accurate in all material respects;

•	it, as servicer, has adequate processes and procedures in place to perform its obligations under the servicing agreement;

•

phase-in-recovery charge revenues, as adjusted from time to time as provided in the Securitization Act and the financing order, are expected to be sufficient to pay on a timely basis scheduled principal and interest on the bonds and, as a result, the distributions on the certificates; and

•

the design and scope of its review of the phase-in-recovery property as described above is effective to provide reasonable assurance that the disclosure regarding the phase-in-recovery property in this prospectus and the accompanying prospectus supplement is accurate in all material respects.

THE SECURITIZATION ACT

Background and Regulatory Overview

On December 21, 2011, the Governor of Ohio signed into law Sections 4928.23 through 4928.2318 of the Ohio Revised Code, referred to herein as the Securitization Act, which amended and enacted certain provisions of Ohio law to establish standards for the securitization of certain costs for electric distribution utilities. The Securitization Act became effective on March 22, 2012. Among other things, the Securitization Act:

•

permits an electric distribution utility, such as CEI, OE and TE, to apply to the PUCO for a financing order authorizing the issuance of bonds to recover certain uncollected “phase-in costs” previously authorized by the PUCO and financing costs through securitization;

•

permits an electric distribution utility under a financing order to impose, charge and collect phase-in-recovery charges on retail customers as long as they remain customers, or if they receive distribution from another electric distribution utility operating in the same service area, in accordance with a PUCO-approved adjustment mechanism;

•	specifies that the phase-in-recovery charges are nonbypassable as long as bonds and financing costs have not been paid in full;

•	specifies that financing orders are irrevocable and remain in effect until the bonds and financing costs on the bonds have been paid in full;

•

provides for the creation of phase-in-recovery property and contains provisions regarding transferring, conveying and pledging the phase-in-recovery property to facilitate the securitization and secure payment of bonds and financing costs, and the creation, perfection, enforcement and priority of any security interest in the phase-in-recovery property; and

•	exempts the imposition, charging, collection and receipt of the phase-in-recovery revenues and the transfer and ownership of phase-in-recovery property from Ohio state taxation and similar charges.

On May 3, 2012, CEI, OE and TE filed a joint application with the PUCO requesting the issuance of an irrevocable financing order to recover through securitization certain uncollected “phase-in costs” previously authorized by the PUCO for recovery and associated financing costs, and to impose, charge and collect the phase-in-recovery charges.

On October 10, 2012, the PUCO issued a financing order authorizing CEI, OE and TE to recover the previously authorized “phase-in costs,” enter into transactions for the issuance of the bonds and to impose, charge and collect the phase-in-recovery charges.

On November 9, 2012, CEI, OE and TE filed a joint application with the PUCO for rehearing of the financing order to clarify and amend certain provisions of the financing order.

On December 19, 2012, the PUCO issued an entry on rehearing, which amended the financing order previously issued by the PUCO.

On January 9, 2013, the PUCO issued an entry nunc pro tunc, which further amended the financing order to provide for certain revisions and corrections to the entry on rehearing.

Recovery of Phase-In Costs

In Case No. 08-935-EL-SSO Order, dated March 25, 2009, the PUCO approved the recovery, by CEI, of certain deferred costs, with carrying charges, associated with purchase power costs incurred that exceeded the purchase power recovery mechanism revenue from January 1, 2009 through May 31, 2009, which, prior to the issuance of the bonds, were recovered through a separate rider mechanism, namely the Deferred Generation Cost Recovery Rider, or Rider DGC.

In Case No. 08-935-EL-SSO Order, dated March 25, 2009, Case No. 07-1003-EL-ATA Order, dated March 24, 2010, and continued by Case No. 10-388-EL-SSO dated August 25, 2010, the PUCO approved the recovery, by each of CEI, OE and TE, of certain deferred costs, with carrying charges, associated with the actual fuel costs incurred that exceeded the fuel recovery mechanism revenues collected from January 1, 2006 through December 31, 2007, which, prior to the issuance of the bonds, were recovered through a separate rider mechanism, namely the Deferred Fuel Cost Recovery Rider, or Rider DFC.

In Case No. 10-176-EL-ATA Order, dated May 25, 2011, the PUCO approved the recovery of certain deferred costs, with carrying charges, associated with purchase power costs incurred from March 17, 2010 through June 30, 2011 that exceeded the associated purchase power recovery mechanism revenue due to implementation of the Residential Generation Credit Rider, or Rider RGC, which, prior to the issuance of the bonds, were recovered through a separate rider mechanism, namely the Residential Electric Heating Recovery Rider, or Rider RER1.

On February 18, 2013, the financing order, which (among other things) authorizes CEI, OE and TE to recover their respective uncollected balances in Rider DGC, Rider DFC and Rider RER1, as applicable, as phase-in costs became final. See “Description of the Phase-In-Recovery Property—Financing Order and Issuance Advice Letters.”

CEI, OE and TE and Other Utilities May Securitize Phase-In Costs

The Bond Issuers May Issue Bonds to Recover CEI’s, OE’s and TE’s Phase-In Costs. The Securitization Act authorizes the PUCO to issue financing orders approving the issuance of bonds to recover certain phase-in costs of an electric distribution utility. A utility or an assignee of a utility may obtain securitization financing through the issuance of bonds. Under the Securitization Act, proceeds of the issuance of the bonds must be used to recover, finance or refinance phase-in costs and financing costs. Such bonds are secured by, and payable from, phase-in-recovery property, which includes the right to impose, charge and collect phase-in-recovery charges.

The Securitization Act contains a number of provisions designed to facilitate the securitization of phase-in costs, as set out below.

Creation of Phase-In-Recovery Property. Under the Securitization Act, phase-in-recovery property may be created when the rights and interests of an electric distribution utility under a financing order, including the right to impose, charge and collect phase-in-recovery charges authorized in the financing order, are first transferred to an assignee, such as to the bond issuers, and pledged in connection with the issuance of bonds.

A Financing Order is Irrevocable. A financing order, once effective, together with the phase-in-recovery charges authorized in the financing order, is irrevocable and the PUCO may not reduce, impair, postpone or terminate the phase-in-recovery charges authorized in the financing order or impair the property or the collection or recovery of phase-in costs, except for periodic adjustments, in accordance with the adjustment mechanism, to correct overcollections or undercollections to ensure the recovery of amounts sufficient to timely provide all payments of debt service on the bonds and other approved financing costs. Although a financing order is irrevocable, the Securitization Act allows electric utilities to apply for one or more new financing orders to provide for retiring and refunding bonds upon satisfaction of certain requirements set forth in the Securitization Act.

The State Pledge. Under the Securitization Act, the State of Ohio has pledged, for the benefit of the bondholders and the bond issuers, and agreed that it will not take or permit any action that impairs the value of the phase-in-recovery property or, except for adjustments as discussed in “Description of the Phase-In-Recovery Property—Adjustments to the Phase-In-Recovery Charges,” reduce, alter or impair the phase-in-recovery charges that are imposed, charged, collected or remitted for the benefit of bondholders, until the bonds and all other approved financing costs are paid in full. For a description of risks related to the enforcement of this pledge, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Legislative Actions” and “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions— The PUCO might take actions that could reduce the value of your investment in the certificates” in this prospectus.

Constitutional Matters. To date, no federal or Ohio cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Securitization Act have been decided. There have been cases in which federal courts have applied the Contract Clause of the United States Constitution and Ohio courts have applied the Contract Clause of the Ohio Constitution, which is interpreted by the Ohio Supreme Court by reference to United States Supreme Court precedent, to strike down legislation regarding similar or analogous matters, such as legislation reducing or eliminating taxes, statutory fees, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness.

Based upon this case law, Akin Gump Strauss Hauer & Feld LLP, federal counsel to the bond issuers and issuing entity, and Calfee, Halter & Griswold LLP, Ohio counsel to the bond issuers, expect to deliver an opinion prior to the closing of the offering of the bonds to the effect that the pledge described above creates a binding contractual obligation for purposes of the Contract Clauses of the United States and Ohio constitutions, respectively, and provides a basis upon which the bondholders (or the bond trustees acting on their behalf), and the Certificate Trustee (as holder of the bonds on behalf of the certificateholders), could challenge successfully, under the Contract Clauses of the United States and Ohio Constitutions, the constitutionality of any action by the State of Ohio (including the PUCO) of a legislative character, including as a result of voter initiative including the repeal or amendment of the securitization provisions of the Securitization Act, that violates the pledge described above in a way that a court would determine impairs the value of the phase-in-recovery property, or reduces, alters or impairs the phase-in-recovery charges, so as to cause a substantial impairment of the contract, unless such action is a reasonable exercise of the sovereign powers of the State of Ohio and of a character reasonable and appropriate to the public purpose justifying such action.

It may be possible for the Ohio legislature to repeal or amend the Securitization Act, or for the PUCO to amend or revoke the financing order notwithstanding the State’s pledge, if the legislature or the PUCO acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting CEI’s, OE’s or TE’s respective service territories, or if the legislature otherwise acts in the valid exercise of the state’s police power.

In addition, any action of the Ohio legislature or as a result of voter initiative adversely affecting the phase-in-recovery property or the ability to impose, charge or collect phase-in-recovery charges may be considered a “taking” under the United States or Ohio Constitutions. Akin Gump Strauss Hauer & Feld LLP and Calfee, Halter & Griswold LLP, respectively, have advised us that they are not aware of any federal or Ohio court cases addressing the applicability of the Takings Clause of the United States or Ohio Constitution, respectively, in a situation analogous to that which could be involved in an amendment or repeal of the Securitization Act. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Securitization Act, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Assuming a Takings Clause analysis were applied under the United States or Ohio Constitution, Akin Gump Strauss Hauer & Feld LLP and Calfee, Halter & Griswold LLP, respectively, expect to render opinions prior to the closing of the offering of the certificates to the effect that under existing case law, if a court concludes that the phase-in-recovery property is protected by the Takings Clause of the United States or Ohio Constitution, respectively, it would find a compensable taking if the State of Ohio were to enact a law that, without paying just compensation to the bondholders or the certificateholders (i) permanently appropriates the phase-in-recovery property or denies all economically productive use of the phase-in-recovery property; or (ii) destroys the phase-in-recovery property, other than in response to emergency conditions; or (iii) substantially impairs the value of the phase-in-recovery property, if the law inflicts severe economic impact on the bondholders or certificateholders and unduly interferes with such bondholders’ and certificateholders’ reasonable investment backed expectations. In examining whether action of the Ohio legislature or action by voter initiative amounts to a regulatory taking, both federal and state courts will consider the character of the governmental action and whether such action substantially advances the State’s legitimate governmental interests, the economic impact of the governmental action on the bondholders and certificateholders, and the extent to which the governmental action interferes with distinct investment-backed expectations. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for bondholders to recover fully their investment in the bonds or, thus, for you to recover fully your investment in the certificates.

In connection with the foregoing, our legal counsel has advised us that issues relating to the Contract and Takings Clauses of the United States and Ohio constitutions are essentially decided on a case by case basis and that the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case. We have been further advised that there are no reported controlling judicial precedents that are directly on point. The opinions described above will be subject to the qualifications included in them. The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a bondholder or you would consider material. Copies of the opinions described above will be filed with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part.

For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Legislative Actions” and “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Court Decisions” in this prospectus.

The PUCO May Adjust Phase-In-Recovery Charges. Pursuant to the Securitization Act, the PUCO provided a description in the financing order of the adjustment mechanism to be used in the imposition, charging and collection of the phase-in-recovery charges, such phase-in-recovery charges to be reviewed and adjusted semiannually as provided in the financing order, based on estimates of consumption for each customer class and other mathematical factors. The PUCO’s review of these requests is limited to determining whether there is any mathematical error in the servicer’s application of the adjustment mechanism to the phase-in-recovery charges, including the calculation of any proportionate charges allocated to governmental aggregation customers as directed in the financing order. Such adjustments will become automatically effective 60 days after the request is submitted unless otherwised ordered by the PUCO.

Phase-In-Recovery Charges are Nonbypassable. The Securitization Act provides that, as long as the bonds are outstanding and the related phase-in costs and approved financing costs have not been recovered in full, the phase-in-recovery charges authorized under the financing order are nonbypassable. Nonbypassable means that phase-in-recovery charges cannot be avoided by any customer or other person obligated to pay such charges. Subject to the adjustment mechanism discussed above, phase-in-recovery charges will apply to all retail customers of an electric distribution utility for as long as they remain customers of such electric distribution utility. If a customer of the electric distribution utility purchases electric generation service from a competitive retail electric service provider, the utility will collect the phase-in-recovery charges directly from that customer. If a customer of the utility subsequently receives retail electric distribution service from another electric distribution utility operating in the same service area, including by succession, assignment, transfer or merger, the phase-in-recovery charges will continue to apply to that customer. If a customer switches its retail electric distribution service to a municipal utility, the phase-in-recovery charges will not continue to apply to that customer.

The Securitization Act Protects the Bond Trustee’s Lien on Phase-In-Recovery Property. The Securitization Act provides that a valid and binding security interest in phase-in-recovery property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of bonds. The security interest attaches without any physical delivery of collateral or other act. Upon filing of a financing statement with the office of the Secretary of State of Ohio, the lien of the security interest is valid, binding and perfected against all parties having claims of any kind in tort, contract or otherwise against the person granting the security interest, regardless of whether the parties have notice of the lien. A security interest in the phase-in-recovery property under a financing order is created, valid and binding on the later of:

•	the date on which the security agreement is executed and delivered, or

•	the date on which value is received for the bonds.

The Securitization Act provides that the description of the phase-in-recovery property in a transfer or security agreement and a financing statement is sufficient only if the description refers to the applicable section of the Securitization Act and the financing order creating the phase-in-recovery property.

On perfection through the filing of a financing statement with the Secretary of State of Ohio, the security interest (1) will be a continuously perfected lien and security interest in the phase-in-recovery property and (2) will have a priority over all parties having claims, including judicial or other lien creditors, other than creditors holding a prior security interest, ownership interest or assignment previously perfected in accordance with the statutory provision.

The Securitization Act provides that priority of a security interest in phase-in-recovery property will not be impaired by:

•	commingling of phase-in-recovery revenues with other amounts, or

•	application of the adjustment mechanism described in “Description of the Phase-In-Recovery Property—Adjustments to the Phase-In-Recovery Charges.”

The Securitization Act Characterizes the Transfer of Phase-In-Recovery Property as a True Sale. The Securitization Act provides (and each sale agreement also provides as required by the Securitization Act) that an electric utility’s or an assignee’s transfer of phase-in-recovery property under a financing order is a “true sale” under Ohio law and is not a pledge or a secured transaction, if the documents governing that transfer expressly state that the transfer is a sale or other absolute transfer. Please read “Bankruptcy and Creditors’ Rights Issues” and “Risk Factors—Bankruptcy and Creditors’ Rights Issues” in this prospectus.

DESCRIPTION OF THE PHASE-IN-RECOVERY PROPERTY

Overview

The phase-in-recovery property of each bond issuer consists generally of its property, rights and interests under the financing order issued by the PUCO on October 10, 2012, as amended by the entry on rehearing issued by the PUCO on December 19, 2012 upon application for rehearing, and entry nunc pro tunc issued by the PUCO on January 9, 2013, collectively referred to herein as the financing order, including each bond issuer’s right:

•	to impose, charge and collect irrevocable, nonbypassable phase-in-recovery charges from each retail customer within the service territory of CEI, OE or TE, as applicable, and

•

to adjust those phase-in-recovery charges, in accordance with the adjustment mechanism set forth in the financing order, in an amount sufficient to pay principal and interest on its bonds and, subject to the cap to the extent applicable, other financing costs approved under the financing order.

Portions of the financing order are summarized in this section and elsewhere in this prospectus. We have filed the financing order as an exhibit to the registration statement of which this prospectus is a part.

Each bond issuer will purchase its phase-in-recovery property from its seller. The bonds of each bond issuer are secured primarily by the phase-in-recovery property of the bond issuers. The phase-in-recovery property is not a receivable and, as the primary collateral securing the bonds of the bond issuer, is not a pool of receivables. Collections from the phase-in-recovery charges, as such charges may be adjusted pursuant to the adjustment mechanism, will be used to pay principal and interest on the bonds and, subject to the cap to the extent applicable, other financing costs approved under the financing order. These irrevocable nonbypassable charges will be included in the retail customer bills of CEI, OE or TE, as applicable, and will be collected until the bonds and approved financing costs are paid in full. Phase-in-recovery charges may not be reduced, impaired or adjusted by the PUCO except for periodic adjustments, in accordance with the adjustment mechanism, to correct overcollections or undercollections to ensure the recovery of amounts sufficient to timely provide all payments of debt service on the bonds and, subject to the cap to the extent applicable, other approved financing costs. All revenues and collections from phase-in-recovery charges provided for in the financing order are part of the phase-in-recovery property. Please read “Credit Enhancement” in the accompanying prospectus supplement for more information relating to the phase-in-recovery property.

Financing Order and Issuance Advice Letters

The Securitization Act authorizes the PUCO to issue a financing order, which is a regulatory order that approves the amount of an electric utility’s phase-in costs that it is permitted to finance through the issuance of bonds. On May 3, 2012, CEI, OE and TE filed a joint petition for a financing order with the PUCO. The PUCO issued a financing order dated October 10, 2012, as amended, which authorized the issuance of up to $555 million aggregate principal amount of bonds based upon then current estimates of unrecovered phase-in-cost balances of the Ohio Companies as of December 31, 2012.

The financing order, together with the issuance advice letters, establishes, among other things, the phase-in-recovery charges for each Ohio Company to recover its reimbursable phase-in costs and financing costs as specified in the financing order. The phase-in-recovery charges of each Ohio Company are nonbypassable in that customers must pay it whether or not they purchase energy from CEI, OE and TE, or a third party supplier of energy. The Securitization Act provides that the right to collect payments based on the phase-in-recovery charges is a property right which may be pledged, transferred, assigned or sold in connection with the issuance of the bonds. Under the financing order, the phase-in-recovery property is created simultaneous with its sale to the applicable bond issuer who, as the owner of such phase-in-recovery property, is entitled to impose, bill and collect the phase-in-recovery charges until it has received payments from customers of the applicable Ohio Company sufficient to retire all outstanding bonds and to pay all other approved financing costs, including all upfront and ongoing financing costs approved in the financing order. Phase-in-recovery charges are subject to adjustment semiannually (other than the initial adjustment, which will be completed within 12 months after the issuance date of the bonds, and the period commencing with the start of the last year that the last maturing tranche of bonds of each bond issuer is outstanding and ending with the final maturity date, during which adjustments may be made as frequently as monthly). Such charges will be included in retail customers’ bills, and there will be a separate notation on customers’ bills denoting that the right to impose, charge and collect phase-in-recovery charges is owned by the applicable bond issuer. Please read “—Phase-In-Recovery Charges” and “—Adjustments to the Phase-In-Recovery Charges” below.

The financing order requires each of the sellers to submit an issuance advice letter relating to the bonds to the PUCO no later than the end of the first business day after the pricing date for that tranche of bonds. Each issuance advice letter, in the form set forth in the financing order and filed as an exhibit to the registration statement of which this prospectus is a part, will establish final terms and conditions of the applicable bonds. The financing order also requires each of the sellers to file updated tariff sheets to reflect the final initial phase-in-recovery charges based upon actual costs and any other revised assumptions at the time of pricing of the bonds. The initial phase-in-recovery charges and final terms of the bonds as set forth in an issuance advice letter will automatically become effective no later than the fourth business day after pricing unless prior to such time the PUCO issues an order finding that market conditions are such that customers will not realize cost savings from the issuance of the bonds and directing the bond issuers not to proceed with the securitization.

Phase-In-Recovery Property

The phase-in-recovery property is a property right consisting generally of the right to impose, charge and collect phase-in-recovery charges from retail customers, the right to adjust those phase-in-recovery charges and the right to all revenues, collections, claims, payments, money or proceeds of or arising from the phase-in-recovery charges and the property, rights and interests created under the financing order. The bonds of each bond issuer will be secured by the phase-in-recovery property, as well as the other bond collateral described under “Description of the Bonds—Security.”

Phase-In-Recovery Charges

The phase-in-recovery charges of each Ohio Company are designed to recover on a fully reconciling basis all of its respective phase-in costs. The phase-in-recovery charges are the mechanism through which each of CEI, OE and TE is allowed to recover its respective phase-in costs. Recovery of the phase-in costs was previously approved by the PUCO through separate existing riders. See “The Securitization Act—Recovery of Phase-In Costs.”

Each of the servicers will calculate and set their respective initial phase-in-recovery charges at a level estimated to generate sufficient revenues (and taking into account the cap on certain ongoing financing costs):

•

to pay fees and expenses related to the servicing and retirement of the bonds of the related bond issuer and of the certificates allocable to the bond issuer, including, without limitation, fees and expenses related to trustee costs, rating agency surveillance fees, legal and accounting fees and other ongoing financing costs, as well as adjustments for dealing with estimated and actual costs;

•	to pay interest on the bonds;

•	to pay principal of each tranche of such bonds according to the related expected amortization schedule;

•	to replenish the capital subaccount to the required capital level; and

•	to pay all additional fees, costs and charges and, subject to the cap to the extent applicable, other financing costs approved under the financing order.

The table below sets forth each Ohio Company’s estimate of its respective initial phase-in-recovery charges as of                     , 2013, compared with the estimate of the charges based on current recovery methods. The amounts shown in the table are dependent on a number of assumptions as described below and based on current estimates and market conditions. Such amounts will also periodically change throughout the recovery period in accordance with the approved adjustment mechanism described below. See “—Adjustments to the Phase-In-Recovery Charges.”

Company	Estimated Initial Phase-In-Recovery Charges (per kWh)	Estimated Monthly Cost for Typical Residential Bill (per 1,000 kWh)	Average Total Monthly Charge for 1,000 kWh Residential Customer Under Current Recovery	Estimated Total Monthly Savings for 1,000 kWh Residential Customer
CEI
OE
TE

The estimated initial phase-in-recovery charges are based on a number of assumptions as of                     , 2013 including but not limited to the settlement date of the transaction, the long-term electricity sales forecast, interest rates, average uncollectible percentages, average days sales outstanding and financing costs.

Adjustments to the Phase-In-Recovery Charges

The initial adjustment to the phase-in-recovery charges will be completed within 12 months after the issuance date for the bonds. Thereafter, during the life of the bonds of a bond issuer, the related servicer will calculate and adjust the phase-in-recovery charges semiannually, with the exception of the period commencing with the start of the last year that the last maturing tranche of the bonds is expected to be outstanding and ending with the final maturity date, in which case adjustments as frequently as monthly may be necessary. These adjustments to the phase-in-recovery charges will be set at levels estimated to generate revenues sufficient to pay, subject to the cap to the extent applicable, approved fees and expenses of servicing the bonds and an allocable portion of the certificates, to pay interest on, and principal of, the bonds and, thus, an allocable portion of the certificates, to fund and replenish other subaccounts of the bond issuer as required for the upcoming year and other financing costs approved in financing order.

Each servicer will increase or decrease the phase-in-recovery charges for its bond issuer over the life of the bonds issuer’s bonds as a result of several factors, including but not limited to:

•	changes in electricity sales forecasts;

•	changes in weighted average days outstanding of customer receivables and charge-off experience (including defaults by any third party billers);

•	changes in any ongoing fees, costs and expenses or other ongoing financing costs; and

•	unpaid interest on or deferred principal of the bonds.

The adjustments to the phase-in-recovery charges will continue until all interest on, and principal of, all tranches of bonds of the related bond issuer, and, thus, an allocable portion of the related tranches of certificates, and, subject to the cap to the extent applicable, other approved financing costs have been paid or distributed in full.

The financing order provides that the servicers will each file adjustment requests as follows:

•

No later than November 1 and May 1 of each year (subject to the exceptions described above for the initial adjustment and the last year each tranche of bonds is expected to be outstanding), each servicer will file with the PUCO an adjustment request for approval of such servicers’ adjusted phase-in-recovery charges and corresponding amended tariff sheets.

•

Unless otherwise ordered by the PUCO, these adjusted phase-in-recovery charges and the associated tariff amendments will become automatically effective on a service rendered basis 60 days after the filing of the adjustment request. The PUCO’s review of these requests is limited to determining whether there is any mathematical error in the servicer’s application of the adjustment mechanism to the phase-in-recovery charges.

The adjustment requests will take into account amounts available in a bond issuer’s general subaccount and excess funds subaccount, and amounts necessary to replenish the capital subaccount to its required level, in addition to amounts payable on the bonds and related fees and expenses.

SALE AGREEMENTS

The following summary describes particular material terms and provisions of the sale agreements pursuant to which each bond issuer will purchase phase-in-recovery property from its seller. We have filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the sale agreements.

The Ohio Companies, as sellers, have agreed in the sale agreements not to sell phase-in-recovery property to secure another issuance of bonds or certificates if it would cause the then existing ratings on the certificates from Standard & Poor’s, Moody’s and Fitch’s to be downgraded.

On the issuance date of the certificates, each seller will sell and assign to the applicable bond issuer, without recourse, its entire interest in its phase-in-recovery property. Each seller’s phase-in-recovery property will include all of such seller’s rights under the financing order related to such phase-in-recovery property to impose, charge and collect phase-in-recovery charges in an amount sufficient to pay the applicable bond issuer’s bonds and approved financing costs. Each bond issuer will apply the net proceeds from the sale of its bonds to the issuing entity to purchase its phase-in-recovery property. Each seller’s financial statements will indicate that it is not the owner of the phase-in-recovery property. However, for financial reporting and tax purposes a seller will treat the bonds as representing debt of such seller.

Seller Representations and Warranties

In the sale agreements, each of the sellers will separately represent and warrant to its bond issuer, as of the closing date, among other things, that:

(a)	the information describing such seller in “The Sponsors, Sellers, Initial Servicers and Depositors” section of this prospectus is correct in all material respects;

(b)	the seller has transferred the phase-in-recovery property, free and clear of all security interests, liens, charges and encumbrances (other than any created by Section 4928.2312 of the Securitization Act and any in favor of the bond issuer);

(c)	the phase-in-recovery property has been validly transferred and sold to the bond issuer and all filings (including filings with the Secretary of State of the State of Ohio as required under the Securitization Act) necessary in any jurisdiction to give the bond issuer a valid, perfected ownership interest (subject to any lien created by Section 4928.2312 of the Securitization Act) in the phase-in-recovery property have been made;

(d)	under the laws of the State of Ohio (including the Securitization Act) and the United States in effect on the closing date:

•	the financing order pursuant to which the phase-in-recovery property has been created is in full force and effect;

•	the bondholders are entitled to the protections of the Securitization Act and the financing order is not revocable by the PUCO;

•

the State of Ohio may not rescind, alter or amend the Securitization Act or take or permit any other action that impairs the value of the phase-in-recovery property or revise the phase-in costs for which recovery is authorized under the financing order or, except for periodic adjustments allowed in accordance with the adjustment mechanism in Section 4928.238 of the Securitization Act, reduce, alter or impair phase-in-recovery charges that are imposed, collected or remitted for the benefit of the bondholders in a manner that would substantially impair the rights of bondholders, absent a demonstration by the State of Ohio that an impairment is a reasonable exercise of its sovereign power and of a character reasonable and appropriate to the public purpose justifying such action until the bonds, together with accrued interest, and, subject to the cap to the extent applicable, all other approved financing costs are fully paid and performed in full;

•	the process by which the financing order was adopted and approved, and the financing order and issuance advice letters themselves, comply with all applicable laws, rules and regulations;

•	the issuance advice letters have been filed in accordance with the financing order;

•

the PUCO may not, either by rescinding, altering or amending the financing order, in any way reduce, impair, postpone or terminate the phase-in-recovery charges or impair the phase-in-recovery property or the collection or recovery of the phase-in costs absent a demonstration by the State of Ohio that an impairment is a reasonable exercise of its sovereign power and of a character reasonable and appropriate to the public purpose justifying such action until the bonds, together with accrued interest, and, subject to the cap to the extent applicable, all other approved financing costs are fully paid and performed in full; and

•

no other approval, order or other action of, or sale or filing with any other governmental body is required in connection with the creation of the phase-in-recovery property, except those that have been obtained or made or will be obtained or made on the closing date;

(e)	based on information available to the seller on the closing date, the assumptions used in calculating the initial phase-in-recovery charges are reasonable and are made in good faith;

(f)	upon the sale by the seller to the bond issuer of all of its phase-in-recovery property:

•

there will arise and constitute an existing present property right in all of the phase-in-recovery property which shall continue to exist until the bonds, interest thereon and all other approved financing costs are paid in full;

•	the creation of the phase-in-recovery property is confirmed and is simultaneous with the sale by the seller to the bond issuer of the phase-in-recovery property;

•

the phase-in-recovery property includes the right to all revenues, collections, claims, payments, money, or proceeds of or arising from the phase-in-recovery charges, as adjusted from time to time pursuant to the financing order, and all rights to obtain adjustments to the phase-in-recovery charges pursuant to the financing order; and

•

the owner of the phase-in-recovery property is legally entitled to collect payments arising from the phase-in-recovery charges in the aggregate sufficient, subject to the cap to the extent applicable, to pay the interest on and principal of the bonds of the bond issuer, to pay the fees and expenses incurred by or allocable to the bond issuer in connection with the servicing of the bonds and an allocable portion of the certificates and to replenish the capital subaccount to the required capital level until the bonds together with interest thereon and all other approved financing costs are paid in full;

(g)	the seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with the requisite corporate power and authority to own its properties as owned on the closing date and to conduct its business as conducted by it on the closing date and to execute, deliver and perform the terms of the sale agreement;

(h)	the execution, delivery and performance of the sale agreement have been duly authorized by all necessary corporate action on the part of the seller;

(i)	the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or law;

(j)

the consummation of the transactions contemplated by the sale agreement do not conflict with the seller’s articles of incorporation or code of regulation or any material agreement or instrument to which the seller is a party or bound, result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of a material agreement or instrument (other than any lien that may be granted under the basic documents or any lien created by Section 4928.2312 of the Securitization Act) or violate any existing law or any existing order, rule or regulation applicable to the seller or any federal or state court or regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties;

(k)	no governmental approvals, authorizations, consents, orders or other actions or filings are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or which are required to be obtained or made in the future pursuant to the servicing agreement; and

(l)	except as disclosed to the bond issuer, no court or administrative proceeding or investigation is pending and, to the seller’s knowledge, no court or administrative proceeding or investigation is threatened:

•

asserting the invalidity of the sale agreement, the Securitization Act or the financing order, or seeking to prevent the consummation of the transactions contemplated by, the sale agreement or other basic documents;

•

seeking a determination that might materially adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the sale agreement, the Securitization Act or the financing order; or

•	adversely affect the federal or state income tax classification of the bonds or the certificates as debt.

Notwithstanding the above, the sellers will not be in breach of a representation or warranty due to a change in law by legislative enactment, constitutional amendment or initiative petition and will not represent or warrant that any amounts actually collected arising from the phase-in-recovery charges will in fact be sufficient to meet payment obligations on the bonds, and thus its bond issuer’s allocable portion of the certificates, or that assumptions made in calculating the phase-in-recovery charges will in fact be realized.

Seller Covenants

In the sale agreements, each of the sellers will separately make the following covenants:

(a)	so long as any of the bonds of the applicable bond issuer are outstanding, except as otherwise provided under the sale agreement, such seller (a) will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its organization and (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of the sale agreement, the other basic documents to which such seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of the sale agreement and the transactions contemplated thereby;

(b)	except for the conveyances under the sale agreement, the lien under the Securitization Act or the back-up security interest, the seller will not sell, pledge, assign or transfer, or grant, create, or incur any lien on, any of the phase-in-recovery property, or any interest therein, and such seller shall defend the right, title and interest of its bond issuer and the bond trustee in, to and under the phase-in-recovery property against all claims of third parties claiming through or under such seller. Such seller, in its capacity as seller, will not at any time assert any lien against, or with respect to, any of the phase-in-recovery property;

(c)	if the seller receives any payments in respect of the phase-in-recovery charge or the proceeds thereof when it is not acting as the servicer, such seller will pay to the servicer all payments received by it in respect thereof as soon as practicable after receipt by it;

(d)	the seller will notify the applicable bond issuer and bond trustee promptly after becoming aware of any lien on any of the phase-in-recovery property, other than the conveyances under the sale agreement, any lien under the basic documents or the lien under the Securitization Act or for the benefit of the bond issuer;

(e)	the seller will comply with its organizational and governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to it, except to the extent that failure to so comply would not adversely affect the applicable bond issuer’s or the bond trustee’s interests in the phase-in-recovery property or under any of the other basic documents to which such seller is party or the seller’s performance of its obligations under the sale agreement or under any of the other basic documents to which it is party;

(f)	so long as any of the bonds of the applicable bond issuer are outstanding:

•	the seller will treat such bonds as debt of the applicable bond issuer and not of such seller, except for financial accounting or tax reporting purposes;

•

the seller will indicate in its financial statements that it is not the owner of the phase-in-recovery property and will disclose the effects of all transactions between itself and the applicable bond issuer in accordance with generally accepted accounting principles; and

•	the seller will not own or purchase any bonds or certificates;

(g)	the seller agrees that, upon the sale by such seller of the phase-in-recovery property to the applicable bond issuer pursuant to the sale agreement:

•

to the fullest extent permitted by law, including applicable PUCO regulations, such bond issuer will have all of the rights originally held by the seller with respect to the phase-in-recovery property, including the right (subject to the terms of the servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of the phase-in-recovery property, notwithstanding any objection or direction to the contrary by the seller; and

•

any payment by any customer to such bond issuer will discharge such customer’s obligations in respect of the phase-in-recovery property to the extent of such payment, notwithstanding any objection or direction to the contrary by the seller;

(h)	so long as any of the bonds of the applicable bond issuer are outstanding:

•

the seller will not make any statement or reference in respect of the phase-in-recovery property that is inconsistent with the ownership thereof by the applicable bond issuer (other than for financial accounting or tax reporting purposes); and

•

the seller will not take any action in respect of the phase-in-recovery property except solely in its capacity as the servicer thereof pursuant to the servicing agreement or as otherwise contemplated by the basic documents;

(i)

the seller will execute and file such filings, including filings with the PUCO pursuant to the Securitization Act and UCC filings, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the ownership interest of the applicable bond issuer, and the security interest of the applicable bond trustee, in the phase-in-recovery property and the back-up security interest, including all filings required under the Securitization Act and the applicable UCC relating to the transfer of the ownership interest in the phase-in-recovery property by such seller to such bond issuer, the granting of a security interest in the phase-in-recovery property by such bond issuer to such bond trustee, and the back-up security interest, and the continued perfection of such ownership interest, security interest and back-up security interest. Such seller shall deliver (or cause to be delivered) to the bond trustee (with copies to the applicable bond issuer) file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. Such seller will institute any action or proceeding necessary to compel performance by the PUCO or the State of Ohio of any of their obligations or duties under the Securitization Act or the financing order, and such seller will take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary (i) to protect the applicable bond issuer, bond trustee, bondholders, and any of their respective affiliates, officials, directors, employees, and agents from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in the sale agreement or (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Act, the financing order, the issuance advice letter, any other adjustment request (as defined in the applicable servicing agreement), or the rights of applicable bondholders by executive action, legislative enactment or constitutional amendment that would be adverse to the applicable bond issuer, bond trustee or bondholders. If the applicable servicer performs its obligations under the applicable provision of its servicing agreement, such performance will be deemed to constitute performance of such seller’s obligations pursuant to clause (ii) of the preceding sentence. In such event, such seller agrees to assist the servicer as reasonably necessary to perform its obligations under such provisions of its servicing agreement. The costs of any such actions or proceedings shall be payable from phase-in-recovery charge collections as an operating expense in accordance with the priorities and subject to the cap set forth in the applicable bond indenture. Such seller’s obligations pursuant to this covenant in the sale agreement will survive and continue notwithstanding the fact that the payment of operating expenses pursuant to the priorities set forth in the applicable bond indenture may be delayed (it being understood that such seller may be required to advance its own funds to satisfy its obligations thereunder);

(j)	notwithstanding any prior termination of the applicable sale agreement or bond indenture, but subject to the right of a court of competent jurisdiction to order the sequestration and payment of revenues arising with respect to the phase-in-recovery property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to such seller pursuant to Section 4928.2310 of the Securitization Act, such seller solely in its capacity as a creditor of such bond issuer shall not, prior to the date which is one year and one day after the termination of the bond indenture, petition or otherwise invoke or cause such bond issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against such bond issuer under any Federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such bond issuer or any substantial part of the property of such bond issuer, or, to the fullest extent permitted by law, ordering the winding up or liquidation of the affairs of such bond issuer;

(k)	so long as any of the bonds of the applicable bond issuer are outstanding, such seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the phase-in-recovery property; provided that no such tax need be paid if such seller or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if such seller or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles;

(l)	so long as any of the bonds of the applicable bond issuer are outstanding, such seller will not sell any “phase-in-recovery property” (as defined in the Securitization Act) to secure another issuance of “phase-in-recovery bonds” (as defined in the Securitization Act) if it would cause the then existing ratings on the certificates from the rating agencies to be downgraded; and

(m)	the seller agrees not to withdraw the filing of the issuance advice letter with the PUCO.

In the event of a seller’s willful misconduct or gross negligence in the performance of its duties or observance of the covenants under the sale agreement or a breach of any representation or warranty in the sale agreement, the seller shall be required to indemnify, defend and hold harmless its bond issuer and the bondholders against any costs, expenses, losses, claims, damages and liabilities incurred as a result of the breach, except to the extent of any costs, expenses, losses, claims, damages and liabilities either resulting from the willful misconduct or gross negligence of such indemnified person or resulting from a breach of a representation and warranty made by such indemnified person in any basic document that gives rise to the seller’s breach; provided, however, that the bondholders may only enforce their rights against the seller through an action brought by the bond trustee. The remedies provided for in the sale agreement are the sole and exclusive remedies of the bond issuer and the bond trustee (for the benefit of the bondholders) against the seller for breach of its representations and warranties in the sale agreement.

In addition, a seller shall indemnify and hold harmless the related bond trustee, the Delaware trustee, the certificate trustee, the issuing entity and any of their respective affiliates, officials, officers, directors, employees and agents against any expenses (including legal fees and expenses), losses, claims, damages and liabilities incurred by any of these persons as a result of the seller’s willful misconduct or gross negligence in the performance of its duties or observance of the covenants under the sale agreement or a breach in any material respect by the seller of its representations and warranties in the sale agreement, except to the extent of amounts either resulting from the willful misconduct or negligence of the indemnified person or resulting from a breach of a representation or warranty made by the indemnified person in the basic documents that gives rise to the seller’s breach.

BANKRUPTCY AND CREDITORS’ RIGHTS ISSUES

True Sale

Each seller will represent and warrant to its bond issuer in its sale agreement that the transfer of the phase-in-recovery property to its bond issuer is a valid sale and assignment of the phase-in-recovery property from the seller to the bond issuer. Each seller will also represent and warrant that it will take the appropriate actions under the Securitization Act to perfect this sale. The Securitization Act provides that the transactions described in the sale agreement shall constitute an absolute, true sale of the phase-in-recovery property to the bond issuer, and the seller and the bond issuer will treat the transactions as a sale under applicable law, although for financial reporting and federal income tax purposes the transactions will be treated as a secured borrowing of the seller. Please read “Material U.S. Federal Income Tax Consequences” and “Risk Factors—Bankruptcy and Creditors’ Rights Issues” in this prospectus.

In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the phase-in-recovery property to a bond issuer pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of CEI, OE or TE and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the bonds and, thus, the certificates.

In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable, may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the debtor’s estate…sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

Even if creditors did not challenge the sale of phase-in-recovery property as a true sale, a bankruptcy filing by CEI, OE or TE could trigger a bankruptcy filing by the bond issuers with similar negative consequences for bondholders and ultimately for holders of the certificates. In a recent bankruptcy case, In re General Growth Properties, Inc., General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as special purpose vehicles. The bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders’ cash collateral to make loans to the parent for general corporate purposes. The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.

We, the bond issuers and the sellers have attempted to mitigate the impact of a possible recharacterization of a sale of phase-in-recovery property as a financing transaction under applicable creditors’ rights principles. Should the transfer of the phase-in-recovery property to a bond issuer be recharacterized, in a bankruptcy case of the seller or otherwise, as a borrowing by the seller, the Securitization Act provides that there is a perfected first priority statutory lien on the phase-in-recovery property that secures all obligations to the bondholders. In addition, in the sale agreement, the seller grants to the bond issuer a security interest in the phase-in-recovery property and covenants that it will take appropriate actions to perfect the security interest, although the seller takes the position that it has no rights in the phase-in-recovery property to which a security interest could attach.

A creditor or bankruptcy trustee of a seller or a seller itself as debtor in possession might argue that, contrary to Ohio law as set forth in the Securitization Act, the sale of the phase-in-recovery property to its bond issuer was a loan to the seller from the related bond issuer, secured by a pledge of the phase-in-recovery property. If the bankruptcy court accepted that argument or other arguments that the seller retained an interest of some kind in the phase-in-recovery property, the phase-in-recovery property could be treated as property of the bankruptcy estate of the seller or in which the bankruptcy estate had an interest. In such event, the exercise of rights of the related bond issuer in respect of the phase-in-recovery property would be subject to the automatic stay that arises upon the commencement of the seller’s bankruptcy case, and the rights of the bond issuer as secured creditor would be subject to modification to the extent permitted under the Bankruptcy Code. Such modifications could include, among other things, reductions of the amounts of payment of interest and principal on the bonds, delays in time of payments and alteration of other terms of the bonds, leading to delays or reductions in payments on the certificates.

Under the Securitization Act, on the effective date of the financing order, the phase-in-recovery property identified in the issuance advice letter constitutes a property right that continuously exists as property for all purposes. Nonetheless, if a seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession, may attempt to take the position that, because the payments based on the phase-in-recovery charges are usage-based charges, phase-in-recovery property comes into existence only as customers use electricity. If a court were to adopt this position, we cannot assure you that either the statutory lien created by the statute or the security interest granted in the sale agreement would be valid as to electricity consumed after the commencement of a bankruptcy case by or against the seller.

If a court were to determine that the phase-in-recovery property has not been sold to a bond issuer, and that the statutory lien created by the Securitization Act and the security interest granted in the sale agreement are invalid against payments arising from the phase-in-recovery charges that become collectible as a result of the consumption of electricity consumed after the commencement of a bankruptcy case of the seller, then the certificate trustee, as bondholder and for the benefit of holders of the certificates, would be an unsecured creditor of the seller, and delays or reductions in distributions on the certificates could result.

Whether or not the court determined that the phase-in-recovery property had been sold to a bond issuer, the court could rule that any payments arising from the phase-in-recovery charges that become collectible as a result of the consumption of electricity after the commencement of the related seller’s bankruptcy cannot be transferred to the bond trustee or the certificate trustee, thus resulting in delays or reductions of distributions on the certificates.

To the extent that claims are made by a bond issuer against the bankruptcy estate of a seller on the basis of contractual indemnity in its related sale agreement or any other documentation, such claims may be subject to significant requirements of proof of actual damage, may be subject to disallowance as contingent to the extent that actual damage has not yet occurred and may hold only the status of unsecured claims against the bankruptcy estate of the seller.

Substantive Consolidation

The sellers and the bond issuers have taken steps to reduce the risk that, in the event a seller or an affiliate of a seller were to become the debtor in a bankruptcy case, a court would order that the assets and liabilities of the bond issuer be substantively consolidated with those of the seller or an affiliate. These steps include the fact that each of the bond issuers is a separate, special purpose limited liability company, the organizational documents of which provide, among other things, that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of its directors, including two directors independent of the seller. Nonetheless, these steps may not be completely effective, and thus if a seller or an affiliate of a seller were to become a debtor in a bankruptcy case, a court may order that the assets and liabilities of the bond issuer be consolidated with those of the seller or an affiliate, thus potentially resulting in delays or reductions in payments on the bonds and, thus, distributions on the certificates. Other factors that may tend to support consolidation include the ownership of a bond issuer by a seller, the designation of officers or employees of a seller as directors, other than independent directors, of the bond issuer and the existence of indemnities by a seller for some liabilities of the bond issuer.

Estimation of Claims; Challenges to Indemnity Claims

If a seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by the bondholders or the bond trustee against CEI, OE or TE, as the case may be, as a seller under its sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that the bondholders or the bond trustee have against CEI, OE or TE, as the case may be. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, such parties would be left with a claim for actual damages against CEI, OE or TE, as the case may be, based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court. No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving CEI, OE or TE.

Enforcement of Rights by the Bond Trustee

Upon an event of default of the bonds under the applicable bond indenture, the bond trustee will enforce the security interest in the phase-in-recovery property in accordance with the terms of the bond indenture. Under the Securitization Act, if a utility servicer defaults on any required payment of phase-in-recovery revenues, a court, upon application by the bond trustee (or any other interested party) and without limiting any other remedies available to the bond trustee (or other interested party), shall order the sequestration and payment of the revenues for the benefit of bondholders, the applicable bond issuer, any other assignee and any financing parties. The court order shall remain in full force and effect notwithstanding any bankruptcy, reorganization, or other insolvency proceedings with respect to the electric distribution utility or any affiliate. There can be no assurance, however, that a court would issue this order after an Ohio Company’s bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the bond trustee would likely seek an order from the bankruptcy court lifting the automatic stay to permit or authorize this action by the court, and an order requiring an accounting and segregation of the revenues arising from the phase-in-recovery property. There can be no assurance that a court would grant either order.

Bankruptcy of a Servicer

Each servicer is entitled to commingle the phase-in-recovery charges that it receives with its own funds until each date on which such servicer is required to remit funds to the bond trustee as specified in its respective servicing agreement. The Securitization Act provides that the bond issuers’ rights to the phase-in-recovery property are not affected by the commingling of these funds with any other funds of the servicers. In a bankruptcy of a servicer, however, a bankruptcy court might rule that federal bankruptcy law does not recognize a bond issuer’s right to collections of the phase-in-recovery charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the phase-in-recovery charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the bonds and, thus, distributions on the certificates. In this case, the bond issuers would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on the bonds and, thus, material delays in distributions, or losses, on the certificates, which could materially reduce the value of your investment in the certificates.

The servicing agreement will provide that in the event of a bankruptcy of a servicer, either the applicable bond trustee or holders of bonds of the applicable bond issuer evidencing not less than 25% in principal amount of then outstanding bonds may terminate all the rights and obligations of the servicer (other than the servicer’s indemnity obligation) under the servicing agreement, whereupon a successor servicer appointed by the bond issuer, with the prior written consent of the bond trustee and the approval of the PUCO, will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement.

If, however, a bankruptcy trustee or similar official has been appointed for a servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the bond trustee or the bondholders from effecting a transfer of servicing. The servicing agreement will also provide that the bond trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the nationally recognized statistical rating organizations rating the certificates. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that CEI, OE or TE, as the case may be, as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

THE ISSUING ENTITY

The issuing entity was formed by the bond issuers specifically for the purpose of acquiring the bonds from the bond issuers and issuing the certificates offered by this prospectus and the accompanying prospectus supplement. The issuing entity is a Delaware statutory trust. In connection with the issuance and sale of the certificates, the bond issuers, U.S. Bank Trust National Association, a national banking association, not acting in its individual capacity but acting as the Delaware trustee on behalf of the issuing entity, and the Ohio Companies, as administrative trustees, entered into an amended and restated declaration of trust to continue the issuing entity. The principal assets of the issuing entity will be the bonds. The declaration of trust does not permit, and may not be amended, modified or supplemented to permit, the issuing entity to engage in any activities other than holding the bonds, issuing the certificates and engaging in other related activities.

Each tranche of certificates will represent fractional undivided beneficial interests in the bonds of each of the bond issuers. Holders of each tranche of certificates will receive payments received by the issuing entity on the corresponding tranche of bonds of each bond issuer (with payments of principal due and payable on the bonds of a bond issuer as a result of an event of default (and assuming all bonds have been declared immediately due and payable) under that bond issuer’s bond indenture, or upon final maturity, to be paid pro rata based on the respective principal amounts of such bonds). These payments will be the primary source of distributions on a tranche of certificates. See “Description of the Certificates—Payments and Distributions,” “Description of the Certificates—Events of Default” and “Description of the Bonds—Allocations and Payments.”

The bond issuers, the issuing entity, the Delaware trustee and the certificate trustee will enter into a fee and indemnity agreement under which the bond issuers, subject to the cap, will each pay an allocable portion of the Delaware trustee’s and the certificate trustee’s reasonable compensation and reasonable fees and expenses. The fee and indemnity agreement will further provide that the bond issuers, subject to the cap, will indemnify the issuing entity, the Delaware trustee and the certificate trustee for, and hold them harmless against, among other things, any loss, liability or expense incurred by them arising from the failure of any party to perform its obligations under the various basic documents. Any amounts due and owing to the Delaware trustee or the certificate trustee under the applicable basic documents that exceed the cap will be paid by the applicable initial servicer pursuant to the servicing agreement.

The fiscal year of the issuing entity is the calendar year.

THE TRUSTEES

The initial certificate trustee and each initial bond trustee will be U.S. Bank National Association, a national banking association, whose address, principal office and experience are provided in the accompanying prospectus supplement. The initial Delaware trustee will be U.S. Bank Trust National Association, a national banking association, whose address, principal office and experience is provided in the accompanying prospectus supplement.

None of the bond trustees, the Delaware trustee or the certificate trustee will be obligated to supervise the servicers or have any liability for a servicer default or misconduct. In no event shall any of the foregoing trustees be required to act as a successor servicer.

Certificate Trustee

The certificate trustee may resign under certain circumstances provided in the certificate indenture, including at any time upon 30 days’ prior written notice to us, the bond issuers and the bond trustee. Upon 30 days prior written notice, the holders of a majority in principal amount of the certificates then outstanding may remove the certificate trustee by so notifying the certificate trustee, the bond issuers and the bond trustees. The certificate trustee may also be removed under other circumstances provided in the certificate indenture, including by us upon failure of the certificate trustee to company with Section 310 of the Trust Indenture Act, the certificate trustee ceasing to be eligible pursuant to the eligibility requirements in the certificate indenture or the certificate trustee being adjudged bankrupt or insolvent. If the certificate trustee shall resign or be removed, we are obligated to promptly appoint a successor. No resignation or removal of the certificate trustee and no appointment of a successor certificate trustee will be effective until a successor has been appointed and has accepted such appointment and, in certain cases, receipt of written confirmation from each rating agency that no lowering or withdrawal of the then current ratings will result from such appointment.

The certificate trustee will at all times be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act, have a combined capital and surplus of at least $50 million and a long-term debt rating of at least “A” (or the equivalent thereof) by each of the rating agencies. If the certificate trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation will without any further action be the successor certificate trustee, provided that such entity is otherwise qualified and eligible under the terms of the certificate indenture.

The certificate trustee will not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its discretion, rights or powers under the certificate indenture so long as its conduct does not constitute willful misconduct, negligence or bad faith. Pursuant to the fee and indemnity agreement, the bond issuers have agreed to indemnify the certificate trustee and its affiliates, officers, directors, employees and agents against any and all losses, liabilities and expenses (including liabilities under state and federal securities laws) arising in connection with the certificate indenture and other basic documents and the transactions contemplated by each of the foregoing, provided that no bond issuer will be required to indemnify any loss, liability or expense resulting from the willful misconduct or negligence of any such indemnified person.

The role and responsibilities of the certificate trustee is set out in the certificate indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and this description is qualified by reference to the provisions in the certificate indenture. The certificate trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the certificate indenture and will perform such duties and only such duties as are specifically set out in the certificate indenture. If an event of default under the certificate indenture (defined as an event of default under a bond indenture) has occurred and is continuing, the certificate trustee shall exercise the rights and powers vested in it by the certificate indenture, which include the right to vote the bonds of a defaulting bond issuer in favor of declaring the bonds of that bond issuer due and payable and, subject to the terms of the certificate indenture, the right to sell any or all of the bonds issued by that defaulting bond issuer. For more information about the certificate trustee, see “Description of the Certificates” in this prospectus.

Bond Trustee

Each bond trustee may resign at any time upon written notice to the applicable bond issuer; provided, however, that no such resignation will be effective until either a qualified successor has been designated and accepted such appointment or the collateral has been completely liquidated and the proceeds thereof distributed to bondholders. Bondholders holding a majority in principal amount of bonds outstanding may remove the bond trustee and appoint a successor. A bond issuer must remove a bond trustee if (i) the bond trustee ceases to be eligible to continue in its capacity as bond trustee under the bond indenture, (ii) the bond trustee is adjudged a bankrupt or insolvent, (iii) a receiver or other public officer takes charge of the bond trustee or its property, (iv) the bond trustee otherwise becomes incapable of acting or (v) the bond trustee fails to provide to the bond issuer or the sponsor any information reasonably requested by the bond issuer and necessary for the bond issuer to comply with its reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the bond issuer’s and bond trustee’s mutual satisfaction within a reasonable period of time. If a bond trustee resigns or is removed or if a vacancy exists in the office of the bond trustee for any reason, the applicable bond issuer will promptly appoint a successor bond trustee meeting the eligibility requirements of the bond indenture. The successor bond trustee will mail notice of such appointment to bondholders and each rating agency.

Each bond trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act, have a combined capital and surplus of at least $50 million and a long-term debt rating of at least “A” (or the equivalent thereof) by each of the rating agencies. If a bond trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association will without any further act be the successor bond trustee. The successor bond trustee will mail a notice of such merger, conversion, consolidation or transfer to each rating agency.

No bond trustee will be liable for any action it takes or omits to take in good faith in accordance with a direction received by it under the bond indenture or for any error in judgment made in good faith by a responsible officer unless it is proved that the bond trustee was negligent in ascertaining the particular facts. Each bond issuer has agreed to indemnify its bond trustee and such bond trustee’s affiliates, officers, directors, employees and agents against any and all losses, liabilities or expenses (including liabilities under state or federal securities laws) arising in connection with the bond indenture and other basic documents and the transactions contemplated by each of the foregoing, provided no bond issuer will be required to indemnify any loss, liability or expense resulting from the willful misconduct or negligence of any such indemnified person.

The role and responsibilities of the bond trustee is set out in the bond indentures, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and this description is qualified by reference to the provisions in the bond indenture. The bond trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the bond indenture and will perform such duties and only such duties as are specifically set out in the bond indenture. If an event of default under a bond indenture has occurred and is continuing, the bond trustee shall exercise the rights and powers vested in it by the bond indenture, which include the right to declare all bonds of a defaulting bond issuer due and payable and the right to sell the phase-in-recovery property of that bond issuer or maintain possession of such phase-in-recovery property and continue to apply phase-in-recovery charge collections to the bonds of that bond issuer. For more information about the bond trustee, see “Description of the Bonds” in this prospectus.

Delaware Trustee

The role and responsibilities of the Delaware trustee under the declaration of trust are primarily limited to the following: (i) executing and delivering on behalf of the issuing entity all Basic Documents to which the issuing entity or the Delaware trustee may be a party, including any amendments or supplements to such Basic Documents, (ii) accepting legal process served on the issuing entity in the State of Delaware and (iii) executing and delivering all certifications required to be filed with the Secretary of State of the State of Delaware in order to form, maintain and terminate the existence of the issuing entity under the Statutory Trust Act (as instructed by the bond issuers).

Except for its own willful misconduct or negligence in the performance of its specified duties under the declaration of trust, the Delaware trustee has no duty or liability with respect to the administration of the issuing entity, the investment of the issuing entity’s property or the payment of dividends or other distributions of income or principal to the certificate holders. The Delaware trustee may not be personally liable under any circumstances, except for its own willful misconduct or negligence.

The Delaware trustee may resign under certain circumstances provided in the declaration of trust, including at any time upon 30 days’ prior written notice to the certificate trustee, the bond issuers, the administrative trustees and the issuing entity. Any successor Delaware trustee must satisfy the requirement of Section 3807(a) of the Statutory Trust Act.

THE BOND ISSUERS

Each of the bond issuers is a limited liability company organized under the laws of the State of Delaware. CEI is the sole member of CEI Funding, OE is the sole member of OE Funding and TE is the sole member of TE Funding. The principal executive office of each of the bond issuers is located at 76 South Main Street, Akron, Ohio 44308. The telephone number for each of the bond issuers is (800) 736-3402. The sellers organized the bond issuers for the limited purpose of holding the phase-in-recovery properties and issuing bonds secured by the phase-in-recovery properties and the other bond collateral and related activities. The bond issuers’ organizational documents restrict them from engaging in other activities other than those described below. In addition, the bond issuers’ organizational documents require them to operate in a manner intended to reduce the likelihood that they would be consolidated in a seller’s bankruptcy estate if the seller becomes involved in a bankruptcy proceeding. Selected provisions of the bond issuers’ amended and restated limited liability company agreements are summarized below and forms of such agreements have been filed as an exhibit to the registration statement of which this prospectus is a part.

On the date of issuance of the bonds, the capital of each bond issuer will be at least equal to 0.50% (in the case of each of CEI Funding LLC and OE Funding LLC) or 1.75% (in the case of TE Funding LLC) of the principal amount of the bonds issued by such bond issuer or such greater amount as may allow the bonds to achieve the desired security rating and treat the bonds as debt of the applicable bond issuer under applicable guidance issued by the Internal Revenue Service.

The assets of each bond issuer will consist of:

•	its respective phase-in-recovery property,

•	its rights under the basic documents to which it is a party,

•	the collection account and all subaccounts established in the bond indentures,

•	the cash used to capitalize such bond issuer,

•	all other property owned by the bond issuers, including all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all proceeds of each of the foregoing.

The bond issuers are recently formed entities and, as of the date of this prospectus, have not carried on any business activities and have no operating history.

Restricted Purpose

Each bond issuer has been created for the sole purpose of:

•	acquiring, owning, administering, servicing or entering into agreements regarding the receipt and servicing of its phase-in-recovery property and the other collateral;

•	managing, selling, assigning, pledging, collecting amounts due on, or otherwise dealing with the phase-in-recovery property and the other bond collateral and related assets of such bond issuer;

•

negotiating, authorizing, executing, assuming such bond issuers’ obligations under, and performing such bond issuers’ duties under, the basic documents and any other agreement or document relating to its activities;

•

filing with the SEC one or more registration statements, including pre-effective or post-effective amendments and filing such applications, reports, surety bonds, consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the bonds and certificates;

•	authorizing, executing, delivering, issuing and registering the bonds of such bond issuer;

•	making payments on the bonds of such bond issuer;

•	pledging its interest in the phase-in-recovery property and other collateral to the bond trustee under its bond indenture in order to secure the bonds; and

•	performing other activities, and exercising any powers permitted, that are incidental to, or necessary, suitable or convenient to accomplish these purposes.

The bond issuers’ organizational documents will not permit them to engage in any activities not related to these purposes or required or authorized by the transaction documents, including issuing securities (other than the bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in each bond issuer’s limited liability company agreement may not be altered, amended or repealed without the unanimous affirmative vote of such bond issuer’s management committee, which vote must include the affirmative vote of each of its independent directors. The bond issuers’ limited liability company agreement and the bond indentures will prohibit the bond issuers from issuing any phase-in-recovery bonds other than the bonds that the bond issuers will offer pursuant to the prospectus supplement.

Management

The business of each bond issuer will be managed by a management committee consisting of at least three and no more than five directors. Each of the bond issuers will at all times have at least two directors who are Independent Directors (as defined in the glossary on page 110). The same people will serve as officers and directors of all three bond issuers. The following is a list of the executive officers and directors of the bond issuers upon the closing of the offering:

Name	Age	Title
Charles E. Jones, Jr.	57	President
Leila L. Vespoli	53	Executive Vice President and General Counsel
James F. Pearson	58	Senior Vice President and Chief Financial Officer
Rhonda S. Ferguson	43	Vice President and Corporate Secretary
Steven R. Staub	41	Vice President and Treasurer
K. Jon Taylor	39	Vice President and Controller
Anthony J. Alexander	61	Director
Mark T. Clark	62	Director
Charles E. Jones, Jr.	57	Director
Michelle Dreyer	42	Director
Brian Harrison	42	Director

All of the bond issuers’ executive officers and directors, including the Independent Directors, will begin to serve effective immediately prior to the closing of the offering. Pursuant to an agreement between CEI, OE, TE and Corporation Service Company, pursuant to which Corporation Service Company has agreed to make Michelle Dreyer and Brian Harrison available to the Ohio Companies as Independent Directors, the initial aggregate annual compensation for both of the Independent Directors will be $5,700. The officers and directors of each bond issuer, other than the Independent Directors, will not be compensated for their services on behalf of the bond issuers. Any officer of a bond issuer will serve at the discretion of the bond issuer’s directors. None of the bond issuers’ managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K.

Limitation on Liabilities

The organizational documents of each bond issuer provide that, to the extent permitted by law, neither the bond issuer’s member nor its special member nor any director, officer, employee or agent of the bond issuer (the

“covered persons”) shall be personally liable to such bond issuer for any loss, damage or claim incurred by reason of any act taken or omission made by such covered person in good faith on behalf of such bond issuer and in a manner reasonably believed to be within the scope of authority conferred on such covered person, without gross negligence or willful misconduct. In addition, the organizational documents of each bond issuer provide that, to the fullest extent permitted by law, it will indemnify its respective covered persons against liabilities incurred in connection with their services on behalf of the bond issuer for any act or omission performed or omitted by such covered person in good faith on behalf of such bond issuer and in a manner reasonably believed to be within the scope of authority conferred on such covered person, without the gross negligence or willful misconduct. The officers and directors will devote as much time as is necessary to the affairs of the bond issuers. The bond issuers will have sufficient officers, directors and employees to carry on their business.

Bond Issuers’ Relationship with the Ohio Companies

On the issue date for the bonds, the Ohio Companies will sell their respective phase-in-recovery property to the related bond issuer pursuant to a sale agreement between such Ohio Company and its related bond issuer. The Ohio Companies will service the phase-in-recovery property pursuant to a servicing agreement between such Ohio Company and its related bond issuer and will provide administrative services to each bond issuer pursuant to an administration agreement between such Ohio Company and its related bond issuer. The Ohio Companies will also serve as administrative trustees of the issuing entity under the declaration of trust.

Relationship with PUCO

Pursuant to the financing order:

•

the PUCO or its designated representative has a decision-making role co-equal with the sponsors with respect to the structuring and pricing of the certificates and all matters related to the structuring and pricing of the certificates will be determined through a joint decision of the sponsors and the PUCO or its designated representative or financial advisor;

•

the PUCO’s financial advisor will participate fully in all plans and decisions related to the pricing, marketing and structuring of the bonds and certificates and will be provided timely information as necessary to fulfill its obligation to advise the PUCO in a timely manner but makes no representations as to any of the information contained herein; and

•	the servicers will file periodic adjustments to the phase-in-recovery charges with the PUCO on the bond issuers’ behalf.

The bond issuers have agreed that certain reports concerning phase-in-recovery charge collections will be provided to the PUCO.

Administration Agreement

The bond issuers do not have any employees (other than their officers), but CEI, OE and TE, as the case may be, will provide their respective bond issuer with administrative services, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings, and office space according to the terms of an administration agreement.

Each bond issuer is required to pay its administrator such bond issuer’s pro rata portion (based on bond issuance amount) of $100,000 payable semiannually, for as long as CEI, OE and TE, as the case may be, provide these services, plus the reimbursement for all costs and expenses for services performed by unaffiliated third parties and actually incurred by CEI, OE and TE, as the case may be, in performing such services described above.

This description of the administration agreement does not purport to be complete and is subject and qualified by reference to the provisions of the administration agreements, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Cross-Indemnity Agreement

Pursuant to a cross-indemnity agreement among the three bond issuers, each bond issuer will agree to indemnify and/or contribute to the other bond issuers for any loss, damage, liability or claim (or actions in respect thereof) arising out of any material misstatements or omissions in the registration statement of which this prospectus is a part or under the underwriting agreement (including its pro rata share of any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, damage, liability, claim or action), in each case pro rata based on the original aggregate principal amount of bonds issued by such bond issuer; provided, however, that a bond issuer will be solely liable to the extent any such loss, damage, liability, claim or action arises out of or is based upon (x) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished by such bond issuer specifically for inclusion in the registration statement or (y) a breach of a representation, warranty or covenant by such bond issuer under the underwriting agreement.

This description of the cross-indemnity agreement does not purport to be complete and is subject and qualified by reference to the provisions of the cross-indemnity agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

THE SPONSORS, SELLERS, INITIAL SERVICERS, AND DEPOSITORS

CEI, OE and TE will be the sellers and initial servicers of the phase-in-recovery properties securing the bonds, and will be the sponsors and depositors of the securitization in which the bonds and certificates covered by this prospectus are issued. CEI, OE and TE are all wholly owned, electric distribution utility subsidiaries of FirstEnergy and each company is incorporated in Ohio. FirstEnergy is a diversified energy company with 10 electric distribution companies comprising one of the nation’s largest investor-owned electric systems. FirstEnergy’s diverse generating fleet features non-emitting nuclear, scrubbed baseload coal, natural gas, hydro and pumped-storage hydro and other renewables and has a total generating capacity of approximately 20,000 megawatts.

CEI was organized under the laws of the State of Ohio in 1892 and does business as an electric public utility in that state. CEI provides regulated electric distribution services in an area of 1,600 square miles in northeastern Ohio, serving 747,000 customers. The area it serves has a population of approximately 1.7 million. CEI also procures generation services for those customers electing to retain them as their power supplier. As of December 31, 2012, CEI’s distribution system consisted of 33,252 pole miles of distribution lines; and its substations’ transformer capacity is 8,938,000 kV amperes.

OE was organized under the laws of the State of Ohio in 1930 and owns property and does business as an electric public utility in that state. OE engages in the distribution and sale of electric energy to communities in a 7,000 square mile area of central and northeastern Ohio, serving 1,032,000 customers. OE conducts business in portions of Ohio, providing regulated electric distribution services and procurement of generation services for those franchise customers electing to retain it as their power supplier. The area served by OE has a population of approximately 2.3 million. As of December 31, 2012, OE’s transmission and distribution system consisted of 62,238 pole miles of distribution lines and 461 pole miles of transmission lines; and its substations’ transformer capacity is 7,763,000 kV amperes. OE also engages in the distribution and sale of electric energy through its wholly owned subsidiary, Pennsylvania Power Company, to approximately 161,000 customers in western Pennsylvania; however those customers will not be subject to phase-in-recovery charges and that subsidiary will not be involved in any manner in the transactions described in this prospectus and the accompanying prospectus supplement.

TE was organized under the laws of the State of Ohio in 1901 and does business as an electric public utility in that state. TE provides regulated electric distribution services in an area of 2,300 square miles in northwestern Ohio, serving 309,000 customers. The area it serves has a population of approximately 0.7 million. TE also provides generation services to those customers electing to retain them as their power supplier. As of December 31, 2012, TE’s transmission and distribution system consisted of 17,593 pole miles of distribution lines and 81 pole miles of transmission lines; and its substations’ transformer capacity is 3,040,000 kV amperes.

The retail rates, conditions of service, issuance of securities and other matters regarding CEI, OE and TE are subject to regulation by the PUCO in the State of Ohio — the state in which each company operates as an electric distribution utility. In addition, under Ohio law, municipalities may regulate rates of a public utility, subject to appeal to the PUCO if not acceptable to the utility. On the federal level, each of CEI, OE and TE are subject to regulation by the Federal Energy Regulatory Commission.

None of CEI, OE and TE have any experience as sponsors or servicers of phase-in-recovery property. In fact, the financing order was the first granted by the PUCO in the State of Ohio and the Securitization Act, which provides for the creation of phase-in-recovery property, only became effective in early 2012. Nor have any of CEI, OE and TE previously acted as a sponsor or servicer for any other property or pool of assets in any securitization transaction, other than as originators, sponsors and servicers of accounts receivable financings from time to time in the past. However, six other FirstEnergy utility subsidiaries have experience as sponsors and servicers in ten similarly-structured utility securitization transactions in three other states with similar enabling statutes. Moreover, CEI, OE and TE have been billing and collecting charges from electric customers since 1892, 1930 and 1901, respectively.

Revenues, Customer Base and Energy Consumption

The retail customer bases of CEI, OE and TE consist of four customer classes: residential, commercial, industrial and public street and highway lighting. The customer classes are broad groups that include accounts with a wide range of load characteristics served under a variety of rate designs. Several factors influence the number of retail customers served by CEI, OE and TE and the amount of energy consumed by such customers, including general economic conditions and weather conditions in the respective service territories. General economic conditions affect migration of residential, commercial and industrial customers into and out of the service territories and weather conditions affect the amount of electricity consumed, with higher consumption typically occurring in the winter and summer months when heating or cooling demands are highest.

The following tables show the electricity delivered to retail customers, retail electric revenues and number of retail customers for each of the four revenue reporting customer classes for the periods indicated. There can be no assurances that the retail electricity sales, retail electric revenues and number of retail customers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.

Electricity Delivered to Retail Customers, Electric Delivery Revenues and Retail Customers

CEI

Retail Electric Usage (As Measured by Billed GWh Sales) by Customer Class and Percentage Composition
Customer Class	Year ended December 31,
	2009		2010		2011		2012
Residential	5,429	30.8%	5,726	30.3%	5,710	30.2%	5,678	30.2%
Commercial	4,646	26.3%	4,779	25.3%	6,774	35.8%	6,665	35.4%
Industrial	7,410	42.0%	8,216	43.5%	6,284	33.2%	6,324	33.6%
Public Street and Highway Lighting	155	0.9%	149	0.8%	148	0.8%	138	0.7%

Total Retail	17,639	100.0%	18,870	100.0%	18,916	100.0%	18,805	100.0%

Retail Electric Revenue by Customer Class and Percentage Composition (Dollars in thousands)
Customer Class	Year ended December 31,
	2009		2010		2011		2012
Residential	567,111	34.2%	466,689	38.6%	366,117	42.2%	385,200	46.1%
Commercial	509,576	30.8%	343,758	28.4%	379,719	43.8%	326,006	39.0%
Industrial	559,517	33.8%	377,038	31.2%	100,704	11.6%	105,444	12.6%
Public Street and Highway Lighting	20,390	1.2%	22,676	1.9%	20,540	2.4%	19,531	2.3%

Total Retail	1,656,595	100.0%	1,210,161	100.0%	867,080	100.0%	836,180	100.0%

Average Number of Metered Retail Electric Customers and Percentage Composition
Customer Class	Year ended December 31,
	2009		2010		2011		2012
Residential	667,171	88.5%	666,343	88.6%	664,170	88.7%	660,818	88.7%
Commercial	84,152	11.2%	83,304	11.1%	83,728	11.2%	83,432	11.2%
Industrial	2,243	0.3%	2,212	0.3%	650	0.1%	657	0.1%
Public Street and Highway Lighting	299	0.0%	348	0.0%	387	0.1%	421	0.1%

Total Retail	753,865	100.0%	752,207	100.0%	748,935	100.0%	745,328	100.0%

OE

Retail Electric Usage (As Measured by Billed GWh Sales) by Customer Class and Percentage Composition
Customer Class	Year ended December 31,
	2009		2010		2011		2012
Residential	8,974	39.3%	9,493	39.3%	9,512	38.6%	9,400	38.5%
Commercial	6,835	29.9%	7,006	29.0%	6,726	27.3%	6,691	27.4%
Industrial	6,900	30.2%	7,510	31.1%	8,272	33.5%	8,208	33.6%
Public Street and Highway Lighting	148	0.6%	146	0.6%	146	0.6%	142	0.6%

Total Retail	22,857	100.0%	24,155	100.0%	24,656	100.0%	24,441	100.0%

Retail Electric Revenue by Customer Class and Percentage Composition (Dollars in thousands)
Customer Class	Year ended December 31,
	2009		2010		2011		2012
Residential	956,441	47.1%	774,436	56.8%	653,195	55.5%	690,782	58.3%
Commercial	654,638	32.3%	389,146	28.6%	323,340	27.5%	301,274	25.4%
Industrial	404,866	19.9%	184,852	13.6%	186,616	15.9%	179,053	15.1%
Public Street and Highway Lighting	13,634	0.7%	13,836	1.0%	13,944	1.2%	13,128	1.1%

Total Retail	2,029,579	100.0%	1,362,269	100.0%	1,177,095	100.0%	1,184,237	100.0%

Average Number of Metered Retail Electric Customers and Percentage Composition
Customer Class	Year ended December 31,
	2009		2010		2011		2012
Residential	922,861	88.9%	922,104	88.9%	921,314	89.1%	918,450	89.0%
Commercial	112,265	10.8%	111,978	10.8%	109,747	10.6%	109,836	10.6%
Industrial	906	0.1%	900	0.1%	1,423	0.1%	1,415	0.1%
Public Street and Highway Lighting	1,966	0.2%	1,999	0.2%	2,050	0.2%	2,060	0.2%

Total Retail	1,037,998	100.0%	1,036,981	100.0%	1,034,534	100.0%	1,031,761	100.0%

TE

Retail Electric Usage (As Measured by Billed GWh Sales) by Customer Class and Percentage Composition
Customer Class	Year ended December 31,
	2009		2010		2011		2012
Residential	2,405	25.3%	2,588	25.0%	2,596	24.9%	2,569	24.7%
Commercial	2,584	27.2%	2,680	25.9%	2,039	19.5%	2,018	19.4%
Industrial	4,466	47.0%	5,014	48.5%	5,750	55.1%	5,743	55.3%
Public Street and Highway Lighting	48	0.5%	51	0.5%	51	0.5%	51	0.5%

Total Retail	9,503	100.0%	10,334	100.0%	10,437	100.0%	10,381	100.0%

Retail Electric Revenue by Customer Class and Percentage Composition (Dollars in thousands)
Customer Class	Year ended December 31,
	2009		2010		2011		2012
Residential	266,912	34.8%	208,372	47.6%	191,981	49.6%	194,611	49.8%
Commercial	257,319	33.5%	139,351	31.9%	111,540	28.8%	99,318	25.4%
Industrial	235,460	30.7%	81,965	18.7%	74,933	19.4%	88,903	22.7%
Public Street and Highway Lighting	7,616	1.0%	7,811	1.8%	8,448	2.2%	8,082	2.1%

Total Retail	767,307	100.0%	437,499	100.0%	386,902	100.0%	390,914	100.0%

Average Number of Metered Retail Electric Customers and Percentage Composition
Customer Class	Year ended December 31,
	2009		2010		2011		2012
Residential	272,839	87.8%	272,283	87.9%	272,771	88.3%	272,006	88.3%
Commercial	37,042	11.9%	36,427	11.8%	34,781	11.3%	34,641	11.2%
Industrial	213	0.1%	210	0.1%	459	0.1%	479	0.2%
Public Street and Highway Lighting	631	0.2%	980	0.3%	1,009	0.3%	1,021	0.3%

Total Retail	310,725	100.0%	309,900	100.0%	309,020	100.0%	308,147	100.0%

For each of the Ohio Companies, the decrease in retail electric revenue (which includes generation sales as well as transmission and distribution revenues) since 2009 reflected in the tables above results primarily from a decrease in retail generation sales volume primarily due to increased customer shopping in the Ohio Companies’ service territories. This increased customer shopping, which does not impact earnings for the Ohio Companies, is expected to continue. Total generation provided by alternative suppliers as a percentage of total megawatt-hour deliveries increased to 79% in 2012 from 76% in 2011 for the Ohio Companies.

Forecasting Electricity Consumption

CEI, OE and TE prepare kilowatt-hour and revenue forecasts for annual planning purposes. These forecasts are updated periodically throughout the year, typically on a quarterly basis, based on most current available information and known results to date. The Ohio Companies monitor the accuracy of each forecast by conducting variance analysis on a monthly basis taking into account weather impacts on kilowatt-hour sales and deviations from forecast within the customer count. The most current sales forecast will be used for the semiannual updates to the phase-in-recovery charges. In addition to the internal planning process described above, the Ohio Companies also file a long-term sales forecast with the PUCO on an annual basis. This long-term forecast is typically prepared at the beginning of the year and filed in early spring; it includes a forecast for the current calendar year, as well as ten years into the future.

The Ohio Companies’ forecasting process incorporates analyses for each major customer class (residential, commercial, industrial, and public street and highway lighting) and takes into account local and national economic conditions, as well as historical usage patterns and energy efficiency reductions, which information is processed by statistical energy forecasting software developed by a third party vendor. Historic data include economic data supplied by a third party service and weather data. Variables are then modeled and evaluated for a best fit. The model is then tested using ordinary least squares regression and modified, if appropriate based on statistical results, for the best fit. The forecast is adjusted for the energy-efficiency impacts associated with achieving the energy savings benchmarks defined in Ohio Senate Bill 221.

A brief description of the forecasting methodology utilized for the most recent long-term sales forecast filed with the PUCO, by customer class, is provided below:

•

Residential—The residential class energy forecast is the product of the forecasted number of customers and average use per customer. Information used for this class’ forecast includes the results of a residential appliance saturation survey conducted in 2010 by FirstEnergy, as well as regional information from the U.S. Energy Information Administration on regional appliance saturation

•

Commercial & Industrial—Economic and demographic variables considered in regression models for the commercial and industrial sectors include weather variables, disposable income, non-agricultural employment, and local contribution to gross domestic product. In addition, projections of industrial production and manufacturing employment are considered in the development of the forecast for the industrial sector

•

Public Street & Highway Lighting—The forecast was estimated using an analytical approach. The forecast for this class is based on the nominal wattages and the standard burning hours of each installed lighting fixture, along with the recent history of traffic lighting use. The street lighting usage was trended downward assuming that, as mercury vapor lights failed, they would be replaced with sodium vapor lights. A 20-year life for mercury vapor lights and a 45% reduction in energy when replaced by sodium vapor lighting was used to establish this downward trend. Other than for the month-to-month fluctuations, traffic lighting use was kept constant throughout the forecast period

In addition, the most recent long-term sales forecast filed with the PUCO reflects the impact of customer self-generation that occurs “behind-the-meter” using analytical and statistical techniques. In order to estimate the impact of customer self-generation, the previous year’s year-end amount of energy resulting from known installed solar and wind customer-owned generation is determined. This amount is then increased at the same annual percentage rate as the increase in the renewable benchmarks for the State of Ohio from Ohio Senate Bill 221 and reflected in the forecasted projections.

The Ohio constitution permits municipalities to form municipal electric utilities and has permitted municipalities to take such action since 1912, but also provides limits on how much utility service may be provided outside of municipal boundaries. Ohio statutory provisions and Ohio Supreme Court opinions further refine parameters of constitutional authority. For forecasting purposes, the Ohio Companies do not make adjustments associated with municipal electric utilities.

CEI

Annual Forecast Variance for Ultimate Electric Delivery (GWh)

	Year ended December 31,
	2009	2010	2011	2012
Residential
Forecast	5,600	5,622	5,462	5,532
Actual	5,429	5,726	5,710	5,678
Variance (%)	3.2%	-1.8%	-4.3%	-2.6%
Commercial
Forecast	4,879	4,830	6,870	7,060
Actual	4,646	4,779	6,774	6,665
Variance (%)	5.0%	1.1%	1.4%	5.9%
Industrial
Forecast	7,643	7,901	5,721	6,331
Actual	7,410	8,216	6,284	6,324
Variance (%)	3.1%	-3.8%	-9.0%	0.1%
Public Street and Highway Lighting
Forecast	165	164	163	162
Actual	155	149	148	138
Variance (%)	6.6%	10.1%	9.9%	17.3%
Total
Forecast	18,287	18,517	18,215	19,086
Actual	17,639	18,870	18,916	18,805
Variance (%)	3.7%	-1.9%	-3.7%	1.5%

OE

Annual Forecast Variance for Ultimate Electric Delivery (GWh)

	Year ended December 31,
	2009	2010	2011	2012
Residential
Forecast	9,317	9,359	9,079	9,130
Actual	8,974	9,493	9,512	9,400
Variance (%)	3.8%	-1.4%	-4.6%	-2.9%
Commercial
Forecast	7,085	7,116	6,852	6,715
Actual	6,835	7,006	6,726	6,691
Variance (%)	3.7%	1.6%	1.9%	0.4%
Industrial
Forecast	7,499	9,147	7,853	8,269
Actual	6,900	7,510	8,272	8,208
Variance (%)	8.7%	21.8%	-5.1%	0.7%
Public Street and Highway Lighting
Forecast	141	141	141	139
Actual	148	146	146	142
Variance (%)	-4.6%	-3.7%	-3.7%	-1.9%
Total
Forecast	24,042	25,763	23,925	24,253
Actual	22,857	24,155	24,656	24,441
Variance (%)	5.2%	6.7%	-3.0%	-0.8%

TE

Annual Forecast Variance for Ultimate Electric Delivery (GWh)

	Year ended December 31,
	2009	2010	2011	2012
Residential
Forecast	2,515	2,529	2,449	2,505
Actual	2,405	2,588	2,596	2,569
Variance (%)	4.6%	-2.3%	-5.7%	-2.5%
Commercial
Forecast	2,808	2,745	2,169	2,150
Actual	2,584	2,680	2,039	2,018
Variance (%)	8.7%	2.4%	6.3%	6.6%
Industrial
Forecast	4,393	4,839	5,455	6,164
Actual	4,466	5,014	5,750	5,743
Variance (%)	-1.6%	-3.5%	-5.1%	7.3%
Public Street and Highway Lighting
Forecast	57	55	55	54
Actual	48	51	51	51
Variance (%)	17.3%	7.7%	6.7%	4.7%
Total
Forecast	9,773	10,167	10,127	10,873
Actual	9,503	10,334	10,437	10,381
Variance (%)	2.8%	-1.6%	-3.0%	4.7%

Billing and Collections

Each servicer will bill its retail electric customers for charges arising from the phase-in-recovery property attributable to that customer and will be obligated to remit daily to its respective bond trustee an amount equal to the actual phase-in-recovery charges billed, less an allowance for estimated phase-in-recovery charge charge-offs, within two business days after the day payments arising from the phase-in-recovery charges are deemed to be collected as described under “Servicing—Remittances to Collection Account.” A servicer’s duties will include responding to inquiries from customers and the PUCO regarding the phase-in-recovery property and the phase-in-recovery charges, calculating electricity usage, accounting for collections, furnishing periodic reports and statements to its bond issuer, the bond trustee and the certificate trustee and periodically adjusting the phase-in-recovery charges. See “Servicing Agreements” in this prospectus.

The Ohio Companies, as servicers, are permitted to commingle the phase-in-recovery charges with other revenues they collect prior to remitting such charges to the bond trustee pursuant to the servicing agreements, the financing order and the Securitization Act. All collections and other funds for each of the Ohio Companies are currently remitted to a centralized bank account held under the name of an affiliate, FirstEnergy Service Company (FESC), as administrator of the FirstEnergy regulated utility money pool. As such, those collections and other funds for each of the Ohio Companies that come into the money pool administered by FESC are commingled with the collections and other funds of the other FirstEnergy regulated utility affiliates participating in the money pool. As needed, funds from the money pool are remitted on behalf of the applicable money pool participant by FESC, pursuant to its obligations to provide administrative, management and other services (including treasury services) to the Ohio Companies and other FirstEnergy regulated utility affiliates under that certain Service Agreement dated as of February 25, 2011. In the case of collections of phase-in-recovery charges that are initially commingled within the money pool, FESC will remit such funds to the applicable bond trustee on behalf of the applicable Ohio Company servicer for deposit in the applicable collection account within the time frames contemplated by the applicable basic documents.

Credit Policy

The credit and collections policies of CEI, OE and TE are regulated by the PUCO. Under PUCO regulations, the Ohio Companies are obligated to provide service to all customers within their respective service territory.

On application for service, the identification and credit standing of all customers is verified through the use of a major credit-reporting bureau. In instances where customers do not meet minimum credit standards, credit must be established. This can be done through providing a security deposit (130% of the average monthly bill), third party guarantor (residential only), furnishing a surety bond and/or a bank letter of credit. The PUCO does not permit the Ohio Companies to obtain security deposits from their residential customers that are enrolled in a low income payment plan.

According to PUCO regulations, each Ohio Company may refuse to provide service, at any location, to an applicant who is indebted to it for any service previously furnished to the applicant. Each Ohio Company will commence service, however, if a reasonable payment plan for the indebtedness is first made between a residential applicant and the Ohio Company, and it may likewise commence service for an industrial or commercial applicant.

Billing

Each of CEI, OE and TE bill their respective customers about once every 30.9 days, with approximately an equal number of bills being distributed each business day. For the year ending December 31, 2012, CEI produced an average of 35,475 bills, OE produced an average of 49,137 bills, and TE produced an average of 14,661 bills, on each business day to customers in their various customer categories.

Budget billing is limited to residential customers. Approximately 90,407 residential customers, who constitute approximately 13.69% of CEI’s residential customer base, approximately 127,848 residential customers, who constitute approximately 13.92% of OE’s residential customer base and approximately 32,085 residential customers, who constitute approximately 11.8% of TE’s residential customer base, choose to be billed using the Ohio Companies’ budget billing program. For these customers, the Ohio Companies determine and bill a monthly budget amount based on the last 12 months of billing history for each account. The budget amount is recalculated each March and September, if necessary. Overpayments or underpayments for actual usage during the prior year are reconciled on each customer’s August bill.

For accounts with potential billing errors exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

Collection Process

CEI, OE and TE receive a large percentage of their payments via the U.S. mail; however, other payment options are also available. These options include electronic payments, credit card, check free, pay by phone and automatic check withdraw and electronic fund transfers, as well as direct payment at the Ohio Companies’ payment agency network.

The Ohio Companies consider residential and nonresidential customer bills to be delinquent if they are unpaid 30 days after the billing date. In general, the Ohio Companies’ collection process begins when balances are unpaid for 30 days or more from the billing date. At that time, the Ohio Companies begin collection activities ranging from delinquency notice mailings, to telephone calls, to personal collection and ending with electricity shut-off. The Ohio Companies outsource a portion of their residential and commercial collection activity to two unaffiliated vendors, which handle incoming collection calls. In addition, one of these vendors provides outbound collection calls for the Ohio Companies. The Ohio Companies also sell bad debt and use collection agencies and legal collection experts as needed throughout the collection process.

Loss Experience

The following tables set forth information relating to the annual net charge-offs for CEI, OE and TE.

CEI

Net Charge-Offs as a Percentage of Billed Transmission & Distribution Revenues

	As of 12/31/09	As of 12/31/10	As of 12/31/11	As of 12/31/12
Billed Electric Revenues ($000)	1,656,594	1,210,160	867,080	836,180
Net Charge-Offs ($000)	9,557	13,133	6,923	8,266
Percentage of Billed Revenue	0.58%	1.09%	0.80%	0.99%

OE

Net Charge-Offs as a Percentage of Billed Transmission & Distribution Revenues

	As of 12/31/09	As of 12/31/10	As of 12/31/11	As of 12/31/12
Billed Electric Revenues ($000)	2,029,578	1,362,268	1,177,095	1,184,237
Net Charge-Offs ($000)	14,365	8,234	6,558	9,691
Percentage of Billed Revenue	0.71%	0.60%	0.56%	0.82%

TE

Net Charge-Offs as a Percentage of Billed Transmission & Distribution Revenues

	As of 12/31/09	As of 12/31/10	As of 12/31/11	As of 12/31/12
Billed Electric Revenues ($000)	767,307	437,498	386,901	390,914
Net Charge-Offs ($000)	7,867	4,243	3,333	4,177
Percentage of Billed Revenue	1.03%	0.97%	0.86%	1.07%

Days Sales Outstanding

The following tables set forth information relating to the average number of days that retail customer bills from CEI, OE and TE remained outstanding during the calendar year (or other period referred to below) ending on each of the dates referred to below.

CEI

Average Days Sales Outstanding

	As of 12/31/09	As of 12/31/10	As of 12/31/11	As of 12/31/12
Average Days Sales Outstanding	22	22	20	24

OE

Average Days Sales Outstanding

	As of 12/31/09	As of 12/31/10	As of 12/31/11	As of 12/31/12
Average Days Sales Outstanding	21	20	18	21

TE

Average Days Sales Outstanding

	As of 12/31/09	As of 12/31/10	As of 12/31/11	As of 12/31/12
Average Days Sales Outstanding	23	24	21	24

Delinquencies

The following tables set forth information relating to the delinquency experience of CEI, OE and TE as of each of the dates shown below.

CEI

Delinquencies as a Percentage of Total Billed Revenues

	As of 12/31/09	As of 12/31/10	As of 12/31/11	As of 12/31/12
30-59 days	0.34%	0.39%	0.41%	0.44%
60-89 days	0.16%	0.19%	0.24%	0.30%
90+ days	0.59%	0.75%	0.89%	1.14%
Total	1.09%	1.34%	1.54%	1.89%
OE Delinquencies as a Percentage of Total Billed Revenues
	As of 12/31/09	As of 12/31/10	As of 12/31/11	As of 12/31/12
30-59 days	0.29%	0.33%	0.39%	0.49%
60-89 days	0.13%	0.19%	0.22%	0.27%
90+ days	0.44%	0.58%	0.56%	0.73%
Total	0.87%	1.10%	1.17%	1.50%
TE Delinquencies as a Percentage of Total Billed Revenues
	As of 12/31/09	As of 12/31/10	As of 12/31/11	As of 12/31/12
30-59 days	0.27%	0.37%	0.46%	0.47%
60-89 days	0.18%	0.24%	0.26%	0.31%
90+ days	0.78%	1.01%	1.02%	1.11%
Total	1.24%	1.62%	1.74%	1.89%

Where to Find Information about CEI, OE and TE

Although CEI, OE and TE are not currently required to file periodic reports with the SEC, FirstEnergy, the parent company of CEI, OE and TE, does file periodic reports with the SEC as required by the Exchange Act. The periodic reports of FirstEnergy filed with the SEC can be inspected at the SEC’s website at www.sec.gov and are available through FirstEnergy’s website at www.firstenergycorp.com; however, those reports are not intended to be incorporated by reference in this prospectus or the accompanying prospectus supplement. Except as provided in the accompanying prospectus supplement, no other information contained on the SEC’s website or FirstEnergy’s website constitutes a part of this prospectus or the accompanying prospectus supplement related to the bonds or the certificates.

AFFILIATIONS AND TRANSACTIONS AMONG THE TRANSACTION PARTIES

CEI, OE and TE, which we refer to as the Ohio Companies, are all wholly-owned, electric distribution utility subsidiaries of FirstEnergy. CEI Funding’s sole member is CEI, OE Funding’s sole member is OE, and TE Funding’s sole member is TE. The issuing entity is a Delaware statutory trust and was formed by the bond issuers—CEI Funding, OE Funding and TE Funding. CEI, OE and TE will be the sellers and initial servicers of the phase-in-recovery properties securing the bonds, and will be the sponsors and depositors of the securitization in which the bonds and certificates covered by this prospectus are issued. CEI, OE and TE will also serve as the administrative trustees of the issuing entity under the declaration of trust.

U.S. Bank Trust will serve as the trustee to the issuing entity and is referred to as the Delaware trustee. U.S. Bank Trust is a wholly-owned subsidiary of U.S. Bank. U.S. Bank will serve as trustee under the certificate indenture and each bond indenture and is referred to in its separate capacities as the certificate trustee and the bond trustee.

None of the bond issuers, the Ohio Companies, or the issuing entity is an affiliate of the Delaware trustee, certificate trustee or the bond trustee. The bond issuers, the issuing entity, the Delaware trustee and the certificate trustee will enter into a fee and indemnity agreement under which the bond issuers, subject to the cap, will each pay an allocable portion of the Delaware trustee’s and the certificate trustee’s reasonable compensation and reasonable fees and expenses. See “The Issuing Entity” in this prospectus.

The bond issuers, the Ohio Companies, the issuing entity and their respective affiliates may from time to time enter into normal banking and trustee relationships with U.S. Bank Trust and U.S. Bank and their respective affiliates. No relationships currently exist or existed during the past two years between the bond issuers, the Ohio Companies, the issuing entity and their respective affiliates, on the one hand, and U.S. Bank Trust and U.S. Bank and their respective affiliates, on the other hand, that would be outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party.

SERVICING AGREEMENTS

The following summary describes the material terms and provisions of each servicing agreement pursuant to which each servicer is undertaking to service the phase-in-recovery property of a bond issuer. We have filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the servicing agreements.

Servicing Procedures

A servicer, on behalf of a bond issuer, will manage, service and administer, and bill and collect payments arising from, the phase-in-recovery property according to the terms of the servicing agreement between the servicer and bond issuer. A servicer’s duties will include responding to inquiries of customers, the PUCO and competitive retail suppliers (if any) and any federal, local or other state governmental authorities regarding the phase-in-recovery property and the phase-in-recovery charges, calculating electricity usage, accounting for collections, furnishing periodic reports and statements to its bond issuer, the rating agencies, the PUCO, the bond trustee and the certificate trustee, making all filings with the PUCO and taking all other actions necessary to perfect the bond issuer’s ownership interest in and the bond trustee’s first priority security interest in the phase-in-recovery property, and periodically adjusting the phase-in-recovery charges.

In addition, the servicers will take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Act or the financing order or the rights of holders of phase-in-recovery property by legislative enactment, initiative petition or constitutional amendment that would be adverse to bondholders and, thus, certificateholders. The cost of any action will be payable from payments arising from the phase-in-recovery charges as an expense of the bond issuers.

The servicers will also prepare any reports required to be filed by us with the SEC and will cause to be delivered required opinions of counsel to the effect that all filings with the PUCO necessary to preserve and protect the interests of the trustee in the phase-in-recovery property of the respective bond issuers have been made.

Servicing Standards and Covenants

The servicing agreements will require the servicers, in servicing and administering the phase-in-recovery properties, to employ or cause to be employed procedures and exercise or cause to be exercised the same care they customarily employ and exercise in servicing and administering bill collections for their own accounts and, if applicable, for others.

Consistent with the foregoing, a servicer may in its own discretion waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a customer, in each case, if the waiver or action:

•	would comply with the servicer’s policies and practices for comparable assets that it services for itself and for others; and

•	would comply in all material respects with applicable law.

In addition, a servicer may write off any amounts that it deems uncollectible according to its customary practices.

In the servicing agreement, a servicer will covenant that, in servicing the phase-in-recovery property, it will:

•	manage, service, administer and make collections of payments arising from the phase-in-recovery property with reasonable care and in compliance with applicable law, including all applicable regulations and guidelines of the PUCO, using the same degree of care and diligence that the servicer exercises for bill collections for its own account and, if applicable, for others;

•	follow customary standards, policies and procedures for the industry in performing its duties as servicer;

•	use all reasonable efforts, consistent with its customary servicing procedures, to bill and collect the phase-in-recovery charges;

•	comply in all material respects with laws applicable to and binding on it relating to the phase-in-recovery property;

•	submit semiannually a request to the PUCO seeking a true-up adjustment, if any, of the phase-in-recovery charges; and

•	make all filings to maintain the first priority security interest of the bond trustee in the phase-in-recovery property.

True-Up Adjustment Process

Among other things, the financing order and the servicing agreements both require the servicer to file adjustment requests within 12 months after the issuance of the bonds and then semiannually (and as frequently as monthly during the period commencing with the start of the last year that the last maturing tranche of the bonds is expected to be outstanding and ending with the final maturity date) to ensure the expected recovery of amounts sufficient to provide timely payment of principal of and interest on the bonds, together with other approved financing costs.

As part of each true-up adjustment, the servicer will calculate the phase-in-recovery charges which must be billed in order to generate the revenues for the ensuing six-month period necessary to result in:

•	all accrued and unpaid interest on the bonds being paid in full,

•	the outstanding principal balance of the bonds equaling the amount provided in the expected amortization schedule,

•	the amount on deposit in the capital subaccount equaling the required capital level, and

•	all other fees, expenses and indemnities of the issuing entity (subject to the cap to the extent applicable) being paid.

In calculating the necessary true-up adjustment, the servicer will use its most recent forecast of electric consumption and its most current estimates of ongoing transaction-related expenses. The true-up adjustment will reflect any defaults or charge-offs and the allowances for charge-offs and payment lags between the billing and collection of phase-in-recovery charges based upon the servicer’s most recent experience regarding collection of phase-in-recovery charges. The true-up adjustment will also take into account any amounts due as a result of the reconciliation of the remittances and collections, and any undercollections due to any reason.

While there is no “cap” on the total amount of phase-in-recovery charges that may be imposed on retail electric customers to pay on a timely basis scheduled principal and interest on the bonds and replenish the capital subaccount, there is a “cap” on certain approved financing costs that may be recovered through phase-in-recovery charges. See “Description of the Bonds—Allocations and Payments.”

In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, the corrections will be made in a future true-up adjustment. Unless otherwise ordered by the PUCO, true-up adjustments will become effective on a service rendered basis within 60 days after the filing of the adjustment request.

In calculating any true-up adjustment, each servicer will allocate payment responsibility among customer classes in accordance with the requirements of the financing order.

In the case any true-up adjustment goes into effect after the last scheduled payment date, the calculation period shall begin on the date the true-up adjustment goes into effect and end on the payment date next following such true-up adjustment date.

Remittances to Collection Account

The servicers will remit to the respective bond trustees on each business day (commencing 45 days after the date of the servicing agreements) an amount equal to the actual phase-in-recovery charges billed, less an allowance for estimated phase-in-recovery charge charge-offs, within two business days after the day payments arising from the phase-in-recovery charges are deemed to be collected. The deemed collection date for payments arising from the phase-in-recovery charge payments will be the weighted average number of days, based on CEI’s, OE’s or TE’s historical collections experience, as the case may be, that a monthly bill for services remains outstanding before payment.

Within 12 months after the issuance of the bonds and then semiannually (or as frequently as monthly during the period commencing with the start of the last year that the last maturing tranche of the bonds is expected to be outstanding and ending with the final maturity date), each servicer will reconcile remittances of estimated payments arising from phase-in-recovery charges with the bond trustee to more accurately reflect the amount of billed phase-in-recovery charges that should have been remitted, based on the actual system-wide charge-off percentage, as reduced for estimates of partially paid bills (which are deemed to have paid the phase-in-recovery charges in full). To the extent the remittances of estimated payments arising from the phase-in-recovery charges for a bond issuer exceeds the actual payments arising from the phase-in-recovery charges collected by the related servicer, the servicer will be entitled to reduce the amount of remittances to be made to the related bond trustee, in an amount equal to such excess amount. To the extent the remittances of estimated payments arising from the phase-in-recovery charges are less than the actual payments arising from the phase-in-recovery charges collected, the servicer will remit the amount of the shortfall to the bond trustee on the next remittance date following the determination. Although the servicer will remit estimated payments arising from the phase-in-recovery charges to the bond trustee, the servicer is not obligated to make any payments on the bonds or the certificates.

Servicing Compensation

Each servicer will be entitled to receive an annual servicing fee in an amount equal to 0.10% of the initial principal balance of the bonds of its bond issuer. If any of the servicers are replaced by a non-utility successor servicer, such non-utility successor servicer may be paid a servicing fee of up to 0.75% per year of the initial principal balance of the bonds.

The bond trustees will pay the servicing fees semiannually (together with any portion of the servicing fees that remains unpaid from prior payment dates) to the extent of available funds and subject to the cap prior to the distribution of any interest on and principal of its bonds. See “Description of the Bonds—Allocations and Payments.”

Third Party Billers

Currently, Ohio law and the Securitization Act do not authorize third parties to bill, collect and remit the phase-in-recovery charges, but is not restricted from doing so in the future. When a third party bills, collects and remits billed amounts arising from the phase-in-recovery charges, there is a greater risk that a servicer will receive payments arising from the phase-in-recovery charges later than it otherwise would. The greater the delay in receipt of payment, the larger the amount of payments that bear the risk of non-payment due to default, bankruptcy or insolvency of the third party holding the funds. Third party billing also places increased information requirements on a servicer. The servicers will have the responsibility of accounting for payments arising from the phase-in-recovery charges due to bondholders and, thus, certificateholders, regardless of which entity provides or bills for a customer’s electric power.

In order to mitigate the risks associated with a third party biller, the financing order provides that if the PUCO subsequently allows third parties to bill and/or collect any phase-in-recovery charges, the PUCO will take steps to ensure the nonbypassability of such phase-in-recovery charges and minimize the likelihood of default by third party billers, such steps to generally include:

•	establishing operational standards and minimum credit requirements for any such third party billing servicer, or requiring a cash deposit, letter of credit or other credit mitigant in lieu thereof;

•	a finding that, regardless of who is responsible for billing, the customers of that electric distribution utility shall continue to be responsible for phase-in-recovery charges;

•

if a third party meters and bills for the phase-in-recovery charges, a finding that the electric distribution utility (as servicer) will have access to information on billing and usage by customers to provide for proper reporting to the bond issuer and to perform its obligations as servicer;

•	a finding that, in the case of a third party default, billing responsibilities will be promptly transferred to another party to minimize potential losses; and

•

allowing service termination by the electric distribution utility on behalf of its respective bond issuer of any customers failing to pay phase-in-recovery charges in accordance with PUCO-approved service termination rules and orders.

None of CEI, OE or TE nor a successor servicer will pay any shortfalls resulting from the failure of any third party biller to remit payments arising from the phase-in-recovery charges to a servicer. The true-up adjustment mechanism for the phase-in-recovery charges, as well as the amounts deposited in the capital subaccount, are intended to mitigate the risk of shortfalls. Any shortfalls that occur will delay the payment of interest on and principal of the bonds of the affected bond issuer, and, therefore, distributions on the certificates. The financing order further provides that the PUCO will not permit the implementation of any third party billing that would result in a downgrade of the bonds of any bond issuer.

Servicer Representations and Warranties; Indemnification

In the servicing agreements, each of the servicers will represent and warrant to their respective bond issuer, as of the closing of the issuance of the certificates, among other things, that:

•

the servicer is a corporation duly organized and in good standing under the laws of the State of Ohio, with the requisite corporate power and authority to own its properties as owned by it on the bond issuance date and to conduct its business as its business is conducted by it on the bond issuance date and to execute, deliver and carry out the terms of the servicing agreement;

•	the execution, delivery and carrying out of the terms of the servicing agreement have been duly authorized by all necessary corporate action on the part of the servicer;

•

the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

•

the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer’s articles of incorporation or code of regulations or any material agreement or instrument to which the servicer is a party or bound, result in the creation or imposition of any lien on the servicer’s properties pursuant to a material agreement or instrument or violate any existing law or any existing order, rule or regulation applicable to the servicer or any federal or state court or regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties;

•

no governmental approvals, authorizations or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made or which are required to be obtained or made in the future pursuant to the servicing agreement; and

•

except those that have been obtained or made and that the servicer is required to make in the future pursuant to the servicing agreement, no court or administrative proceeding is pending and, to the servicer’s knowledge, no court or administrative proceeding is threatened and no investigation is pending or, to the servicer’s knowledge, threatened, asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the servicing agreement or seeking a determination that might materially adversely affect the performance by the servicer of its obligations under, or the validity or enforceability of, the servicing agreement.

In the event of willful misconduct or negligence by a servicer under its servicing agreement or in the event of a servicer’s breach in any material respect of any of the representations and warranties in the preceding paragraph, the servicer will indemnify, defend and hold harmless the applicable bond issuer and bondholders, against any costs, expenses, losses, claims, damages and liabilities incurred as a result of these events; provided, however, that such bondholders may only enforce their rights against the servicer through an action brought by the bond trustee; and, provided, further, that the servicer shall not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of the indemnified persons; and, provided, further, that the servicer shall not be liable for any costs, expenses, losses, claims, damages or liabilities, regardless of when incurred, after the bonds and all other approved financing costs have been discharged in full, except as provided in the following paragraph.

In the event of willful misconduct or negligence by a servicer under its servicing agreement or in the event of a servicer’s breach in any material respect of any of the representations and warranties above, the servicer will indemnify, defend and hold harmless the related bond trustee (for itself), the certificate trustee (for itself), the Delaware trustee and the issuing entity and any of their respective affiliates, officials, officers, directors, employees and agents against any costs, expenses, losses, claims, damages and liabilities incurred as a result of these events; provided, however, that the servicer shall not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or negligence of the indemnified person or resulting from a breach of a representation or warranty made by an indemnified person in the basic document that gives rise to the servicer’s breach.

Each initial servicer will indemnify the related bond trustee and, as to the applicable bond issuer’s allocable portion only, the Delaware trustee and certificate trustee for all due and unpaid compensation, expenses and indemnity amounts that exceed the cap.

No servicer is responsible for any ruling, decision, action or determination made or not made, or any delay of the PUCO (except any delay caused by the servicer’s failure to file required applications in a timely and correct manner or other material breach of its duties under the servicing agreement that materially adversely affects the true-up adjustments) in any way related to the phase-in-recovery property, the phase-in-recovery charges or any true-up adjustment. No servicer is liable for the calculation of the phase-in-recovery charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has not acted in a negligent manner or for any person, including the bondholders or certificateholders, not receiving any payment, amount or return anticipated or expected or in respect of any bond or certificate generally.

Statements by Servicers

On or before January 1 and July 1 of each year, each servicer will prepare and furnish semiannually to the respective bond trustee, the certificate trustee and the respective bond issuer a statement for the applicable six month reconciliation period setting forth either the amount of any excess payments arising from the phase-in-recovery charges remitted by the servicer to the bond trustee or the amount of any shortfall in remittances.

In addition, each servicer will prepare, and the applicable bond trustee will furnish to the bondholders on each payment date the semiannual servicer’s certificate described under “Description of the Bonds—Reports to Bondholders.” Each servicer will also prepare and the certificate trustee will furnish to the certificateholders on each distribution date the reports described under “Description of the Certificates—Reports to Certificateholders.”

Evidence as to Compliance

Each servicing agreement will provide that the respective servicer will furnish annually to the applicable bond issuer and bond trustee, the certificate trustee, the rating agencies and the PUCO on or before March 31 of each year, beginning March 31, 2014 or, if earlier, on the date on which the annual report relating to the certificates is required to be filed with the SEC, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended December 31(or preceding period since the issuance date of the bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

Each of the servicing agreements will provide that a firm of independent certified public accountants, at the applicable bond issuer’s expense, will furnish annually to the applicable bond issuer and bond trustee, the certificate trustee, the rating agencies and the PUCO on or before March 31 of each year, beginning March 31, 2014, or, if earlier, on the date on which the annual report relating to the certificates is required to be filed with the SEC, an annual accountant’s report, which will include any required attestation report that attests to and reports on the servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of The Public Company Accounting Oversight Board.

Copies of the above reports will be filed with the SEC. You may also obtain copies of the above statements and certificates by sending a written request addressed to the certificate trustee.

Each servicer will also be required to deliver to the applicable bond issuer and bond trustee, the certificate trustee and the rating agencies monthly reports setting forth certain information relating to collections of phase-in-recovery charges received during the preceding calendar month and, shortly before each payment date, a report setting forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the bonds and the amounts specified in the related expected amortization schedule after giving effect to any such payments, and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date. Each servicer is required to file copies of these reports with the SEC.

In addition, each servicer is required to send copies of each filing or notice evidencing a true-up adjustment to the applicable bond issuer and bond trustee, the certificate trustee and the rating agencies. Each servicer is also required to prepare and deliver certain notices to customers if, and as, required by applicable PUCO regulations.

Matters Regarding the Servicers

The servicing agreements will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except when such servicer delivers to the bond trustee and PUCO an opinion of independent legal counsel that performance of its duties is no longer permissible under applicable law.

No resignation by CEI, OE or TE as servicer will become effective until a successor servicer has assumed its servicing obligations and duties under the applicable servicing agreement.

Each of the servicing agreements will further provide that neither the servicer nor any of its directors, officers, employees, and agents will be liable to the applicable bond issuer or bond trustee, the issuing entity, the applicable bondholders, the certificate trustee, the Delaware trustee, the certificateholders or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any director, officer, employee or agent of the servicer will be protected against any liability that would otherwise be imposed by reason of willful misconduct or negligence in the performance of duties under the servicing agreement. The servicer and any officer, director, employee or agent of the servicer may rely in good faith on the advice of counsel reasonably acceptable to the bond trustee or on any document submitted in respect of matters arising under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at the bond issuer’s expense.

Subject to the satisfaction of the conditions specified in the servicing agreements, any entity into which a servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which a servicer is a party, or any entity succeeding to the properties and assets of the servicer substantially as a whole, which entity in any of the foregoing cases assumes the obligations of the servicer under the servicing agreement, will be the successor of the servicer under the servicing agreement.

Servicer Defaults

Servicer defaults under a servicing agreement will include:

•

any failure by the servicer to remit payments arising from the phase-in-recovery charges into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice of such failure from the bond issuer or the bond trustee is received by the servicer;

•

any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement of the servicer in the servicing agreement, which failure materially adversely affects the rights of bondholders and which continues unremedied for 60 days after the giving of written notice of such failure and requiring the same to be remedied (i) to the servicer by the bond issuer or (ii) to the servicer by the bond trustee by holders of bonds evidencing not less than 25% in principal amount of the outstanding bonds;

•

any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect in any material respect when made, which has a material adverse effect on the bondholders and which material adverse effect continues unremedied for a period of 60 days after written notice of such failure is received by the servicer from the bond issuer or the bond trustee; and

•	events of bankruptcy, insolvency, receivership or liquidation with respect to the servicer.

Rights When a Servicer Defaults

In the event of a servicer default that remains unremedied, either the applicable bond trustee or holders of bonds of the applicable bond issuer evidencing not less than 25% in principal amount of then outstanding bonds by written notice to the servicer may terminate all the rights and obligations of the servicer (other than the servicer’s indemnity obligation and obligation to continue performing its duties as servicer until a successor servicer is appointed) under the servicing agreement, whereupon a successor servicer appointed by the bond issuer, with the prior written consent of the bond trustee and the approval of the PUCO, will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement. Regarding actions by bondholders, see “Description of the Bonds—Actions by Bondholders,” which discusses certain rights of the certificate trustee on behalf of the issuing entity as the sole bondholder. In addition, when a servicer defaults, each of the following shall be entitled to apply to the PUCO for sequestration and payment of revenues arising from the phase-in-recovery property:

•	the bondholders (subject to the provisions of the bond indentures) and the bond trustees as beneficiary of any statutory lien permitted by the Securitization Act;

•	the bond issuer or its assignees; or

•	financing parties or other assignees under the Securitization Act.

If, however, a bankruptcy trustee or similar official has been appointed for a servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the bond trustee or the bondholders from effecting a transfer of servicing. The bond trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the nationally recognized statistical rating organizations rating the certificates. The bond trustee may make arrangements for compensation to be paid to the successor servicer.

If within 30 days after delivery of a termination notice the bond issuer has not obtained a successor servicer, the bond trustee may petition the PUCO or a court of competent jurisdiction to appoint a successor servicer under the servicing agreement. To qualify as a successor servicer, a person must be permitted under the PUCO regulations to perform the duties of the servicer, the rating agency condition must be satisfied and such person must enter into a servicing agreement with substantially the same provisions with bond issuer.

Waiver of Past Defaults

Holders of bonds of a bond issuer evidencing at least a majority in principal amount of the then outstanding bonds of that bond issuer, on behalf of all such bondholders, may waive in writing any default by the servicer for that bond issuer in the performance of its obligations under the servicing agreement (applicable to such bonds) and its consequences, except a default in making any required remittances to the collection account under the servicing agreement. Regarding actions by bondholders, see “Description of the Bonds—Actions by Bondholders,” which discusses certain rights of the certificate trustee on behalf of the issuing entity as the sole bondholder. The servicing agreements provide that no waiver will impair the bondholders’ rights relating to subsequent defaults.

Successor Servicer

If for any reason a third party assumes the role of a servicer under a servicing agreement, the servicing agreement will require the servicer to cooperate with the bond issuer, the bond trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired. The servicing agreement will provide that the servicer shall be liable for its reasonable costs and expenses incurred in transferring servicing responsibilities to the successor servicer. The servicing agreement also will provide that any successor servicer, upon appointment and acceptance as servicer, shall be deemed appointed an administrative trustee of the issuing entity under the declaration of trust.

Amendment

A servicing agreement may be amended by the parties thereto, without the consent of the holders of the bonds of the bond issuer that is a party to that servicing agreement, but with the consent of the applicable bond trustee (not to be unreasonably withheld) and 10 servicer business days prior written notice to the rating agencies and PUCO, to cure any ambiguity, correct or supplement any provisions or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of such bondholders, provided that the action will not, as certified in a certificate of an officer of such servicer delivered to the bond trustee and the bond issuer, adversely affect in any material respect the interests of any bondholder. A servicing agreement may also be amended by the servicer and the bond issuer party thereto with the consent of the applicable bond trustee and 10 business days prior written notice to the rating agencies and PUCO and, subject to the prior sentence, the holders of bonds evidencing at least a majority in principal amount of the then outstanding bonds of that bond issuer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of such bondholders; provided that an amendment of the provisions of the servicing agreement relating to the servicer’s remittance and phase-in-recovery charge adjustment obligations will satisfy the rating agency condition. Regarding actions by bondholders, see “Description of the Bonds—Actions by Bondholders,” which discusses certain rights of the certificate trustee on behalf of the issuing entity as the sole bondholder.

DESCRIPTION OF THE BONDS

Each of the bond issuers will issue its respective bonds to the issuing entity under the terms of a bond indenture between a bond issuer and U.S. Bank National Association, a national banking association, acting as the bond trustee and as the securities intermediary. Each tranche of bonds of a bond issuer will be in an aggregate principal amount which, taken together with the corresponding tranche of bonds of the other bond issuers, will equal the initial aggregate principal amount of the related tranche of certificates. The following summary describes the material terms and provisions of the bond indentures. The particular terms of the bonds of any tranche will be established in the bond indenture applicable to each bond issuer. This summary is not complete. You should read this summary together with the accompanying prospectus supplement and the terms and provisions of the bond indentures, forms of which are filed as exhibits to the registration statement relating to this prospectus, prior to investing in the certificates.

The bond issuers will issue the bonds in three tranches. All bonds of a particular tranche will be identical in all respects except for their denominations. The bond issuers may not issue any additional bonds other than in connection with transfers, exchanges or replacements permitted under the bond indentures. The aggregate principal amount of the bonds that may be authenticated and delivered under the bond indentures and the financing order may not exceed $             million.

Security

To secure the payment of interest on and principal of the bonds of a bond issuer, such bond issuer will grant to the bond trustee for such bonds a security interest in all of the bond issuer’s right, title and interest in and to:

•	the phase-in-recovery property sold to it;

•	its phase-in-recovery property sale agreement;

•	its phase-in-recovery property servicing agreement;

•	its administration agreement;

•	its collection account and all amounts or investment property on deposit in the collection account;

•	all other property of whatever kind owned from time to time by the bond issuer;

•	all security interests with respect to the phase-in-recovery property granted by the seller and by statute;

•	all present and future claims, demands, causes and choses in action on account of any or all of the foregoing and all payments on or under the foregoing; and

•	all proceeds on account of any and all of the foregoing.

We refer to the assets in which a bond issuer will grant the bond trustee a security interest as the bond collateral in respect of that bond issuer.

The bond collateral for a bond issuer will not include, however, the following:

•	amounts in the collection account required to be released to the bond issuer pursuant to the bond indenture; and

•	proceeds from the sale of the bonds required to pay the purchase price of the phase-in-recovery property and the costs of issuance of the bonds and an allocable amount of the certificates.

State Pledge

Pursuant to Section 4928.2315 of the Securitization Act, the State of Ohio pledges and agrees with each bond issuer for the benefit of the bondholders as follows:

“The state pledges to and agrees with the bondholders, any assignee, and any financing parties under a final financing order that the state will not take or permit any action that impairs the value of phase-in-recovery property under the final financing order or revises the phase-in costs for which recovery is authorized under the final financing order or, except as allowed under section 4928.238 of the Revised Code, reduce, alter, or impair phase-in-recovery charges that are imposed, charged, collected, or remitted for the benefit of the bondholders, any assignee, and any financing parties, until any principal, interest, and redemption premium in respect of phase-in-recovery bonds, all financing costs, and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.”

Collection Account

The bond trustee for each bond issuer will cause to be established with the securities intermediary, in the name of the bond trustee for the bonds of that bond issuer, a segregated identifiable collection account. The securities intermediary is an eligible institution (as described below). The bond trustee for each bond issuer will hold in the collection account of a bond issuer for the benefit of the holders of the bonds of that bond issuer all payments arising from the bond issuer’s phase-in-recovery charges as well as the capital contributions made to that bond issuer. Each collection account will consist of three subaccounts:

•	a general subaccount;

•	a capital subaccount for capital contributions of the bond issuer; and

•	an excess funds subaccount.

All payments arising from phase-in-recovery charges remitted to the collection account will be deposited in the subaccounts. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, all references to the collection account include each of the three subaccounts.

An eligible institution means (a) the corporate trust department of a bond trustee so long as any securities of the bond trustee have either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and have a credit rating from each other rating agency in one of its generic rating categories which signifies investment grade, or (b) a depository institution organized under the laws of the United States of America or any state or the District of Columbia (or any domestic branch of a foreign bank), which has either a long-term issuer rating of “AA-” or higher by Standard & Poor’s and “A2” or higher by Moody’s, and, if rated by Fitch, the equivalent of the lower of those two ratings by Fitch or a short-term issuer rating of “A-1+” or higher by Standard & Poor’s and “P-1” or higher by Moody’s, and, if Fitch provides a rating thereon, “F1+” by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to Standard & Poor’s and Moody’s, and whose deposits are insured by the Federal Deposit Insurance Corporation.

Funds in the collection account may be invested only in such instruments and investments denominated in U.S. currency as meet the criteria described below and which mature on or before the business day preceding the next payment date:

(i)	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(ii)	demand deposits, time deposits or certificates of deposit and bankers’ acceptances of eligible institutions (including the bond trustee in its commercial capacity);

(iii)	commercial paper (other than commercial paper issued by CEI, OE or TE and their respective affiliates) having, at the time of investment or contractual commitment, a rating of not less than A-1 from Standard & Poor’s, not less than P-1 by Moody’s and not less than F1 by Fitch (including commercial paper issued by the bond trustee);

(iv)	money market funds, which have the highest rating from each rating agency from which a rating is available (including funds for which the bond trustee or any respective affiliate is an investment manager or adviser);

(v)	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions;

(vi)	repurchase obligations with respect to any security or whole loan entered into with an eligible institution or a registered broker-dealer, acting as principal and that meets certain ratings criteria set forth in the bond indenture; and

(vii)	any other investment permitted by each rating agency.

We refer to each of the investments listed above as the eligible investments. The bond trustees will have access to the collection accounts for the purpose of making deposits and withdrawals under the bond indentures.

General Subaccount

The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts. Each servicer will remit all phase-in-recovery charge payments to the general subaccount. On each payment date, the bond trustee for each bond issuer will draw on amounts in the general subaccount to pay expenses and to pay interest and make scheduled payments on its bonds, and to make other payments and transfers in accordance with the terms of its bond indenture. Funds in the general subaccount will be invested in the eligible investments described above.

Capital Subaccount

Prior to the issuance of the bonds, CEI, OE and TE will each contribute capital to its bond issuer in the amount specified in the accompanying prospectus supplement. The bond trustees will deposit the capital into the capital subaccounts of the respective bond issuers. On each payment date, a bond trustee will draw on amounts, if any, in the capital subaccount of the applicable bond issuer to the extent amounts available in the general subaccount and the excess funds subaccount of that bond issuer are insufficient to make scheduled payments on the bonds of that bond issuer and pay fees and expenses. Deposits to the capital subaccounts will be made as described under “—Allocations and Payments” below. Amounts in the capital subaccounts will be invested in eligible investments.

Excess Funds Subaccount

A bond trustee, at the direction of its applicable servicer, will allocate to the excess funds subaccount of its bond issuer phase-in-recovery charge collections with respect to any payment date in excess of amounts necessary to make the payments or allocations specified on such payment date. The excess funds subaccount of a bond issuer will also hold all investment earnings on the collection account of such bond issuer in excess of such amounts.

Interest and Principal

Interest will accrue on the principal balance of a tranche of bonds from its issuance date at the per annum rate specified in the accompanying prospectus supplement and will be payable on the payment dates specified in such prospectus supplement. Collections arising from the phase-in-recovery charges held by a bond trustee in the general subaccount of a bond issuer and any amounts that are available in the capital subaccount and excess funds subaccount of the related bond issuer will be available to make interest payments to the bondholders of each tranche of bonds of the bond issuer on each payment date.

Principal of each tranche of bonds will be payable in the amounts and on the payment dates specified in the accompanying prospectus supplement to the extent of available cash (except on the final maturity date), and with the other limitations described below. The prospectus supplement will set forth the expected amortization schedule for the various tranches of bonds. On any payment date, a bond issuer will pay principal of a tranche of bonds only until the outstanding principal balance of that tranche has been reduced to the principal balance specified in the expected amortization schedule.

However, if insufficient collections arising from phase-in-recovery charges are in the collection account of a bond issuer on any payment date, principal of any tranche of bonds of that bond issuer may be paid later than expected. The entire unpaid principal amount of the bonds of a bond issuer will be due and payable on the date on which a bond event of default has occurred and is continuing, if the bond trustee or the holders of at least a majority in principal amount of the outstanding bonds have declared the bonds to be immediately due and payable. See “—Bond Events of Default; Rights Upon Bond Event of Default.”

Optional Redemption

The indentures do not permit an optional redemption of bonds under any circumstances.

Allocations and Payments

On any business day that a bond trustee receives a written request from a bond issuer’s administrator stating that any fees, costs, expenses and indemnities payable by the bond issuer, as described in clauses (1) through (4) below, will become due and payable prior to the next succeeding payment date, and setting forth the amount and nature of the expense, as well as any supporting documentation that the bond trustee may reasonably request, the bond trustee, after receiving the information and subject to the “cap” (defined below), will make payment of the expense on or before the date the payment is due from amounts on deposit in the general subaccount, the excess funds subaccount and the capital subaccount of the bond issuer, in that order and only to the extent required to make the payment.

On each semiannual payment date, or for any amount payable under clauses (1) through (4) below, on any business day, each bond trustee, subject to the cap if applicable, will allocate or pay all amounts in the collection account of the related bond issuer, including earnings on these amounts, as follows and in the following order of priority:

(1)	first, all fees, costs, expenses (including legal fees and expenses) and indemnity amounts owed by that bond issuer to the related bond trustee, the certificate trustee and the Delaware trustee under the applicable basic documents will be paid to such bond trustee, certificate trustee and Delaware trustee (subject to section 6.07 of the bond indenture), respectively, and second, all fees, costs, expenses (including legal fees and expenses) and indemnity amounts owed by that bond issuer to the issuing entity under the applicable basic documents will be paid to the issuing entity; provided that the total of the foregoing amounts paid will not exceed $100,000 annually;

(2)	the servicing fee and all unpaid servicing fees from any prior payment dates will be paid to that bond issuer’s servicer;

(3)	the administration fee and all unpaid administration fees from any prior payment dates and amounts due independent directors will be paid to that bond issuer’s administrator and independent directors, respectively;

(4)	payment of all other operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs under the related servicing agreement, and taxes and indemnities payable by the bond issuer will be paid to the persons entitled thereto;

(5)	first, any overdue semiannual interest on the bonds of that bond issuer (together with, to the extent lawful, interest on such overdue interest at the applicable bond interest rate) and second, semiannual interest then due and payable on such bonds will be paid to the bondholders;

(6)	first, principal due and payable on the bonds of that bond issuer as a result of a bond event of default or on the final maturity date of a tranche of the bonds of that bond issuer will be paid to the bondholders and second, semiannual principal for such payment date will be paid to the bondholders (in accordance with the priorities set forth in section 2.01(c)(iii) of the bond indenture);

(7)	unpaid operating expenses (including, without limitation, fees, expenses and indemnity amounts) owed by that bond issuer under the basic documents will be paid first, to the persons entitled thereto

(other than the bond trustee, Delaware trustee and certificate trustee) and second, to the bond trustee, Delaware trustee and certificate trustee;

(8)	the amount, if any, by which that bond issuer’s capital subaccount needs to be funded to equal the required capital level as of such payment date will be allocated to that capital subaccount;

(9)	an amount equal to one-half of 6.85% of the required capital level will be paid to that bond issuer’s seller;

(10)	reimbursement of the servicer for any amounts paid by the servicer to the bond trustee, Delaware trustee or certificate trustee pursuant to section 6.02(f) of the servicing agreement;

(11)	allocation of the remainder, if any, to the excess funds subaccount for distribution on subsequent payment dates; and

(12)	following, first, the payment of all principal of and interest on all bonds and all other approved financing costs and second, the payment of any unpaid amounts due the Delaware trustee, the certificate trustee and the related bond trustee under clause (1) above that exceeded the cap, then the balance, if any, will be paid to that bond issuer free from the lien of the bond indenture.

If on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount of the bond issuer are insufficient to make the payments contemplated by clauses (1) through (6) above, the bond trustee will:

•	first, draw from amounts on deposit in the excess funds subaccount of the bond issuer; and

•	second, draw from amounts on deposit in the capital subaccount of the bond issuer;

up to the amount of the shortfall, in order to make the payments described above.

In addition, if on any payment date funds on deposit in the general subaccount of the bond issuer are insufficient to make the transfer described in clause (8) above, the bond trustee will draw from amounts on deposit in the excess funds subaccount of that bond issuer to make the required transfer.

If on any payment date funds on deposit in the collection account of the bond issuer are insufficient to make the transfers contemplated by clause (5) above, the bond trustee will allocate the funds in the collection account among the tranches, as specified in the accompanying prospectus supplement.

Payments of principal due and payable on the bonds of a bond issuer as a result of an event of default (and assuming all bonds have been declared immediately due and payable), or upon final maturity, will be paid pro rata based on the respective principal amounts of such bonds.

See “Description of the Certificates—Events of Default” for a description of the allocation of proceeds from the sale of any bond by the certificate trustee or of amounts recovered by the certificate trustee as a result of the institution of certain judicial proceedings by the certificate trustee, in each case as a result of an event of default and subject to the terms of the certificate indenture.

Pursuant to the financing order, certain approved ongoing financing costs (including those referenced in clauses (1) through (4), (7), (9) and (10) above) may not exceed on an annual basis the aggregate amount approved for such ongoing financing costs by more than 5%. The sum of such approved annual ongoing financing costs ($1,072,732) plus an amount equal to 5% of such costs is equal to $1,126,369, which amount is referred to as the cap. The ongoing financing costs referenced in clauses (1) through (4), (7), (9) and (10) above, to the extent in excess of the cap for any given annual period, may be recovered in any subsequent annual period (subject to the annual cap in such subsequent period). Unused cap amounts in a given year will not be available for recovery of any ongoing financing costs in a subsequent year. In the case of a non-utility servicer with a servicing fee of 0.75% of the initial principal of the bonds (the maximum permitted to be paid to a non-utility servicer under the financing order), as compared to 0.10% to be paid to the initial servicer, the cap would be $4,277,550.

The initial servicer of each bond issuer will agree in its servicing agreement to indemnify the bond trustee and, as to such bond issuer’s allocable portion only, the Delaware trustee and the certificate trustee for all due and unpaid compensation, expenses and indemnity amounts (owned by such bond issuer to such trustee under, and to the extent set forth in, section 6.07 of the bond indenture, sections 1 through 4 of the fee and indemnity agreement and any applicable provisions of the other applicable basic documents), that exceed the cap. Each servicing agreement will provide that this initial servicer indemnity obligation will continue as an obligation of such initial servicer in the event a successor servicer is appointed.

Actions by Bondholders

The certificate trustee, on behalf of the issuing entity as sole holder of the bonds of the bond issuers, has the right to vote and give consents and waivers for modifications to any tranche of bonds of a bond issuer and to the provisions of other agreements under the bond indentures. In general, the certificate trustee may vote all, and, with the written direction of the holders of the certificates representing not less than a majority of the outstanding principal amount of the certificates, shall vote a corresponding majority of the bonds for any such consent or waiver. With some exceptions, the holders of a majority of the outstanding principal amount of the bonds of a bond issuer shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the bond trustee in respect of those bonds, or exercising any trust or power conferred on the bond trustee under a bond indenture, provided that:

•	the direction shall not be in conflict with any rule of law or with the bond indenture and not involve the bond trustee in any personal liability or expense;

•

other than in the case of a default in the payment of principal or interest on any bond, any direction to the bond trustee to sell or liquidate the bond collateral shall be by the holders of 100% of the outstanding principal amount of the bonds of the bond issuer;

•

if the bond trustee elects to maintain possession of the bond collateral in compliance with the bond indenture, then any direction to the bond trustee by holders of bonds of the bond issuer representing less than 100% of the outstanding principal amount of the bonds to sell or liquidate the bond collateral shall be of no force and effect; and

•	the bond trustee may take any other action deemed proper by the bond trustee that is not inconsistent with the direction. See “Description of the Certificates—Voting of the Certificates.”

Bond Events of Default; Rights on Bond Event of Default

An event of default on the bonds of a bond issuer is defined in the bond indentures as being:

•	a default in the payment of interest on any bond of the bond issuer that is not cured within five business days after the payment date;

•	a default in the payment of the then unpaid principal of any bond of the bond issuer on the final maturity date;

•

a default in the observance or performance in any material respect of any covenant or agreement of the bond issuer made in the bond indenture, and which continues unremedied for 30 days after notice is given to the bond issuer by the bond trustee or to the bond issuer and the bond trustee by the holders of at least 25% in principal amount of the bonds of the bond issuer then outstanding;

•

any representation or warranty made by the bond issuer in the bond indenture or in any certificate delivered by the bond issuer in connection with the bond indenture proving to have been incorrect in a material respect when made and which continues unremedied for a period of 30 days after notice is given to the bond issuer by the bond trustee or to the bond issuer and the bond trustee by the holders of at least 25% in principal amount of the bonds of the bond issuer then outstanding;

•	events of bankruptcy, insolvency, receivership or liquidation of the bond issuer; or

•	any act or failure to act by the State of Ohio or any of its agencies (including the PUCO), which violates or is not in accordance with the State Pledge.

If a bond event of default should occur and be continuing on the bonds of a bond issuer, the bond trustee or holders of not less than a majority in principal amount of the bond issuer’s bonds then outstanding may declare the bonds of that bond issuer to be immediately due and payable. Under circumstances set forth in the bond indenture, the holders of a majority in principal amount of bonds of the bond issuer then outstanding may rescind the declaration.

If the bonds of a bond issuer have been declared to be due and payable following a bond event of default, the related bond trustee may, in its discretion, either sell the phase-in-recovery property of that bond issuer or elect to maintain possession of the phase-in-recovery property and continue to apply payments arising from the phase-in-recovery charges remitted to the bond trustee as if there had been no declaration of acceleration. We expect that there will be a limited resale market, if any, for the phase-in-recovery property following a foreclosure because of the unique nature of the phase-in-recovery property as an asset and other factors discussed in this prospectus.

In addition, the bond trustee is prohibited from selling the phase-in-recovery property of a bond issuer following a bond event of default of that bond issuer, other than a default in the payment of principal or interest on any bond of that bond issuer, unless:

•	the holders of all the outstanding bonds of that bond issuer consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the accrued interest on and the principal of the outstanding bonds of the bond issuer; or

•

the bond trustee determines that the proceeds of the phase-in-recovery property of a bond issuer would not be sufficient on an ongoing basis to make all payments on its bonds as those payments would have become due if the bonds had not been declared due and payable, and the bond trustee obtains the consent of the holders of 66-2/3% of the outstanding amount of the bonds of the bond issuer.

In case a bond event of default occurs and is continuing with respect to the bonds of a bond issuer, the bond trustee will be under no obligation to exercise any of the rights or powers under the bonds at the request or direction of any of the holders of bonds if the bond trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with the request. The holders of a majority in principal amount of the outstanding bonds of a bond issuer will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the bond trustee and the holders of a majority in principal amount of the outstanding bonds of that bond issuer may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default arising from a covenant or provision of the bond indenture that cannot be modified without the consent of all of the holders of the outstanding bonds of all tranches affected.

No holder of any bond of a bond issuer will have the right to institute any proceeding on the bonds, unless:

•	the holder previously has given to the bond trustee written notice of a continuing event of default;

•

the holders of not less than a majority in principal amount of the outstanding bonds of the bond issuer have made written request of the bond trustee to institute the proceeding in its own name as bond trustee;

•	the holder or holders have offered the bond trustee reasonable indemnity;

•	the bond trustee has failed for 60 days after receipt of notice to institute a proceeding; and

•	no direction inconsistent with the written request has been given to the bond trustee during the 60-day period by the holders of a majority in principal amount of the outstanding bonds.

In addition, the servicers will covenant that they will not at any time institute against the bond issuers or the issuing entity any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

If a default should occur and be continuing on the bonds of a bond issuer and is actually known to a responsible officer of the bond trustee, the bond trustee will transmit to each bondholder and to the rating agencies notice of such default within 30 days after actual notice of such default was received by the responsible officer of the bond trustee. Other than in the case of a default in the payment of principal of or interest on any bond, the bond trustee may withhold such notice if and so long as a committee of its responsible officers in good faith after consultation with the certificate trustee determines that prompt notice of the default is not likely to be material to certificateholders and the default is likely to be cured and therefore that withholding the notice is in the interests of the bondholders and the certificateholders.

Covenants of the Bond Issuers

A bond issuer may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving a consolidation or merger of the bond issuer is organized under the laws of the United States, any state or the District of Columbia;

•

the entity expressly assumes by an indenture supplemental to the bond indenture the bond issuer’s obligation to make due and punctual payments on the bonds and the performance or observance of every agreement and covenant of the bond issuer under the bond indenture;

•	no event of default will have occurred and be continuing immediately after giving effect to the merger or consolidation of the bond issuer;

•	the transaction will not result in a reduction or withdrawal of the then current ratings on any tranche of bonds or certificates;

•

the bond issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the bond issuer, the issuing entity, any bondholder or any certificateholder and the consolidation or merger complies with the bond indenture and all conditions precedent relating to the transaction have been complied with; and

•	any action as is necessary to maintain the lien and security interest created by the bond indenture will have been taken.

A bond issuer may not convey or transfer any of its properties or assets to any person or entity, unless:

(a)	the person or entity acquiring the properties and assets:

•	is a United States citizen or an entity organized under the laws of the United States, any state or the District of Columbia;

•

expressly assumes by an indenture supplemental to the bond indenture the bond issuer’s obligation to make due and punctual payments on the bonds and the performance or observance of every agreement and covenant of the bond issuer under the bond indenture;

•	expressly agrees by a supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders;

•

unless otherwise expressly waived by the bond issuer, expressly agrees to indemnify, defend and hold harmless the bond trustee against and from any loss, liability or expense arising under or related to the bond indenture and the bonds; and

•

expressly agrees by means of a supplemental indenture that the person (or if a group of persons, then one specified person) shall make all filings with the SEC (and any other appropriate person) required by the Exchange Act in connection with the bonds;

(b)	no event of default under the bond indenture will have occurred and be continuing immediately after the transaction;

(c)	the transaction will not result in a reduction or withdrawal of the then current ratings on any tranche of bonds or certificates;

(d)	the bond issuer has received an opinion of counsel to the effect that the transaction will not have any material adverse tax consequence to the bond issuer, the issuing entity, any bondholder or any certificateholder and the conveyance or transfer complies with the bond indenture and all conditions precedent relating to the transaction have been complied with; and

(e)	any action as is necessary to maintain the lien and security interest created by its bond indenture shall have been taken.

A bond issuer will not, among other things:

•	except as expressly permitted by its bond indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the bond issuer, unless directed to do so by the bond trustee;

•

claim any credit on, or make any deduction from the principal or interest payable on, its bonds (other than amounts properly withheld under the Internal Revenue Code of 1986) or assert any claim against any present or former bondholder because of the payment of taxes levied or assessed on any part of the bond collateral;

•	terminate its existence, dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the bond indenture to be impaired;

•

permit the lien of its bond indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to its bonds except as may be expressly permitted by the bond indenture;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the bond indenture or the statutory lien under the Securitization Act, to be created on or extend to or otherwise arise on or burden the bond collateral or any part of it or any interest in it or the proceeds from it; or

•	except for the statutory lien under the Securitization Act, permit the lien of the bond indenture not to constitute a valid first priority security interest in the bond collateral.

A bond issuer may not engage in any business other than financing, purchasing, owning and managing the phase-in-recovery property in the manner contemplated by its bond indenture and the other basic documents relating to the issuance of the bonds and certificates and related activities. A bond issuer will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the bonds.

A bond issuer will not, except for any eligible investments as contemplated by its bond indenture and the other basic documents relating to the issuance of the bonds and the certificates, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. A bond issuer will not, other than expenditures in connection with the purchase of the phase-in-recovery property from the seller, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either real or personal property). A bond issuer will not, directly or indirectly, make payments to or distributions from its collection account except in compliance with the bond indenture and the other basic documents relating to the issuance of its bonds and the certificates.

A bond issuer will not make any payments, distributions or dividends to any owner of beneficial interests in the bond issuer arising from the beneficial interests in the bond issuer if any bond event of default has occurred and is continuing or if distributions cause the amount of the capital subaccount to fall below 0.50% (in the case of each of CEI Funding LLC and OE Funding LLC) or 1.75% (in the case of TE Funding LLC) of the initial principal amount of its bonds outstanding under the bond indenture.

A bond issuer will deliver to, among others, the bond trustee and the certificate trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders and the certificateholders required by the servicing agreement.

Reports to Bondholders

On or prior to each payment date, each servicer will prepare and provide to its bond issuer and the bond trustee for that bond issuer a statement to be delivered to the bondholders of that bond issuer on the payment date and the bond trustee will make available on its website (currently located at http://www.usbank.com/abs). Each statement will include (to the extent applicable) the following information with respect to a bond issuer for a payment date or the period since the previous payment date, as applicable

•	the amount of the payment to bondholders allocable to interest;

•	the amount of the payment to bondholders allocable to principal;

•	the outstanding principal balance of the bonds, after giving effect to payments allocated to principal reported above;

•

the difference, if any, between the outstanding principal balance of the bonds of the particular bond issuer and the principal amount scheduled to be outstanding on a payment date according to the expected amortization schedule, after giving effect to payments to be made on such payment date;

•	the amount on deposit in the capital subaccount as of the payment date;

•	the amount, if any, on deposit in the excess funds subaccount as of the payment date;

•	the amount paid to the related bond trustee, the Delaware trustee and the certificate trustee since the previous payment date;

•	the amount paid to the related servicer since the previous payment date;

•	the amount paid to the related administrator since the previous payment date; and

•	any other transfers and payments to be made pursuant to the related bond indenture since the previous payment date.

Upon the written request of a bondholder, the bond trustee will deliver to such holder of the bonds information in the bond trustee’s possession that may be required to enable the holder to prepare its federal and state income tax returns. See “Material U.S. Federal Income Tax Consequences” and “Ohio State Taxation.”

Website Disclosure

Each bond issuer will, or will cause its sponsor to, post on a collective website for all bond issuers, currently located at http://www.firstenergycorp.com/investor, periodic reports containing to the extent such information is reasonably available to us:

•	the final prospectus for the certificates;

•	a statement of phase-in-recovery charge remittances made to the trustee for the respective bond issuers;

•	a statement reporting the balances in the respective collection accounts and in each subaccount of such collection accounts as of the end of each quarter or the most recent date available,

•	a statement showing the balance of outstanding bonds of each bond issuer that reflects the actual periodic payments made on the bonds of each bond issuer during the applicable period;

•	the monthly and semiannual servicer’s certificates delivered for the bonds of each bond issuer pursuant to the applicable servicing agreement;

•

the text (or a link to the website where a reader can find the text) of each periodic adjustment filing in respect of the outstanding bonds of each bond issuer and the results of each such periodic adjustment filing;

•	any change in the long-term or short-term credit ratings of the servicer for each bond issuer assigned by the rating agencies;

•	material legislative or regulatory developments directly relevant to the transition bonds; and

•	any reports and other information required to be filed with the SEC under the Exchange Act.

Information available on FirstEnergy’s website, other than the reports and other information we, the bond issuers or the sponsors, solely in their capacity as sponsors, are required to file with the SEC that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

Annual Compliance Statement

Each of the bond issuers will file annually with the bond trustee for its bonds, the certificate trustee, the PUCO and the rating agencies a written statement as to whether it has fulfilled its obligations under the bond indenture applicable to it.

Bond Trustee Report to Bondholders

If required by the Trust Indenture Act, the trustee for each of the bond issuers will be required to mail each year to all applicable bondholders a brief report. The report must state, among other things:

•	the trustee’s eligibility and qualification to continue as the bond trustee under the applicable bond indenture;

•	any amounts advanced by it under the applicable bond indenture;

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the bond trustee in the bond trustee’s individual capacity;

•	the property and funds physically held by the bond trustee;

•	any additional issue of the bonds not previously reported; and

•	any action taken by it that materially affects the bonds and that has not been previously reported.

Satisfaction and Discharge of Bond Indenture

A bond indenture will cease to be of further effect with respect to the related bonds, and the bond trustee, on reasonable written demand of and at expense of the related bond issuer, will execute such instruments as the bond issuer reasonably requests acknowledging satisfaction and discharge of the bond indenture with respect to the bonds, when:

•

either all bonds which have already been authenticated or delivered, with certain exceptions set forth in the bond indenture, have been delivered to the bond trustee for cancellation or the scheduled final payment date has occurred with respect to all not previously delivered for cancellation and the bond issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the bond trustee cash in an amount sufficient to pay and discharge the entire indebtedness on such bonds not previously delivered for cancellation on the scheduled final payment date,

•	the bond issuer has paid all other sums payable by the bond issuer under the bond indenture, and

•

the bond issuer has delivered to the bond trustee an officer’s certificate, an opinion of counsel, and if required by the Trust Indenture Act or the bond trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the bond indenture relating to the satisfaction and discharge of the bond indenture.

Legal Defeasance and Covenant Defeasance Options

A bond issuer may, at any time, terminate:

•	all of its obligations under the bond indenture with respect to the bonds, a legal defeasance; or

•	its obligations to comply with some of the covenants in the bond indenture, a covenant defeasance.

The legal defeasance option is a bond issuer’s right to terminate at any time all of its obligations under the bond indenture with respect to the bonds. The covenant defeasance option is the bond issuer’s right at any time to terminate its obligations to comply with the covenants in the bond indenture. If a bond issuer exercises the legal defeasance option, the bonds may not be accelerated because of an event of default. If a bond issuer exercises the covenant defeasance option, the bonds may not be accelerated because of an event of default due to breach of covenants.

A bond issuer may exercise the legal defeasance option or the covenant defeasance option with respect to the bonds only if:

•

the bond issuer irrevocably deposits or causes to be deposited in trust with the trustee cash or U.S. government obligations specified in the bond indenture for the payment of principal and interest on the bond issuer’s bonds to the scheduled maturity date therefor, as applicable;

•

the bond issuer delivers to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited cash without investment will provide cash at times and in sufficient amounts to pay in respect of the bonds:

¡	principal in accordance with the expected amortization schedule therefor, and

¡	interest when due;

•

in the case of the legal defeasance option, 91 days pass after the deposit is made and during the 91-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the bond issuer occurs and is continuing at the end of the period;

•	no default has occurred and is continuing on the day of the deposit and after giving effect thereto;

•	in the case of the legal defeasance option, the bond issuer delivers to the bond trustee an opinion of counsel stating that:

¡	the bond issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

¡	since the date of execution of the bond indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of the covenant defeasance option, the bond issuer delivers to the trustee an opinion of counsel to the effect that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred; and

•

the bond issuer delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the bond indenture.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the certificates under the certificate indenture between the issuing entity and U.S. Bank National Association, a national banking association, acting as the certificate trustee and the securities intermediary. The following summary describes the material terms and provisions of the certificate indenture. The particular terms of the certificates of any tranche will be established in the certificate indenture. This summary is not complete. You should read this summary together with the accompanying prospectus supplement and the terms and provisions of the certificate indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, before buying the certificates.

Each tranche of certificates will represent fractional undivided beneficial interests in the bonds of each of the bond issuers. Each certificate will be issued in the minimum denominations specified in the accompanying prospectus supplement. The issuing entity may not issue additional certificates other than in connection with transfers, exchanges or replacements permitted under the certificate indenture. The issuing entity will grant to the certificate trustee, for the benefit of the certificateholders, a lien on the bonds and other property constituting the trust property, all as provided in the certificate indenture.

Each tranche of certificates will have the same interest rate, scheduled final distribution date and final maturity date as the corresponding tranche of bonds of each of the bond issuers and, taken together, the corresponding tranches of bonds will have the same aggregate principal amount and expected amortization schedule as the related tranche of certificates. See “Description of the Bonds—Interest and Principal.” Payments of interest and principal made on any tranche of bonds of a bond issuer are required to be passed through to holders of the related tranche of certificates at the times and in the manner described below. See “—Payments and Distributions” below and “Description of the Bonds—Interest and Principal.”

Payments and Distributions

The certificate trustee is scheduled to receive payments of interest on and principal of the bonds of each of the bond issuers on each payment date. The bond trustees will make payments on the bonds of the bond issuers on any payment date as described under “Description of the Bonds—Allocations and Payments.”

The certificate trustee will distribute on each distribution date to the holders of each tranche of certificates all payments of interest on and principal of the corresponding tranche of bonds of each bond issuer, other than payments received following a payment default on a tranche of bonds of a bond issuer, the receipt of which is confirmed by the certificate trustee by 1:00 p.m. New York City time on a distribution date or, if receipt is confirmed after 1:00 p.m. New York City time on a distribution date, then on the following business day. Each distribution, other than the final distribution for any certificate, will be made by the certificate trustee to the holders of record of the certificates of the applicable tranche on the record date for a distribution date. If a payment of principal or interest on any tranche of the bonds of a bond issuer, other than a payment received following a payment default on a tranche of bonds of that bond issuer, is not received by the certificate trustee on a distribution date but is received within five days thereafter, it will be distributed to the holders of record on the date receipt is confirmed by the certificate trustee, if receipt is confirmed by the certificate trustee by 1:00 p.m. New York City time or, if receipt is confirmed after 1:00 p.m. New York City time, then on the following business day. If payment is received by the certificate trustee after the five day period, it will be treated as a payment received following a payment default on a tranche of bonds of that bond issuer and distributed as described below.

Any payment received by the certificate trustee following a payment default on any tranche of bonds of a bond issuer, referred to as Special Payments, will be distributed on the later of the date receipt is confirmed by the certificate trustee and the date on which any Special Payment is scheduled to be distributed by the certificate trustee, or referred to as a Special Distribution Date. However, in the case of any Special Payment receipt of which is confirmed after 1:00 p.m. New York City time, a Special Payment will be distributed on the following business day. The certificate trustee will send notice to the holders of record of certificates of the applicable tranche as of a date not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed for certificates of a tranche stating the anticipated Special Distribution Date. Each distribution of any Special Payment will be made by the certificate trustee on the Special Distribution Date to the holders of record of the certificates of a tranche as of the special record date. See “—Events of Default” below.

The certificate indenture requires the certificate trustee to establish and maintain or cause to be established with the securities intermediary for each tranche of certificates, for the issuing entity and on behalf of the certificateholders, two certificate accounts, one of which will be non-interest bearing, for the deposit of payments on the related tranche of bonds of each of the bond issuers. The certificate trustee is required to deposit any payments received by it arising from the bonds in the appropriate certificate account. The certificate trustee will distribute all amounts so deposited to holders of the certificates on a distribution date or a Special Distribution Date, as appropriate, unless a different date for distribution of the amount is specified in the certificate indenture.

At any time, if any, that the certificates are issued in registered form and not to the Depository Trust Company, or DTC, or its nominee, distributions by the certificate trustee from the certificate accounts on a distribution date or a Special Distribution Date will be made by check mailed to each holder of record of a certificate on the applicable record date at its address appearing on the register maintained for the certificates, or, on application by a holder of any certificates in the principal amount of $1,000,000 or more to the certificate trustee not later than the applicable record date, by wire transfer to an account maintained by the payee in New York, New York. The final distribution for the certificates, however, will be made only on presentation and surrender of the certificates at the office or agency of the certificate trustee specified in the notice given by the certificate trustee of the final distribution. The certificate trustee will send notice of the final distribution to the certificateholders, specifying the date set for the final distribution and the amount of the final distribution.

If any Special Distribution Date or other date specified in this prospectus for distribution of any distributions to certificateholders is not a business day, distributions scheduled to be made on a Special Distribution Date or other date may be made on the following business day and no interest shall accrue on the distribution during the intervening period.

Voting of the Certificates

The nominee for DTC as sole initial holder of the certificates, has the right to vote and give consents and waivers relating to any modifications to any tranche of certificates. With some exceptions, the holders of at least a majority of the outstanding principal amount of the certificates shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the certificate trustee, or exercising any trust or power conferred on the certificate trustee under the certificate indenture, including any right of the certificate trustee as holder of the bonds, in each case unless a different percentage is specified in the certificate indenture; provided, however, that, among other things:

•	the direction shall not be in conflict with any rule of law or with the certificate indenture and would not involve the certificate trustee in personal liability or expense;

•	the certificate trustee shall not have determined that the action so directed would be unjustly prejudicial to the certificateholders not taking part in the direction; and

•	the certificate trustee may take any other action deemed proper by the certificate trustee that is not inconsistent with the direction.

If the certificate trustee is required to seek instructions from the holders of the certificates regarding any action or vote, the certificate trustee will take the action or vote for or against any proposal in proportion to the principal amount of the certificates taking the corresponding position.

Events of Default

An event of default on the certificates is defined as the occurrence and continuance of a bond event of default with respect to the bonds of a bond issuer. An event of default in respect of the bonds of a bond issuer will not constitute an event of default with respect to the bonds of any other bond issuers.

The certificate indenture provides that, if a bond event of default occurs and is continuing with respect to the bonds of a bond issuer, the certificate trustee may vote all and, with the written direction of holders representing not less than a majority of the outstanding principal amount of the certificates shall vote a corresponding majority of the bonds of that bond issuer in favor of declaring the unpaid principal amount of the bonds of that bond issuer and accrued interest to be due and payable. In addition, the certificate indenture provides that, if a bond event of default occurs and is continuing, the certificate trustee may vote all and, with the written direction of holders representing not less than a majority of the outstanding principal amount of the certificates, shall vote a corresponding majority of the bonds of the defaulting bond issuer in favor of directing the bond trustee as to the time, method and place of conducting any proceeding for any remedy available to the bond trustee, including the sale of any or all of the collateral for the bonds of the defaulting bond issuer, without recourse to or warranty by the certificate trustee or any certificateholder, to any person or entity, or of exercising any trust or power conferred on the bond trustee under the bond indenture. For a description of the bond events of default, see “Description of the Bonds—Bond Events of Default; Rights On Bond Event of Default.”

If, under the terms of the certificate indenture, the certificate trustee decides, or is required, to sell the bonds of a defaulting bond issuer, the certificate trustee may, and if directed by the holders of not less than a majority of the certificates shall, take action to complete the sale of that bond issuer’s bonds upon such terms and conditions and at such prices as it, or if directed by the certificateholders, upon such terms and conditions as the certificateholders, may deem advisable, so as to provide for the full payment of all amounts due on the certificates in respect of such bonds.

In any event, the certificate trustee is prohibited from selling any bonds following bond events of default, other than payment defaults, unless (x) the certificate trustee determines that the amounts receivable from the bond collateral are not sufficient to pay in full the principal of and accrued interest on the bonds of the defaulting bond issuer and to pay all sums due to the certificate trustee by such bond issuer and other administrative expenses specified in the certificate indenture allocable to that bond issuer and the certificate trustee obtains the written consent of holders of certificates representing 66 2/3% of the outstanding principal amount of certificates or (y) the certificate trustee obtains the written consent of holders of 100% of the outstanding principal amount of certificates. Any proceeds received by the certificate trustee on any sale will be deposited in the certificate account and will be distributed to the certificateholders on a Special Distribution Date.

If a breach by the State of Ohio of its pledge under the Securitization Act has occurred, then the certificate trustee, in its own name and as trustee of an express trust, as holder of the bonds, shall be, to the extent permitted by state and federal law, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to enforce the pledge and to collect any monetary damages as a result of a breach, and may prosecute any of these suits, actions or proceedings to final judgment or decree.

Any proceeds from the sale of any bond by the certificate trustee pursuant to the terms of the certificate indenture or amounts recovered by the certificate trustee as a result of the institution of certain judicial proceedings by the certificate trustee, in each case as a result of an event of default and subject to the terms of the certificate indenture, will be allocated first, to due and unpaid interest pro rata on each tranche of certificates based on the respective amounts of interest owed on the certificates of each such tranche and second, to due and unpaid principal pro rata on each tranche of certificates based on the respective outstanding principal amount of the certificates of each tranche.

Any funds (a) representing payments received arising from bonds in default, or (b) representing the proceeds from the sale by the certificate trustee of any bonds held by the certificate trustee or amounts recovered from the institution of certain judicial proceedings by the certificate trustee in the certificate account shall, to the extent practicable, be invested and reinvested by the certificate trustee (at the written direction of the servicer for the bonds for which such special payment has been made by the certificate trustee) in eligible investments permitted under the certificate indenture maturing in not more than 60 days or a lesser time as is required for the distribution of any funds on a Special Distribution Date, pending the distribution of the funds to certificateholders as described in this prospectus.

The certificate indenture provides that, for the certificates of any tranche, within 30 days after the occurrence of any event that is, or after notice or lapse of time or both would become, an event of default for a tranche of certificates in respect of a tranche of bonds of a bond issuer, the certificate trustee will give notice, transmit by mail, to the issuing entity, the applicable bond trustee and the certificateholders of all uncured or unwaived defaults known to it. Except in the case of a default relating to the payment of principal of or interest on any of the bonds, however, the certificate trustee will be protected in withholding notice if in good faith it determines that the withholding of notice is in the interests of the certificateholders.

The certificate indenture contains a provision entitling the certificate trustee to be indemnified by the certificateholders before proceeding to exercise any right or power under the certificate indenture at the request or direction of certificateholders.

In some cases, the holders of certificates representing not less than a majority of the outstanding principal amount of the certificates may waive any certificate event of default in respect of the bonds of a bond issuer and thereby annul any previous direction given by the certificate trustee with respect thereto, except a default:

•	in the deposit or distribution of any payment on the bonds or Special Payment required to be made on any tranche of certificates;

•	in the payment of principal of or interest on any of the bonds; or

•	arising from any covenant or provision of the certificate indenture that cannot be modified or amended without the consent of the holders of each certificate affected by a default.

With respect to any such waiver or annulment the certificate trustee shall vote a corresponding percentage of the bonds of a defaulting bond issuer in favor of the waiver. The bonds provide that, with some exceptions, the holders of not less than a majority of the outstanding principal amount of the bonds of the defaulting bond issuer may waive any bond event of default or any event that is, or after notice or passage of time, or both, would be, a bond event of default.

The issuing entity will initially hold three tranches of bonds of a bond issuer, each of which may have a different interest rate, a different or potentially different schedule for the repayment of principal and different rights in the security for the bonds. Accordingly, the certificateholders of one tranche may have divergent or conflicting interests from the certificateholders of other tranches in respect of the bonds of the corresponding tranches of the defaulting bond issuer. As a result, the bond trustee for that bond issuer and the certificate trustee may be required to seek the appointment of additional trustee(s) to represent the interests of one or more tranches with divergent or conflicting interests.

Reports to Certificateholders

On each distribution date, Special Distribution Date or any other date specified in the certificate indenture for distribution of any payments on any tranche of certificates, the certificate trustee will include with each distribution and make available on its website (currently https://www.usbank.com/abs) a statement (prepared by the servicers and provided to the bond trustees for delivery to the certificate trustee) setting forth the following information, in each case, to the extent received by the certificate trustee from the bond trustees, no later than two business days prior to a distribution date, Special Distribution Date or other date specified herein for distribution:

•

the amount of the distribution to certificateholders allocable to principal and interest in respect of the bonds of each bond issuer, in each case per $100,000 original principal amount of each tranche of certificates;

•	the aggregate outstanding principal balance of the certificates and of the bonds of each bond issuer, after giving effect to distributions allocated to principal reported above;

•

the difference, if any, between the aggregate outstanding principal balance of the certificates scheduled to be outstanding on a distribution date according to the expected amortization schedule, and the same information for each bond issuer;

•	for each bond issuer, the amount on deposit in the capital subaccount and the required capital level;

•	for each bond issuer, the amount, if any, on deposit in the excess funds subaccount as of the payment date;

•	for each bond issuer, the amount paid to the related bond trustee, the Delaware trustee and the certificate trustee since the previous payment date;

•	for each bond issuer, the amount paid to the related servicer since the previous payment date;

•	for each bond issuer, the amount paid to the related administrator since the previous payment date; and

•	any other transfers and payments to be made pursuant to each bond indenture since the previous payment date.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the bonds, the certificate trustee will mail to each person or entity who at any time during a calendar year has been a certificateholder and received any distribution on the certificates, a statement containing information for the purposes of a certificateholder’s preparation of federal and state income tax returns. See “Material U.S. Federal Income Tax Consequences” and “Ohio State Taxation.”

Website Disclosure

The certificate trustee will make available on its website (currently https://www.usbank.com/abs) all periodic reports and related information (identified under “Description of the Bonds—Website Disclosure”) posted on the websites of the respective bond issuers (or their respective sponsors) and their bond trustees.

Annual Compliance Statement

The administrative trustees, on behalf of the issuing entity, will prepare and file annually with the certificate trustee, the PUCO and the rating agencies a written statement as to whether the issuing entity has fulfilled its obligations under the certificate indenture.

Certificate Trustee Report to Certificateholders

If required by the Trust Indenture Act, the certificate trustee will be required to mail each year to all certificateholders a brief report. The report must state, among other things:

•	the certificate trustee’s eligibility and qualification to continue as the certificate trustee under the certificate indenture;

•	any amounts advanced by it under the certificate indenture;

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the certificate trustee in the certificate trustee’s individual capacity;

•	the property and funds physically held by the certificate trustee;

•	any additional issue of the certificates not previously reported; and

•	any action taken by it that materially affects the certificates and that has not been previously reported.

Supplemental Certificate Indentures

The certificate trustee and the Delaware trustee, on behalf of the issuing entity, will, from time to time, and without the consent of the certificateholders, enter into one or more agreements supplemental to the certificate indenture to:

•	add to the covenants of the issuing entity for the benefit of the certificateholders, or to surrender any right or power in the certificate indenture conferred on the issuing entity;

•

correct or supplement any provision in the certificate indenture or in any supplemental certificate indenture that may be defective or inconsistent with any other provision in the certificate indenture or in any supplemental agreement or to make any other provisions regarding matters or questions arising under the certificate indenture; provided that none of these actions shall adversely affect in any material respect the interests of the certificateholders;

•	cure any ambiguity or correct any mistake; or

•	qualify, if necessary, the certificate indenture, including any supplemental certificate indenture, under the Trust Indenture Act.

In addition, the certificate trustee and the Delaware trustee, acting on behalf of the issuing entity, will, with the consent of certificateholders holding not less than a majority of the outstanding principal amount of the certificates of each affected tranche of certificates, enter into one or more certificate indentures supplemental to the certificate indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the certificate indenture. However, no supplemental certificate indenture may, among other things, without the consent of each certificateholder affected thereby:

•

reduce the amount of any payment, change any date of payment on any certificate or bond, or change the place of payment where, or the currency in which, any certificate or bond is payable, or impair the right to sue for the enforcement of any payment or distribution on or after the distribution date, Special Distribution Date or other date specified in the prospectus;

•

permit the disposition of any bond held by the issuing entity except as permitted by the certificate indenture, or otherwise deprive any certificateholder of the benefit of the ownership of the related bonds held by the issuing entity;

•

reduce the percentage of the aggregate outstanding amount of the certificates of any tranche that is required for any such supplemental indenture, or reduce such percentage required for any waiver or consent (of compliance with certain provisions of the certificate indenture or certain defaults under the certificate indenture and their consequences) provided for in the certificate indenture;

•

modify the provisions in the certificate indenture relating to amendments with the consent of certificateholders, except to increase the percentage vote necessary to approve amendments or to add further provisions which cannot be modified or waived without the consent of all certificateholders; or

•	adversely affect the status of the issuing entity as a grantor trust not taxable as a corporation for federal income tax purposes.

Promptly following the execution of any amendment to the certificate indenture (other than an amendment described in the preceding paragraph), the certificate trustee will furnish written notice of the substance of an amendment to the certificateholders to which such amendment relates.

List of Certificateholders

With the written request of any certificateholder or group of certificateholders of record holding certificates evidencing not less than ten percent of the outstanding principal amount of the certificates, the certificate trustee will give such certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders about their rights under the certificate indenture.

Neither the declaration of trust nor the certificate indenture provides for any annual or other meetings of certificateholders.

Registration and Transfer of the Certificates

If so specified in the accompanying prospectus supplement, the certificates will be issued in definitive form and will be transferable and exchangeable at the office of the registrar identified in such prospectus supplement. No service charge will be made for any registration or transfer of the certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

Book-Entry Registration and Definitive Certificates

One or more tranches of the certificates will be issued as book-entry certificates, and these tranches will be represented by one or more certificates registered in the name of a nominee for the depository, DTC.

DTC is a limited-purpose trust company organized under the laws of the New York Banking Law, “a banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations, or Participants, and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, or Indirect Participants, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these beneficial owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, beneficial owners will receive payments after a distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on a distribution date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or beneficial owners. The only registered certificateholder will be Cede & Co., as nominee of DTC, and the beneficial owners will not be recognized by the certificate trustee as certificateholders under the certificate indenture. Beneficial owners will be permitted to exercise the rights of certificateholders under the certificate indenture, only indirectly through the Participants who in turn will exercise their rights through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts regarding the book-entry certificates and is required to receive and transmit distributions of interest on and principal of the book-entry certificates. Participants and Indirect Participants with which beneficial owners have accounts for book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective beneficial owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and banks, the ability of a beneficial owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions arising from its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing its interest.

DTC has advised the certificate trustee that it will take any action permitted to be taken by a certificateholder under the certificate indenture only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of various currencies, including United States dollars.

Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, subject to regulations by the Commission de Surveillance de Secteur Financier, which supervises Luxembourg banks. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customers, either directly or indirectly.

The Euroclear System was created in 1968 in Brussels to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Euroclear Bank SA/NV. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions, referred to as the Terms and Conditions, governing use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian Law. These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipt of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions for certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear Participants in compliance with the relevant system’s rules and procedures. These distributions will be subject to tax reporting in compliance with relevant United States tax laws and regulations. See “Material U.S. Federal Income Tax Consequences.” Clearstream customers will take any other action permitted to be taken by a certificateholder under the certificate indenture on behalf of a Clearstream customer and the Euroclear will take any other action permitted to be taken by a certificateholder under the certificate indenture on behalf of a Euroclear Participant only under its relevant rules and procedures and limited by its depositary’s ability to effect these actions on its behalf through DTC.

Cede & Co., as nominee for DTC, will hold the certificates. Clearstream will hold omnibus positions in the certificates on behalf of the Clearstream customers and Euroclear will hold omnibus positions in the certificates on behalf of the Euroclear Participants, in each case through customers’ securities accounts in their names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Transfers between the Participants will comply with DTC rules. Transfers between Clearstream customers and Euroclear Participants will comply with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear Participants, on the other, will be effected in DTC under DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system according to its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear Participants may not deliver instructions directly to their depositaries.

Because of time zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credit or any transactions in the securities settled during the processing will be reported to the relevant Clearstream customers or Euroclear Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

If any of DTC, Clearstream or Euroclear should discontinue its services, the certificate trustee would seek an alternative depository, if available, or cause the issuance of definitive certificates to the owners of certificates or their nominees in the manner described below.

Definitive certificates initially issued in book-entry form will be issued to beneficial owners or their nominees, rather than to DTC or its nominee only if:

•

the DTC advises the certificate trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the certificates and the certificate trustee is unable to locate a qualified successor; or

•

after the occurrence of an event of default under the certificate indenture, holders of certificates representing not less than 50% of the outstanding principal amount of certificates advise DTC in writing that the continuation of a book-entry system through DTC is no longer in the best interests of certificateholders.

If either of the events described in the immediately preceding paragraph occurs, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the beneficial owners. With the surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for registration, the certificate trustee will issue (or cause to be issued) to the beneficial owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the certificate trustee will recognize the holders of the Definitive Certificates as certificateholders under the certificate indenture.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE CERTIFICATES

The rate of principal payments, the amount of each interest payment and the final maturity date for each tranche of bonds, and, thus, a related portion of the certificates, will be dependent on the rate and timing of receipt of phase-in-recovery charge collections supporting the payment of such bonds. Higher than estimated receipts of phase-in-recovery charge collections will not, however, result in payment of principal on such bonds, and, thus, a related portion of the certificates, earlier than as reflected in the expected amortization schedule for such bonds. This is because receipts in excess of the amounts necessary to amortize the bonds in accordance with the applicable expected amortization schedules, to pay interest and premium, if any, on the bonds and to pay other approved financing costs, such as to fund or replenish the capital subaccount, will be allocated to the excess funds subaccounts under the related bond indentures. However, delayed receipts of phase-in-recovery charge collections may result in principal payments on the bonds, and, thus, a related portion of the certificates, occurring more slowly than as reflected in the expected amortization schedule or later than the related scheduled maturity dates.

The actual payments on each payment date for each tranche of bonds, and, thus, a related portion of the certificates, and the weighted average life thereof will be affected primarily by the rate and the timing of receipt of phase-in-recovery charge collections supporting the payment of such bonds. Amounts available in the excess funds subaccount and the capital subaccount for the bonds of a bond issuer will also affect the weighted average life of the bonds of that bond issuer, and, thus, a related portion of the certificates. The aggregate amount of phase-in-recovery charge collections and the rate of principal amortization on the bonds will depend, in part, on actual energy usage by customers of CEI, OE or TE, as applicable, and their respective rates of delinquencies and charge-offs. This is because the phase-in-recovery charges will be calculated based on estimates of usage and collections revenue. The phase-in-recovery charges for the customers of each Ohio Company will be adjusted from time to time based in part on the actual rate of phase-in-recovery charge collections. However, there can be no assurance that the servicers will be able to forecast accurately actual electricity usage and the rate of delinquencies, and charge-offs or implement adjustments to the phase-in-recovery charges that will cause phase-in-recovery charge collections to be received at any particular rate. See “Risk Factors—Servicing Risks—Inaccurate consumption forecasting might result in phase-in-recovery charges that result in inadequate collections to make scheduled payments on the bonds and, thus, scheduled distributions on the certificates.”

A payment on a date that is later than the expected final payment date might result in a longer weighted average life of the bonds, and, thus, a related portion of the certificates. In addition, if scheduled payments on the bonds are received later than the applicable scheduled payment dates, this might result in a longer weighted average life of the bonds, and, thus, a related portion of the certificates.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of the material U.S. federal income tax consequences to certificateholders, and is based on the opinion of Akin Gump Strauss Hauer & Feld LLP. Akin Gump Strauss Hauer & Feld LLP has advised the issuing entity that the description of the material U.S. federal income tax consequences in this summary is accurate in all material respects. The opinion of Akin Gump Strauss Hauer & Feld LLP is based on some assumptions and is limited by some qualifications stated in this discussion or in that opinion. This discussion is based on current provisions of the Internal Revenue Code of 1986 as amended, or the Internal Revenue Code, currently applicable Treasury regulations, and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to certificateholders.

This discussion applies to certificateholders who acquire the certificates at original issue for cash equal to the issue price of those certificates and hold the certificates as capital assets. This discussion does not address all of the tax consequences relevant to a particular certificateholder in light of that certificateholder’s circumstances, and some certificateholders may be subject to special tax rules and limitations not discussed below (for example, life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the code, broker-dealers, persons who hold the certificates as part of a hedge, straddle, “synthetic security,” or other integrated investment, risk reduction or constructive sale transaction and persons that have a “functional currency” other than the U.S. dollar). This discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to a certificate because that income is effectively connected with the conduct of a U.S. trade or business. Those holders generally are taxed in a manner similar to U.S. certificateholders; however, special rules not applicable to U.S. certificateholders may apply. In addition, except as described below, this discussion does not address any tax consequences under state, local or foreign tax laws.

YOU SHOULD CONSULT YOUR TAX ADVISER TO DETERMINE THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

As used in this summary, the term U.S. certificateholder means a beneficial owner of a certificate that is any of the following, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S. or any political subdivision of the U.S.;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The term non-U.S. certificateholder means a beneficial owner of a certificate that is not a U.S. certificateholder.

If an entity classified as a partnership for U.S. federal income tax purposes holds certificates, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding certificates, you should consult your tax advisers.

The sellers have not and will not seek any rulings from the Internal Revenue Service, or IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the certificates or that any such position would not be sustained.

Treatment of the Certificates

Based on certain assumptions and subject to certain qualifications, Akin Gump Strauss Hauer & Feld LLP will opine that (i) none of CEI, OE or TE will be treated as recognizing gross income upon the receipt of the financing order, the receipt of cash or other valuable consideration in exchange for the transfer of the phase-in-recovery property to the bond issuers, or the receipt of cash or other valuable consideration in exchange for the phase-in-recovery bonds issued by the bond issuers, (ii) the underlying bonds of each bond issuer will be treated as obligations of CEI, OE or TE, as the case may be, within the meaning of Revenue Procedure 2005-62, 2005-2 C.B. 507, (iii) the bond issuers will not be subject to U.S. federal income tax as entities separate from the sellers and (iv) the issuing entity will not be a classified as a corporation or a publicly traded partnership treated as a corporation, but will be treated as a grantor trust.

Based on the assumptions and subject to the qualifications stated herein, it is the opinion of Akin Gump Strauss Hauer & Feld LLP that the material U.S. federal income tax consequences to certificateholders are as follows:

Taxation of U.S. Certificateholders

In General

A U.S. certificateholder must allocate the purchase price for a certificate between the different underlying bonds represented by the certificate in proportion to the respective fair market values of the different underlying bonds on the purchase date. The amount allocated to any particular underlying bond will represent the initial adjusted basis of the U.S. certificateholder’s interest in that underlying bond. Thereafter, a U.S. certificateholder should calculate separately the items of income, gain, loss, deduction and credit with respect to the U.S. certificateholder’s interest in the different underlying bonds.

This discussion assumes that each certificate is issued in registered form. Moreover, this discussion assumes that any original issue discount on any underlying bond (that is, any excess of the stated redemption price at maturity of an underlying bond over its issue price) is less than a statutory minimum amount (equal to 0.25 percent of its stated redemption price at maturity multiplied by the underlying bond’s weighted average maturity), all as provided in the United States Treasury’s original issue discount regulations.

Payments of Interest

Stated interest on the underlying bonds will be taxable as ordinary interest income when received or accrued by U.S. certificateholders under their method of accounting. Generally, interest payable on the underlying bonds will constitute “investment income” for purposes of limitations under the Internal Revenue Code on the deductibility of investment interest expense.

Original Issue Discount

As noted above, this discussion assumes that any original issue discount on the underlying bonds is less than the statutory minimum amount. In that case, unless a special election is made to treat all interest on the underlying bonds as original issue discount, any such de minimis original issue discount generally will be taken into income by a U.S. certificateholder as gain from the retirement of an underlying bond (as described below under “—Sale or Other Taxable Disposition of Certificates”) ratably as principal payments are made on the underlying bond.

Sale or Other Taxable Disposition of the Certificates

If there is a sale, exchange, redemption, retirement or other taxable disposition of a certificate, a U.S. certificateholder generally will recognize gain or loss equal to the difference, if any, between (a) the amount of cash and the fair market value of any other property treated as received for the interest represented by the certificate in each underlying bond (other than amounts attributable to, and taxable as, accrued stated interest on the underlying bond) and (b) the U.S. certificateholder’s adjusted tax basis in the underlying bond. The amount of cash and property treated as received for each underlying bond will be the amount of cash and property received for the certificate allocated between the different underlying bonds based on their proportionate fair market values at the time the certificate is sold or otherwise disposed of. The U.S. certificateholder’s adjusted tax basis in each underlying bond generally will equal the amount of the purchase price allocated to the underlying bond upon purchase of the certificate, increased by any original issue discount included in income with respect to the underlying bond prior to its disposition and reduced by any payments reflecting principal or original issue discount previously received with respect to the underlying bond and any amortized premium with respect to the underlying bond. Gain or loss generally will be capital gain or loss if a certificate was held as a capital asset.

Medicare Tax on Unearned Income

A 3.8% tax is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, in both cases to the extent that net investment income exceeds a certain threshold. Among other items, “net investment income” generally includes interest and certain net gains from the disposition of property, less certain deductions.

Prospective holders should consult their own tax advisors with respect to such tax.

Non-U.S. Certificateholders

In general, a non-U.S. certificateholder will not be subject to U.S. withholding tax on interest (including original issue discount) on an underlying bond unless:

•	the non-U.S. certificateholder is a controlled foreign corporation that is related, directly or indirectly, to the issuer of the underlying bond through stock ownership;

•	the non-U.S. certificateholder is a bank which receives interest on the underlying bond as described in Code Section 881(3)(A); or

•	the non-U.S. certificateholder actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the issuer of the underlying bond entitled to vote.

In order for interest payments to qualify for the exemption from U.S. taxation described above (i) non-U.S. certificateholders must certify to the withholding agent on IRS Form W-8BEN (or appropriate substitute form), under penalties of perjury, that such non-U.S. certificateholder is not a U.S. person or (ii) if non-U.S. certificateholders hold the certificates through a financial institution or other agent acting on their behalf, such non-U.S. certificateholder must provide appropriate documentation to the agent and the agent then must provide certification to the withholding agent, either directly or through other intermediaries.

A non-U.S. certificateholder may also be exempt from U.S. withholding tax on interest if the non-U.S. certificateholder is entitled to the benefits of a U.S. treaty providing an exemption from such withholding and the non-U.S. certificateholder or its agent provides the withholding agent a properly executed W-8BEN (or an appropriate substitute form) evidencing eligibility for the exemption.

Generally, any gain or income realized by a non-U.S. certificateholder from the sale, exchange, redemption, retirement or other disposition of a certificate (other than gain attributable to accrued interest or original issue discount, which is addressed above) will not incur U.S. federal income tax liability, provided, in the case of a

non-U.S. certificateholder who is an individual, that such non-U.S. certificateholder is not present in the United States for 183 or more days during the taxable year in which a disposition of a certificate occurs. Exceptions may be applicable, and non-U.S. certificateholders should consult a tax adviser regarding the tax consequences of a disposition of a certificate.

Information Reporting and Backup Withholding

Some certificateholders may be subject to backup withholding, currently at the rate of 28%, on amounts payable to the certificateholder on the certificate, including principal payments. Generally, backup withholding will apply if the certificateholder fails to provide identifying information (such as the payee’s taxpayer identification number) in the manner required, or if the payee has failed to report properly the receipt of reportable interest or dividend payments and the IRS has notified the payor that backup withholding is required. Some certificateholders (including, among others, corporations and some tax-exempt organizations) generally are not subject to backup withholding.

Backup withholding and information reporting generally will not apply to a certificate issued in registered form that is beneficially owned by a non-U.S. certificateholder if the certification described above in “—Non-U.S. Certificateholders,” is provided to the withholding agent as long as the payor does not have actual knowledge that the non-U.S. certificateholder should be subject to such backup withholding and information reporting rules. Non-U.S. certificateholders should consult their tax advisers regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. The withholding agent may be required to report annually to the IRS and to each non-U.S. certificateholder the amount of interest paid to, and the tax withheld, if any, for each non-U.S. certificateholder, even if a certification is provided and U.S. federal income tax and backup withholding tax does not apply.

OHIO STATE TAXATION

In the opinion of Calfee, Halter & Griswold LLP, it is more likely than not that the following material Ohio tax consequences apply to holders of the certificates who receive or accrue interest or who sell, exchange, or otherwise dispose of certificates (referred to herein as Ohio certificate income):

1.	Ohio certificate income is subject to the Ohio Individual Income Tax. Ohio certificate income is sitused to the state of domicile of the recipient. Accordingly, a non-Ohio resident not otherwise subject to the Ohio Individual Income Tax would not incur liability under such taxes due to having realized Ohio certificate income.

2.	Ohio certificate income realized by most individuals and businesses is not subject to income taxes levied by municipal corporations in Ohio.

3.	Ohio School District Income Taxes for individuals may be assessed under two alternate methods. Ohio certificate income is subject to such tax under one alternate method of computing taxable income, but not under the other method.

4.	Ohio certificate income is subject to the Ohio Corporation Franchise Tax, to the extent computed on the net income basis. Other than certain financial institutions and their holding companies and other affiliates, few corporations remain subject to the Ohio Corporation Franchise Tax.

5.	Ohio certificate income is not subject to the Ohio Commercial Activity Tax if the certificates are capital assets of a holder, regardless of the length of time the certificates are held by the holder.

6.	Ohio no longer levies an ad valorem tax on intangible personal property held by individuals or most business entities, other than a limited class of financial institutions.

This discussion does not address the taxation of the issuing entity or the tax consequences of the purchase, ownership or disposition of the certificates under any state or local tax law other than that of the State of Ohio. You should consult your tax adviser regarding state and local tax consequences.

CERTAIN ERISA AND OTHER CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of our certificates by (i) an “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the U.S. Internal Revenue Code or provisions under Similar Law (which we define as certain governmental plans, church plans and non-U.S. plans, which while not subject to Title I of ERISA or Section 4975 of the U.S. Internal Revenue Code, may nevertheless be subject to other state, local, non-U.S. or other laws or regulations that would have the same effect as U.S. Department of Labor Regulations Section 2510.3-101, as modified by Section 3(42) of ERISA, or the Plan Asset Regulations, so as to cause our underlying assets to be treated as assets of an investing entity by virtue of its investment (or any beneficial interest) in us and thereby subject us to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the U.S. Internal Revenue Code), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of (i), (ii) and (iii), a Benefit Plan Investor).

This summary is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding our certificates on behalf of, or with the assets of, any employee benefit plan, consult with their counsel to determine whether such employee benefit plan is subject to Part 4 of Subtitle B of Title I of ERISA, Section 4975 of the U.S. Internal Revenue Code or any Similar Laws.

Section 3(42) of ERISA and the Plan Asset Regulations generally provide that when a Benefit Plan Investor subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the U.S. Internal Revenue Code, or a Covered Plan, acquires an equity interest in an entity that is neither a “publicly offered security” (as defined in the Plan Asset Regulations) nor a security issued by an investment company registered under the U.S. Investment Company Act, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by the Covered Plan is not significant or that the entity is an “operating company,” in each case as defined in Section 3(42) of ERISA and the Plan Asset Regulations.

For purposes of ERISA, equity participation in an entity by Covered Plans will not be “significant” if they hold, in the aggregate, less than 25% (or such higher percentage as may be specified by regulations of the Department of Labor) of the value of each class of equity interests of such entity, excluding equity interests held by any person (other than an Covered Plan) who has discretionary authority or control with respect to the assets of the entity or who provides investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates of such person.

The Plan Asset Regulations generally define an “operating company” to mean an entity that is primarily engaged, directly or through majority owned subsidiaries, in the production of a product or service other than the investment of capital.

The certificates are likely to be treated as “equity interests” in the issuing entity under the Plan Asset Regulations which provides that beneficial interests in a trust are equity interests.

It is anticipated (i) that the certificates will not constitute “publicly offered securities” for purposes of the Plan Asset Regulations, (ii) that the issuing entity will not be an investment company registered under the U.S. Investment Company Act and (iii) the issuing entity will not qualify as an operating company within the meaning of the Plan Asset Regulations. In addition, neither CEI, OE, TE, the certificate trustee, the underwriters nor any of their affiliates is required and does not intend to monitor whether investment in the certificates by Benefit Plan

Investors will equal or exceed the 25% (or higher) threshold for purposes of ERISA. Therefore, if the certificates are purchased with plan assets, the assets of the issuing entity may be deemed plan assets of the investing Benefit Plan Investors which, in turn, would subject the issuing entity and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code if Benefit Plan Investor participation is significant. Even though only minimal administrative activity is expected at the issuing entity level, it is likely that the issuing entity will interact with CEI, OE, TE, the certificate trustee, the underwriters and their affiliates. If CEI, OE, TE, the certificate trustee, the underwriters or any of their affiliates is a party in interest as defined in ERISA or a disqualified person as defined in the Code to a Benefit Plan Investor that purchases certificates, violations of the prohibited transaction rules could occur at the issuing entity level, unless a statutory or administrative exemption applies or an exception applies under the Plan Asset Regulations.

Whether or not the assets of the issuing entity are deemed to include “plan assets”, the acquisition and/or holding of certificates by a Benefit Plan Investor with respect to which the issuing entity, CEI, OE, TE, the certificate trustee, the underwriters or any of their affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of the certificates. These class exemptions include, without limitation, PTCE 75-1, which exempts certain transactions between a plan and certain broker dealers, reporting dealers and banks, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempts certain transactions between plans and parties in interests that are not fiduciaries with respect to the transaction could apply.

We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the certificates by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or statutory exemptions were deemed to apply, certificates may not be purchased with assets of any plan if the issuing entity, CEI, OE, TE, the certificate trustee, any underwriter or any of their affiliates:

•	has investment discretion over the assets of the plan used to purchase the certificate;

•

has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the certificate for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

•	unless PTCE 90-1 or 91-38 applied to the purchase and holding of the certificate, is an employer maintaining or contributing to the plan.

Because of the foregoing, the certificates may not be purchased or held by any person investing “plan assets” of any Benefit Plan Investor, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Without limiting the foregoing, each purchaser of certificates is deemed to represent, warrant and agree, that either (x) no part of the assets to be used to purchase or hold the certificates constitutes or will constitute the assets of any “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary requirements of Title I of ERISA, a plan that is subject to the prohibited transaction provisions of Section 4975 of the Code, an entity whose underlying assets include “plan assets” by reason of a plan investment in such entity (including but not limited to an insurance company general account), or any entity that otherwise constitutes a benefit plan investor within the meaning of the Plan Asset Regulations; or (y) that such purchaser’s purchase and holding of the certificates will not constitute or result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

In addition, fiduciaries and other plan investors should also consider the fiduciary standards under ERISA or other Similar Law in the context of the plan’s particular circumstances before authorizing an investment of plan assets in the certificates. Among other factors, fiduciaries and other plan investors should consider whether the investment:

•	satisfies the diversifications requirement of ERISA or other Similar Law;

•	complies with the plan’s governing instruments; and

•	is prudent in light of the “Risk Factors” and other factors discussed in this prospectus.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the certificates on behalf of, or with the assets of, any Benefit Plan Investor, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the certificates.

USE OF PROCEEDS

The issuing entity will use the entire proceeds received from the sale of the certificates, net of underwriting discount, to purchase the bonds from the bond issuers. Each bond issuer will use the net proceeds from the sale of its bonds to pay its share of the expenses of the issuance and sale of the bonds and the certificates and to purchase the phase-in-recovery property from its seller. The sellers will use the net proceeds from the sale of the phase-in-recovery properties primarily to repay outstanding debt. Net proceeds may also be used by any seller for other general corporate purposes to the extent set forth in the financing order.

PLAN OF DISTRIBUTION

The issuing entity may sell the certificates to or through the underwriters named in the accompanying prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in such prospectus supplement or the issuing entity may offer or place the certificates either directly or through agents. The bond issuers and the issuing entity intend that certificates will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the certificates may be made through a combination of these methods.

The distribution of certificates may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

In connection with the sale of the certificates, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell certificates to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the certificates may be deemed to be underwriters and any discounts or commissions received by them from the issuing entity and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any of these underwriters or agents, and describe any compensation we give them, in the accompanying prospectus supplement.

RATINGS

We expect that the certificates will receive credit ratings from NRSROs.

A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning NRSRO. Each rating should be evaluated independently of any other rating. No person is obligated to maintain its rating on the certificates, and accordingly, we cannot assure you that a rating assigned to any tranche of the certificates upon initial issuance will not be revised or withdrawn by an NRSRO at any time thereafter. If a rating of any tranche of the certificates is revised or withdrawn, the liquidity of that tranche may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the likelihood of any particular level of principal payments on the certificates other than payment in full of each tranche of the certificates by the applicable final maturity date, as well as the timely payment of interest.

Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsors with the requisite certification will have access to all information posted on a website by the sponsors for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the certificates. As a result, an NRSRO other than a hired NRSRO may issue Unsolicited Ratings which may be lower, and could be significantly lower, than the ratings assigned by a hired NRSRO. The Unsolicited Ratings may be issued prior to, or after, the closing date in respect of the certificates. Issuance of any Unsolicited Rating will not affect the issuance of the certificates. Issuance of an Unsolicited Rating lower than the ratings assigned by a hired NRSRO on the certificates might adversely affect the value of the certificates and, for regulated entities, could affect the status of the certificates as a legal investment or the capital treatment of the certificates. Investors in the certificates should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.

A portion of the fees paid by the sponsors to an NRSRO that is hired to assign a rating on the certificates is contingent upon the issuance of the certificates. In addition to the fees paid by the Ohio Companies to a hired NRSRO at closing, the sponsors may pay a fee to the NRSRO for ongoing surveillance for so long as the certificates are outstanding. However, no NRSRO is under any obligation to continue to monitor or provide a rating on the certificates. There can be no assurance that the credit ratings will be maintained.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we, the bond issuers and the sponsors have filed with the SEC relating to the certificates. This prospectus and the accompanying prospectus supplement describe the material terms of those documents that have been filed as exhibits to the registration statement that are material to the offering of the certificates. However, this prospectus and the accompanying prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov. You may also read and copy the registration statement, the exhibits and any other documents we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 on official business days between the hours of 10:00 a.m. and 3:00 p.m. You may obtain further information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of the filings or any information that has been incorporated by reference with the SEC at no cost, by writing to or telephoning us at the following address:

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

(800) 736-3402

Our SEC Securities Act file number is 333-187692-01 through -05.

To the extent that we are required to file such reports and information with the SEC under the Exchange Act, we will file (or any of the sponsors in its capacity as sponsor, will file on our behalf) annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K with the SEC. None of us, the bond issuers or the sponsors intend to file any such reports relating to the certificates and bonds following completion of the reporting period required by Rule 15d-1 of Regulation 15D under the Exchange Act, unless required by law. Unless specifically stated in any such report, the reports and any information included in any such report will neither be examined nor reported on by an independent public accountant. For a more detailed description of the information to be included in these periodic reports, please read “Description of the Bonds—Sellers Website Disclosure.”

The SEC allows us to “incorporate by reference” into this prospectus information that we, the bond issuers or the sponsors file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in a prospectus supplement or information that we, the bond issuers or the sponsors file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus any future filings which we, the bond issuers or the sponsors, solely in their capacity as sponsors, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the certificates, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under our name as issuing entity. Any statement contained in this prospectus, in the accompanying prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or the accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus supplement to the extent that a statement contained in this prospectus, the accompanying prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the accompanying prospectus supplement.

REPORTS TO HOLDERS

During any period when the issuing entity issues the certificates in book-entry form, CEI, OE and TE, acting as the servicers of the property securing the bonds, or a successor servicer to either, will provide periodic reports concerning the certificates. You may obtain copies of the periodic reports by requesting them from your broker or dealer. If you are the registered holder of the certificates, you will receive the reports from the certificate trustee. See “Description of the Bonds—Reports to Bondholders” and “Description of the Certificates—Reports to Certificateholders.”

LEGAL MATTERS

Certain legal matters relating to the issuing entity, bond issuers, the bonds and the certificates, including certain U.S. federal income tax matters, will be passed on by Akin Gump Strauss Hauer & Feld LLP, New York, New York, counsel to the issuing entity, the sellers and the bond issuers. Certain legal matters relating to the bonds and Ohio law will be passed upon by Calfee, Halter & Griswold LLP, Cleveland, Ohio, special local counsel to the sellers and the bond issuers. Certain legal matters relating to the issuing entity, the bond issuers and the certificates will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, Delaware counsel to the issuing entity and the bond issuers. Morgan, Lewis & Bockius LLP, New York, New York, is counsel to the underwriters. Morgan, Lewis & Bockius LLP has in the past represented, and continues to represent, the Ohio Companies and certain of their affiliates on other matters.

GLOSSARY OF DEFINED TERMS

Set forth below is a list of the defined terms used in this prospectus which, except as otherwise noted in a prospectus supplement, are also used in the accompanying prospectus supplement:

Bankruptcy Code means Title 11 of the United States Code, as amended.

Basic Documents means for any bond issuer, collectively, its bond indenture, the certificate indenture, the declaration of trust, its sale agreement, its servicing agreement, its administration agreement, its bond purchase agreement, the fee and indemnity agreement, the cross-indemnity agreement and the underwriting agreement.

Bond indentures means the indentures to be entered into between the respective bond issuers and the bond trustee, providing for the issuance of bonds, as the same may be amended and supplemented from time to time.

Bond issuers means, collectively, CEI Funding, OE Funding and TE Funding.

Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Columbus, Ohio or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

CEI means The Cleveland Electric Illuminating Company.

CEI Funding means CEI Funding LLC.

Clearstream means Clearstream Banking, Luxembourg, S.A.

Collection account means the segregated trust account relating to the bonds designated the collection account and held by the bond trustee under the indentures.

DTC means the Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear means the Euroclear System.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Financing costs has the meaning specified in Section 4928.23(E) of the Securitization Act and the financing order.

Financing order means, unless the context indicates otherwise, the financing order issued by the PUCO to the Ohio Companies on October 10, 2012, Case No. 12-1465-EL-ATS, as amended by the entry on rehearing issued by the PUCO on December 19, 2012 upon application for rehearing, and as further amended by the entry nunc pro tunc issued by the PUCO on January 9, 2013.

FirstEnergy means FirstEnergy Corp.

Fitch means Fitch Ratings, or its successor.

GWh means gigawatt hour.

Independent Director means an individual who (1) has prior experience as an independent director, independent manager or independent member, (2) is employed by a nationally-recognized company that provides professional independent directors and other corporate services in the ordinary course of its business, (3) is duly appointed as an independent director and (4) is not and has not been for at least five years from the date of his, her or its appointment, and will not while serving as independent director, be any of the following:

(i) a member, partner, equityholder, manager, director, officer or employee of a bond issuer or any of its equityholders or affiliates (other than as an independent director, independent manager or special member of a bond issuer or an affiliate of a bond issuer that is not in the direct chain of ownership of the bond issuer and that is required by a creditor to be a single purpose bankruptcy remote entity); provided, that the indirect or beneficial ownership of stock of a member or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent director;

(ii) a creditor, supplier or service provider (including provider of professional services) to a bond issuer, a member or any of their respective equityholders or affiliates (other than a nationally-recognized company that routinely provides professional independent directors and other corporate services to a bond issuer, a member or any of its affiliates in the ordinary course of its business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the independent manager or independent director of a “special purpose entity” affiliated with a bond issuer shall be qualified to serve as an independent director of a bond issuer, provided that the fees that such individual earns from serving as an independent manager or independent director of affiliates of a bond issuer in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the “special purpose provisions” in the limited liability company agreements of the bond issuers.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

Issuing entity means FirstEnergy Ohio PIRB Special Purpose Trust 2013.

kW means kilowatt.

kWh means kilowatt-hour.

Moody’s means Moody’s Investors Service, Inc., or its successor.

Nonbypassable means that phase-in-recovery charges cannot be avoided by any customer or other person obligated to pay such charges. Subject to the adjustment mechanism described in this prospectus, phase-in-recovery charges will apply to all customers of an electric distribution utility for as long as they remain customers of such electric distribution utility. If a customer of the electric distribution utility purchases electric generation service from a competitive retail electric service provider, the utility will collect the phase-in-recovery charges directly from that customer. If a customer of the utility subsequently receives retail electric distribution service from another electric distribution utility operating in the same service area, including by succession, assignment, transfer or merger, the phase-in-recovery charges will continue to apply to that customer.

NRSRO means a nationally recognized statistical rating organization.

OE means Ohio Edison Company.

OE Funding means OE Funding LLC.

Ohio Companies means, collectively, CEI, OE and TE.

Payment date means the date or dates on which interest and principal are to be payable on the certificates.

PUCO means the Public Utilities Commission of Ohio and any successor thereto.

Phase-in costs means the costs of an electric distribution utility recoverable through the issuance of bonds.

Phase-in-recovery charges means a seller’s phase-in-recovery charge designated pursuant to the financing order, as the same may be adjusted from time to time as provided in the financing order.

Phase-in-recovery property means the phase-in-recovery property that is created simultaneous with the sale of such property by a seller to the applicable bond issuer and continues to exist pursuant to and in accordance with paragraph VI.A(6) of the financing order and sections 4928.232, 4928.234 and 4928.2312 of the Securitization Act and is sold by a seller to the applicable bond issuer under a sale agreement.

Rating agencies means Moody’s, Standard & Poor’s and Fitch.

Regulation AB means the rules of the SEC promulgated under Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

Required capital level means the amount required to be funded in the capital subaccount of each bond issuer, which will equal 0.50% (in the case of each of CEI Funding LLC and OE Funding LLC) or 1.75% (in the case of TE Funding LLC) of the principal amount of bonds issued by each bond issuer.

Retail customer means a retail end user of electricity and related services provided by a retail electric service provider via the transmission and distribution system of a utility such as CEI, OE and TE.

Retail electric customer means a retail customer within CEI’s, OE’s and TE’s service territory, as the case may be.

SEC means the U.S. Securities and Exchange Commission (and any successor thereto).

Securitization Act means the Ohio House Bill 364, as passed by the Ohio legislature in December 2012 and effective on March 22, 2012, which enacted Ohio Revised Code §§ 4928.23 through 4928.2318.

Standard & Poor’s means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., or its successor.

Statutory Trust Act means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C., § 3801 et seq., as the same may be amended from time to time and any successor statute.

TE means The Toledo Edison Company.

TE Funding means TE Funding LLC.

Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

Trust Indenture Act means the Trust Indenture Act of 1939, as amended.

Trust property means, all bonds of each of the bond issuers held as the property of the issuing entity and all monies at any time paid thereon and all monies due and to become due thereunder, all rights of the certificate trustee or the certificate issuer, as holder of such bonds, in and to the collateral of each such bond issuer and any proceeds thereof, all funds and investment property from time to time deposited in the certificate account for each tranche of certificates, each certificate account for such tranche of certificates, all proceeds from the sale by the certificate trustee pursuant to Article V of the certificate indenture of bonds of any bond issuer and all amounts recovered by the certificate trustee from the institution by the certificate trustee of any judicial proceeding pursuant to section 5.03 of the certificate indenture, and all proceeds of each of the foregoing.

$

FirstEnergy Ohio PIRB Special Purpose Trust 2013

Issuing Entity

CEI Funding LLC

OE Funding LLC

TE Funding LLC

Issuers of the Bonds

The Cleveland Electric Illuminating Company

Ohio Edison Company

The Toledo Edison Company

Sponsors, Sellers, Initial Servicers and Depositors

Pass-Through Trust Certificates

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

Citigroup	Credit Agricole Securities	Goldman, Sachs & Co.

Co-Managers

Barclays	BofA Merrill Lynch	RBS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.